UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Adobe Inc.
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Adobe Inc.

Notice of 2021 Annual Meeting of Stockholders
and Proxy Statement

A Message from
Our Chairman, President and CEO

To our stockholders, customers, employees, and partners,
In 2020, our world changed forever. We experienced the largest health crisis of our generation, were reminded of the long road ahead to racial justice, and witnessed the stark impacts of climate change. While these realities persist in 2021, the new year represents an opportunity to reflect on the unity, purpose, and hope that emerged. Around the globe, people came together to help slow the spread of COVID-19. Human ingenuity and science prevailed, with vaccines and therapies developed in record time. Companies, leaders, and communities pledged their commitment to foster a more equal and diverse world for everyone. We witnessed the power of digital to connect us, enable us to speak out, and fuel every aspect of how we live, learn, work, and play.
Adobe’s mission – to Change the World Through Digital Experiences – proved to be more relevant than ever. The benefits of our innovation help millions across the globe – from the creative professional, to students, governments, small businesses, and the largest multinational enterprises –create, be productive, and develop and deliver the world’s best digital experiences.
Our resilience is rooted in an unwavering focus on our employees, groundbreaking innovation, and our purpose, which is to harness the best of Adobe to make a significant impact in the world. It is this clarity that has driven our continued growth and success, making Adobe one of the most trusted and revered brands around the globe.
A Momentous 2020
People come first, and our top priority remains the health and wellbeing of our employees. Adobe took swift action to direct teams to work from home, suspend travel, and cancel in-person events. We pledged no layoffs and undertook a companywide reprioritization exercise to ensure we were focused on the initiatives that would drive the most long-term impact. We increased the frequency of our communications, surveyed employees regularly, and rolled out new benefits and programs to meet their needs. Our employee engagement numbers have actually increased over the last year, a testament to our strong culture and values.
To help our customers make the transformational shift to digital overnight, we provisioned 30 million students at home with Adobe Creative Cloud and provided teachers with distance learning support. We offered our web-based PDF services on Adobe.com to assist with document productivity while working from home. We implemented a rapid response program to help governments digitize critical workstreams and engage with their constituents during a pivotal time.
As a product company at our core, Adobe’s innovation engine continued to fire on all cylinders. In Adobe Creative Cloud, we delivered significant product innovation that extended our applications to multiple surfaces and broke new ground in emerging categories, while improving customer engagement. In Adobe Document Cloud, we introduced Liquid Mode, which harnesses the power of Adobe Sensei, our artificial intelligence and machine learning technology, to decipher unstructured PDFs and make them responsive on mobile devices. We delivered more capabilities for document verbs – editing, sharing, scanning, and signing – across desktop, web, mobile, and through frictionless PDF services. In Adobe Experience Cloud, we launched new capabilities in Adobe Experience Platform to expand real-time customer profiles, Intelligent Services to further the use of artificial intelligence in organizations, and Customer Journey Analytics to unify and activate cross-channel data. We closed our acquisition of Workfront, the leading work management platform for marketers, furthering our vision to establish an industry-leading marketing system of record.
As the digital experiences company, we paved the path to leadership and innovation in a digital economy. Adobe MAX, our annual creativity conference, was an around-the-clock digital event like none other, featuring some of the biggest names in creativity and garnering 21 million views. Harnessing data from trillions of transactions powered by Adobe Experience Cloud, we provided a unique, real-time assessment of the economy with the Adobe Digital Economy Index, giving companies a view of digital commerce trends to help them manage their businesses in a dynamic market.

Our leadership extends to not only what we do, but how we do it. We were a top riser on Interbrand’s Best Global Brands list for the 5th year in a row, consistently named a best place to work globally, and a leader in diversity and sustainability through the Bloomberg Equality Index, CDP Climate Change A List, and Dow Jones Sustainability Index. We earned the top spot in Fortune’s Blue Ribbon list for appearing on seven of its ten most rigorous annual rankings.
All of this culminated in another strong fiscal year for Adobe. We achieved $12.87 billion in revenue, representing 15% year-over-year growth. We surpassed $10 billion in Digital Media ARR in Q4, marking a significant milestone. We generated a massive $5.73 billion in cash flows from operations and continue to create tremendous shareholder value. Our strong financial discipline and ability to drive top and bottom-line growth at scale is unparalleled, and we are well-positioned to capture the expansive market opportunities ahead of us.
Growth Strategy
Adobe has always been relentlessly focused on looking around the corner, driving towards the next big market opportunity to solve customer challenges and anticipate their needs. Our bold ambitions, combined with world-class execution, have enabled our continuous growth for nearly four decades.
Today, every industry is experiencing a tectonic shift towards all things digital at an unprecedented pace, and Adobe is the leader in three massive, growing categories – creativity, documents, and customer experience management – all of which are at the nexus of this digital revolution. Our strategy of Unleashing Creativity, Accelerating Document Productivity, and Powering Digital Businesses is driving our success across every geography and audience.
Last year, we saw the profound ability creativity has to empower people to connect, learn, and cope. Everyone – from the individual creative using art to advocate for change, to the student submitting their next school assignment, to the creative professional designing a website – has a story to tell. Content is fueling the global economy, with new devices, channels, and modalities leading to an explosion of content creation and consumption. With Adobe Creative Cloud, we are Unleashing Creativity – giving anyone, anywhere the tools to express their creativity. We are the leader in core creative categories like photography, design, video, and illustration, and we are expanding our leadership in emerging categories like screen design and immersive media. We are building solutions for every surface and system and making the creative process more collaborative and seamless across mediums. Applications like Illustrator for iPad, Photoshop Camera, Rush, and Spark are expanding our customer universe, advancing our vision to democratize creativity.
The shift to remote work has made digital workflows even more mission-critical in powering the modern business. The paper-to-digital transformation is accelerating, and cloud and mobile are reshaping how we work, enabling greater collaboration and efficiencies across dispersed teams. With Adobe Document Cloud, we are Accelerating Document Productivity, reinventing how people view, share, and engage with documents. Our mission is to enable all document actions – what we call Acrobat verbs – to be frictionless across web and mobile, leveraging our ubiquitous PDF format. Through Adobe Sensei, our artificial intelligence and machine learning technology, we are deciphering trillions of unstructured PDFs to unlock their value. Supported with a rich set of APIs, Adobe Document Cloud provides a cloud ecosystem that is revolutionizing how applications and services are built.
Every business has become a digital business, and the imperative for customer experience management has never been more real. With Adobe Experience Cloud, we are Powering Digital Businesses of all sizes, giving them everything they need to design and deliver great customer experiences at scale. Adobe Experience Cloud is the most comprehensive set of market-leading solutions across content and commerce, customer journey management, data and insights, and work management, all powered by the Adobe Experience Platform. To further our value proposition, we are investing in artificial intelligence and machine learning, delivering next-generation applications and services on the Adobe Experience Platform, and accelerating the integration of our offerings. Re-architecting systems around the customer requires strong integration across the C-Suite. Building on our deep partnership with the CMO, we are expanding our focus to the CIO and across the C-Suite to enable exceptional experiences at every stage of the customer journey.
Ethics and Integrity
As our products become increasingly ubiquitous and we bring transformational technologies to bear, we are committed to Digital Citizenship – the responsible use of technology for the good of our customers and society – in areas such as content authenticity, artificial intelligence ethics, privacy, and security.
With the velocity of content increasing every day, digital provenance is more critical than ever. We are leading the Content Authenticity Initiative (CAI) with numerous partners in hardware, software, publishing, and social media, establishing the standard for transparency and attribution across the entire content ecosystem. Last year, we introduced the CAI attribution tool, providing an easy way for creators to securely attach information about how a piece of content was edited. We started with Photoshop and Behance and plan to expand into other Adobe Creative Cloud applications this year.

Data is fundamental to how the world connects today, and we uphold high standards of responsibility on privacy and data ethics. We have created a set of artificial intelligence principles on the tenets of responsibility, accountability, and transparency to ensure that artificial intelligence is used responsibly and does not reinforce biases that may exist in data. All new artificial intelligence features and products will be reviewed under these principles.
Adobe’s privacy-by-design approach proactively incorporates privacy and certified security controls into product development that meet regulations. We provide our enterprise customers with tools that enable them to manage their consumers’ information, and our enterprise solutions are CCPA and GDPR ready. We believe that data, when used with consumer consent, trust, and transparency, can result in hyper-personalized experiences that deliver tremendous customer value.
People Are Our Greatest Asset
None of this would be possible without our 22,000+ employees around the globe, who are rallied around our mission and strategy – to create products and experiences that inspire people, transform industries, and move the world forward. I remain incredibly proud of how our employees have navigated this time with resilience, dedication, and support for one another.
It is our belief that everyone deserves equal treatment and opportunity, and that building a diverse and inclusive workplace that is reflective of the world we live in is not only the right thing to do, but essential to ensuring that our employee base represents the broad range of customers that Adobe serves.
Our commitment to people is cemented in our long track record of progressive people-centered benefits and programs, continued investment in the growth and development of our employees around the world, and vibrant employee community networks, which amplify the diverse backgrounds among us and foster an enriched culture of belonging.
We achieved global gender pay parity in October 2018, and in September 2020, we reaffirmed that we have maintained global gender pay parity and announced that we achieved pay parity between employees from underrepresented minority (URM) groups and non-URM employees in the U.S. We have taken our efforts one step further to introduce “opportunity parity,” which examines fairness in promotions and horizontal movement across demographic groups.
Last year, together with our Black employees, we formed the “Taking Action Initiative,” our strategy to accelerate the representation, development, and success of the Black community across hiring and recruiting, growth and advancement, advocacy, community, and data transparency.
We believe that greater representation leads to a virtuous cycle of more role models, advancement, and growth – a playbook that we can scale globally. We have declared a set of aspirational goals to continue to increase global diversity; increase women in leadership positions to 30 percent globally by 2025; double U.S. underrepresented minorities in leadership positions by 2025; and double Black representation as a percentage of U.S. employees by 2025.
To help us achieve our goals, we invested in a Diversity Talent Acquisition team to recruit diverse talent and are increasing our investment in partnerships with diverse institutions to build a strong pipeline.
Looking ahead, we know that the way we work has changed forever. We believe that the future of work for Adobe will be hybrid, leveraging the best of in-person interactions to collaborate and innovate, while utilizing the flexibility that comes with working from home. We will double down on our own digital transformation, making digital tools even more central to how we work. Most importantly, continuing to foster our industry-leading culture and the growth and impact of our people will remain a top priority, regardless of how and where we work.
Purpose At Our Core
Adobe’s mission has always been to create products that empower people to change the world. Our purpose is anchored on harnessing our people, platform, creativity, and innovation to make lasting change in the areas where we can uniquely make the most impact.
Digital literacy is a fundamental skill and we want to empower every voice with the tools, skills, and platform to achieve their goals. We invest in a number of programs to propel talented people to the next stage of their careers, such as the Adobe Digital Academy, Adobe Women-in-Technology Scholarship, and The Design Circle Scholarship Initiative, all of which provide skills and mentorship, products, and resources to prepare candidates for roles in technology and design. Adobe is the first brand to create the Women at Sundance Fellowship, and we are a sponsor of the Sundance Ignite Fellowship, both of which give emerging filmmakers the opportunity to develop their craft. Our newly launched Diverse Voices platform highlights the stories of diverse creators, providing a single destination for inspiration, education, and connection.
We abide by a set of inclusive design principles to make our products more accessible. Adobe Color aids individuals with colorblindness or other visual color deficiencies. Liquid Mode, a capability in Adobe Acrobat, deciphers unstructured PDFs to make them more responsive and readable. In partnership with scientists and researchers, we launched a new effort that uses artificial intelligence, machine learning, and digital tools to give readers of all levels the ability to customize their PDF reading experience, improving speed, accuracy, and reading comprehension.
Our commitment to sustainability extends across our products, operations, and advocacy. Adobe technology enables cloud-based software delivery, paperless workflows, and virtual collaboration, allowing our customers to create a more sustainable future. We have seen this especially pronounced during the pandemic. The U.S. Census used Adobe Experience Cloud to power the first Digital Decennial Census in 2020. Ben & Jerry’s used Adobe Creative Cloud to create 3D renderings of ice cream pints in a virtual photoshoot, eliminating expenses and emissions that come with physical photoshoots. Financial institutions have leveraged Adobe Sign to process loans and other essential operations online, reducing their carbon footprint.
We furthered our commitment to address climate change by raising our Science-Based Targets to “well-below 1.5°C” — the most ambitious designation available through the Science-Based Target Initiative process. We made significant progress on our goal to be on 100 percent renewable energy by 2035, helping to implement a green tariff in our Utah office and signing a load-matched 100 percent renewable electricity agreement for our California operations, which will commence in mid-2021. We were proud to join “Recover Better,” an initiative calling on businesses and governments to put climate action at the forefront of COVID-19 recovery efforts, as well as the LEAD on Climate 2020 initiative, which advocates for long-term solutions to climate change.
In 2020, Adobe invested over $86 million in our communities through our philanthropy, volunteer, and product donation programs. Our corporate social responsibility programs (CSR) served over 71,000 non-profits worldwide, reaching 1.6 million underserved people. 70 percent of employees participated in our CSR programs, giving their time and talents to the most pertinent issues facing our societies. As an example, one group of employees produced and distributed over 150,000 3D-printed face shields for healthcare workers. It is our employees’ creativity and compassion that is most inspiring.
Looking Ahead
Adobe has the right strategy, applied to an exceptional opportunity — we expect our total addressable market to be $147 billion in 2023 and plan to surpass $15 billion in revenue in FY21. Our proven capability to create and lead categories, expansive customer universe, industry-leading products, talented employees, and world-class financial discipline give us an unmatched competitive advantage.
Adobe’s best days are ahead of us, and I remain more optimistic than ever that human ingenuity, science, and technology will win, resulting in a brighter future for all of us.
Thank you for being on this journey with us.

Sincerely,
Shantanu Narayen
Chairman, President & CEO
Adobe Inc.

Notice of
Annual Meeting of Stockholders

Date & Time	Location	Record Date
Tuesday, April 20, 2021 9:00am Pacific Time	Virtual www.virtualshareholdermeeting.com/ADBE2021	Close of business on February 22, 2021
A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal executive offices at 345 Park Avenue, San Jose, California 95110 for the ten days prior to the meeting for any purpose related to the meeting, and will be available during the entire time of the virtual meeting.

ITEMS OF BUSINESS		BOARD RECOMMENDATION
1.	Elect eleven members of our Board of Directors named herein to serve for a one-year term.	FOR each director nominee
2.	Approve the 2019 Equity Incentive Plan, as amended, to increase the available share reserve by 6,000,000 shares.	FOR
3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on December 3, 2021.	FOR
4.	Approve, on an advisory basis, the compensation of our named executive officers.	FOR
You may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/ADBE2021. There is no physical location for the Annual Meeting. For more information about the Annual Meeting, please see page 81 of the proxy.
Your vote is important. Please vote as soon as possible. You may vote your shares using the methods below.

Vote in Advance of the Meeting		Vote Online During the Meeting

:	Go to proxyvote.com and enter the 16-digit control number found in your Notice of Internet Availability or proxy card.	See “Information about the Meeting, Voting, and Proxies – Participating in Our Virtual Annual Meeting” on page 82 for more information.

(	Call toll-free 1-800-690-6903.

+	Sign, date and return the proxy card or voting instruction form you received by mail.

By order of the Board of Directors,

Dana Rao Executive Vice President, General Counsel & Corporate Secretary
March 5, 2021
San Jose, California

Proxy Statement for the
2021 Annual Meeting of Stockholders

2021 Proxy Statement | i

ii | Adobe Inc.

Proxy Summary

The proxy materials, which include this proxy statement, proxy card, Notice of Annual Meeting of Stockholders, and our 2020 Annual Report on Form 10-K, are being distributed and made available on or about March 5, 2021. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2021 Annual Meeting.

This summary does not contain all of the information you should consider. Please read this entire proxy statement carefully before voting.
Fiscal Year 2020 Financial Highlights

REVENUE	GAAP DILUTED EPS	NON-GAAP DILUTED EPS*
$12.87B	$10.83	$10.10
↑ 15% from FY2019	↑ 81% from FY2019	↑ 28% from FY2019

OPERATING CASH FLOW	GAAP OPERATING INCOME	NON-GAAP OPERATING INCOME*
$5.73B	↑30%	↑24%
during FY2020	from FY2019	from FY2019

DIGITAL MEDIA REVENUE	DIGITAL EXPERIENCE REVENUE	STOCK REPURCHASES
$9.23B	$3.13B	$3.0B
↑ 20% from FY2019	↑ 12% from FY2019	returned to stockholders in FY2020

* Annex A includes a reconciliation of non-GAAP diluted EPS and non-GAAP operating income to diluted earnings per share (“EPS”) and operating income, reported under accounting principles generally accepted in the United States (“GAAP”).
Stockholder Engagement
Adobe has a history of actively engaging with our stockholders and regularly assessing our corporate governance, executive and director compensation, and sustainability practices. Our Investor Relations team regularly meets with investors, prospective investors, and investment analysts. Meetings can include participation by our management team, and at times, our Lead Director and other members of our Board of Directors (the “Board”). Our head of Investor Relations regularly communicates topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making.

Since our 2020 Annual Meeting, we have sought meetings with stockholders that collectively hold greater than 40% of our outstanding shares as part of our stockholder engagement efforts. Topics that we discussed with stockholders during our fiscal year 2020 outreach include:

•Business strategy	•Financial performance	•Executive & director compensation
•The Content Authenticity Initiative	•Human capital and talent	•Diversity and Inclusion programs
•Workforce & ESG disclosures	•Renewable energy and sustainability	•Accessibility and digital inclusion
2021 Proxy Statement | 1

Board Highlights
Director Nominees and Committee Membership
The following table sets forth the name, role, age as of March 5, 2021, tenure, and committee assignments for each of our eleven director nominees at the 2021 Annual Meeting. Each director is elected annually by our stockholders.

					COMMITTEE MEMBERSHIPS(1)
NAME	ROLE	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	EXECUTIVE COMPENSATION	NOMINATING AND GOVERNANCE
Amy Banse	Director	61	2012	Yes		C	M
Melanie Boulden	Director	48	2020	Yes		M
Frank Calderoni	Lead Director	63	2012	Yes			C
James Daley	Director	79	2001	Yes	M
Laura Desmond	Director	56	2012	Yes		M
Shantanu Narayen	Chairman	57	2007	No
Kathleen Oberg	Director	60	2019	Yes	C		M
Dheeraj Pandey	Director	45	2019	Yes	M
David Ricks	Director	53	2018	Yes		M
Daniel Rosensweig	Director	59	2009	Yes	M
John Warnock	Director	80	1983	Yes

C	Chair	M	Member
(1)    If director nominees are elected by stockholders, committee composition immediately following the 2021 Annual Meeting will be unchanged.
Corporate Governance Highlights

•Strong board independence (10 of 11 director nominees are independent)	•Independent lead director
•All committee members are independent	•All directors stand for election annually
•Majority vote standard for uncontested director elections	•Bylaws provide for proxy access for stockholders
•Single class of stock with equal voting rights	•Robust stock ownership requirements for executive officers and directors
•Stockholder right to call a special meeting	•All current Audit Committee members are audit committee financial experts under SEC rules
•Simple majority vote standard for charter/bylaw amendments	•Regular board and committee evaluations
2 | Adobe Inc.

Age, Tenure and Board Diversity

*Excluding co-founder John Warnock, who has served on the Board since the Company’s inception, the remaining ten nominees have an average tenure of 8.1 years.	**Underrepresented communities as defined in California AB 979
Director Attributes

EXECUTIVE LEADERSHIP	GLOBAL LEADERSHIP	TECHNOLOGIST
11 director nominees	11 director nominees	3 director nominees

BUSINESS DEVELOPMENT & STRATEGY	SALES, MARKETING & BRAND MANAGEMENT	FINANCE OR ACCOUNTING
11 director nominees	4 director nominees	10 director nominees

LEGAL OR REGULATORY	OPERATIONS	PUBLIC COMPANY BOARD SERVICE
4 director nominees	11 director nominees	8 director nominees
2021 Proxy Statement | 3

Executive Compensation Highlights
Compensation Practices

What we do		What we don’t do
✓	Pay for Performance. Our executives’ total compensation is designed to pay for performance and is comprised of elements that address both short-term and long-term financial performance.	✗	Our Insider Trading Policy, which applies to all employees, officers, and directors, prohibits transactions involving pledging, hedging, or short sales of Adobe equity.
✓	Independent Compensation Consultant. The Compensation Committee engages its own independent compensation consultant to advise on executive and non-employee director compensation matters.	✗	We do not provide golden parachute excise tax gross-up payments.
✓
Annual Compensation Peer Group Review.
The Compensation Committee reviews the composition of our compensation peer group annually and makes adjustments to the composition of that peer group, if deemed appropriate.
		✗	We do not provide defined benefit pension plans, supplemental executive retirement plans, or retiree health benefits.
✓	Annual Say-on-Pay Vote. We conduct an annual advisory vote on the compensation of our NEOs. At our 2020 Annual Meeting, more than 93% of the votes cast approved the 2019 compensation of our NEOs.	✗	Our equity plans do not include an evergreen feature that would automatically replenish the shares available for issuance.
✓	Clawback policy. We have a clawback policy for performance-based incentive compensation of our executive officers.
✓	Robust Stock Ownership Guidelines. We have robust stock ownership requirements for our directors and officers at the Senior Vice President level and above.

Total Direct Compensation

4 | Adobe Inc.

Board of Directors &
Corporate Governance

Our Board of Directors
Our business is managed under the direction of our Board, which is currently composed of eleven members. Adobe’s stockholders elect our Board members annually, and, with the exception of Melanie Boulden, who was appointed to the Board on October 2, 2020, all of our current directors were elected by our stockholders, and all directors are serving a term that expires at the 2021 Annual Meeting. See the “Proxy Summary—Board Highlights” section for information on the composition of our Board.
The following table highlights the number of our director nominees who share certain categories of attributes and experiences that uniquely qualify them to serve on our Board. We believe the diversity of experiences and qualifications represented by our directors is critical to Adobe’s success. We have narrowly tailored and defined these categories, although inclusion in certain categories will in many cases provide experience and expertise covered by other categories. For example, directors with CEO experience will also have gained significant exposure to operational and regulatory issues.

Attributes and Experience of Director Nominees
11	Executive Leadership	Directors who have served as a founder, CEO, or CEO-equivalent, senior executive, or business unit leader of a company with a deep understanding of company offerings and industry
11	Global Leadership	Directors with leadership experience in a global company overseeing non-U.S. operations, diverse economic landscapes, and working with various cultures
3	Technologist	Directors with extensive experience in software products, services, engineering, or development, computer science, information technology, cyber-security, or technology research and development
11	Business Development & Strategy	Directors with expertise in strategic planning, mergers and acquisitions, growth strategies, or business expansion
4	Sales, Marketing & Brand Management	Directors with specific and extensive career experience focusing on sales management, marketing campaign management, marketing/advertising products and services, or public relations
10	Finance or Accounting	Directors with a deep understanding of finance, accounting principles and methodologies, financial reporting, financial management, capital markets, financial statements, audit processes and procedures, or internal financial controls
4	Legal or Regulatory	Directors with governmental policy, legal knowledge, or experience with compliance and regulatory issues within a public company or a regulatory body, including any individual who has a CPA, JD, or significant CFO experience
11	Operations	Directors having expertise in business operations management, supply chain management, integration, or distribution
8	Public Company Board Service / Governance	Directors who currently serve, or have served, on other public company boards
2021 Proxy Statement | 5

Considerations in Evaluating Director Nominees
    The Board identified the following general criteria for consideration when evaluating board member nominees, and composition of the Board:

•Exercises logical, thorough, objective, sound and rational judgment when representing the best interests of all Adobe stockholders
•Possesses experience and expertise relevant to expanding the breadth of the Board’s collective knowledge, skill set and attributes
•Proves and reinforces board member’s commitment to achieving Adobe’s long-term objectives by prioritizing and investing the attention necessary to fulfill Board membership-related duties, attendance obligations and responsibilities
•Maintains and increases diversity in professional experience, personal experience, expertise, culture, race, ethnicity and gender among the Board members
•Understands elements relevant to the success of a publicly-traded company, including the importance of best practices in corporate governance
•Demonstrates integrity and ethics in such candidate’s personal and professional life
6 | Adobe Inc.

Director Nominees
for Election for a One-Year Term Expiring in 2022

Amy Banse
Age: 61 Director since 2012. Other Public Company Boards: The Clorox Company Lennar Corporation	Committees: Executive Compensation (chair), Nominating and Governance

Biography:
Ms. Banse currently serves as Senior Advisor to Comcast Corporation, a global media and technology company where she previously held the positions of Executive Vice President, Comcast Corporation, and Managing Director and Head of Funds, Comcast Ventures. Prior to that role, Ms. Banse was President of Comcast Interactive Media (CIM), a division of Comcast responsible for developing Comcast's online strategy and operating Comcast's digital properties, including Fandango, Xfinity.com and Xfinitytv.com. She joined Comcast in 1991 and spent the early part of her career at Comcast overseeing the development of Comcast's cable network portfolio. She received a B.A. from Harvard and a J.D. from Temple University School of Law.
As the former Managing Director and Head of Funds for Comcast Ventures and Executive Vice President, Comcast Corporation, as well as her prior executive positions, including President of CIM, Ms. Banse has extensive executive leadership experience and extensive knowledge of financial and strategic issues. She also brings to the Board a deep expertise in global media and technology organizations in online business.

Melanie Boulden
Age: 48 Director since 2020.	Committees: Executive Compensation

Biography:
Ms. Boulden currently serves as Chief Marketing Officer of Coca-Cola North America (CCNA) and provides oversight to its multibillion dollar portfolio that includes brands like Coca-Cola, Sprite, Smartwater and Honest Tea. Prior to her role as Chief Marketing Officer of CCNA, Ms. Boulden was President of the Stills Business Unit and led CCNA’s water, active hydration, tea and coffee businesses. Before joining Coca-Cola in August 2019, Ms. Boulden was the global head of Marketing and Brand Management at Reebok, where she reignited Reebok’s connection to pop culture, entertainment, fitness and fashion. She also served as senior vice president of Global Marketing at Crayola and spent several years at Kraft Foods and Henkel Consumer Goods in various marketing and general management positions. She has been recognized as one of Ad Age’s 2019 U.S. Women to Watch. Ms. Boulden holds a B.S. from Iowa State University and an M.B.A. from The University of Iowa.
With her current role as Chief Marketing Officer of CCNA, together with her previous roles crafting some of the world’s most well-known brands, Ms. Boulden brings to the Board extensive experience and deep expertise in global marketing and brand management.

2021 Proxy Statement | 7

Frank Calderoni Lead Director
Age: 63 Director since 2012. Lead Director since 2020. Other Public Company Boards: Anaplan, Inc. Palo Alto Networks, Inc. (2016 to 2019)	Committees: Nominating and Governance (chair)

Biography:
Mr. Calderoni currently serves as the President and Chief Executive Officer of Anaplan, a planning and performance management platform provider. Prior to joining Anaplan in January 2017, he served as Executive Vice President, Operations and Chief Financial Officer at Red Hat from June 2015 to December 2016. Until June 2015, he was an Executive Advisor at Cisco, a designer, manufacturer and seller of IP-based networking and other products related to the communications and information technology industry. From 2008 to January 2015, Mr. Calderoni served as Executive Vice President and Chief Financial Officer at Cisco, managing the company's financial strategy and operations. He joined Cisco in 2004 from QLogic Corporation, a storage networking company where he was Senior Vice President and Chief Financial Officer. Prior to that, he was Senior Vice President, Finance and Administration and Chief Financial Officer for SanDisk Corporation, a flash data storage company. Before joining SanDisk, Mr. Calderoni spent 21 years at IBM, a global services, software and systems company, where he became Vice President and held controller responsibilities for several divisions within the company. Mr. Calderoni holds a B.S. in Accounting and Finance from Fordham University and an M.B.A. in Finance from Pace University.
As a result of his position at Anaplan, as well as his past service as chief financial officer of publicly traded global technology companies, Mr. Calderoni brings to the Board abundant financial expertise that includes extensive knowledge of the complex financial and operational issues facing large global companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He provides the Board and Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his senior executive positions, Mr. Calderoni has demonstrated his global leadership and business acumen.

James Daley
Age: 79 Director since 2001. Other Public Company Boards: The Guardian Life Insurance Company of America (1998 to 2016)	Committees: Audit

Biography:
Mr. Daley has been an independent consultant since his retirement in July 2003 from Electronic Data Systems Corporation (EDS), an information technology service company. Mr. Daley served as Executive Vice President and Chief Financial Officer of EDS from March 1999 to February 2003, and as its Executive Vice President of Client Solutions, Global Sales and Marketing from February 2003 to July 2003. From 1963 until his retirement in 1998, Mr. Daley was with Price Waterhouse, where he served as Co-Chairman-Operations and Vice-Chairman-International from 1988 to 1998. From 1985 to 1997 he was a member of the U.S. firm's Policy Board and from 1990 to 1998 a member of the firm's World Board. Mr. Daley holds a B.B.A. from Ohio University where he served for over twenty years as a Trustee of The Ohio University Foundation, including Chairing its Board of Trustees from 1997 to 2002.
With more than 35 years of service with the international accounting firm Price Waterhouse, as well as his past service as the Chief Financial Officer of a publicly traded global technology company, and his board level experience with Price Waterhouse, The Guardian Life Insurance Company of America and The Ohio University Foundation, Mr. Daley brings to the Board extensive expertise related to the business, operational and financial issues facing large global technology corporations, as well as a comprehensive understanding of international business, regulatory compliance and corporate governance matters.

8 | Adobe Inc.

Laura Desmond
Age: 56 Director since 2012. Other Public Company Boards: Capgemini SE (2019 to 2020)	Committees: Executive Compensation

Biography:
Ms. Desmond is currently Founder and CEO of Eagle Vista Partners, a strategic advisory and investment firm focused on marketing and digital technology, and an Operating Partner in the Media & Technology Practice at Providence Equity Partners, a private equity investment firm. Prior to this, she was the Chief Revenue Officer of Publicis Groupe, a group of global marketing, communication and business transformation companies from December 2016 to December 2017. From 2008 to December 2016 she was the Global Chief Executive Officer of Starcom MediaVest Group (SMG), a global marketing and media services company which is part of the Publicis Groupe. Prior to her appointment as Global Chief Executive Officer in 2008, Ms. Desmond was Chief Executive Officer of SMG - The Americas from 2007 to 2008 where she managed a network spanning the United States, Canada and Latin America. She was Chief Executive Officer of MediaVest, based in New York, from 2003 to 2007, and from 2000 to 2002 she was Chief Executive Officer of SMG's Latin America group. She holds a B.B.A. in Marketing from the University of Iowa.
With her extensive experience as a strategist, consultant and investor working with global marketers, media companies and brands, including serving as Chief Revenue Officer of Publicis Groupe and Global Chief Executive Officer of SMG, Ms. Desmond brings to the Board a deep expertise in global media and marketing technology organizations, leadership capabilities and business acumen. In addition, her present and past service on other boards gives her valuable knowledge and perspective. As an expert in the marketing space, Ms. Desmond speaks frequently with Adobe’s management outside of scheduled board meetings to provide specific insight regarding Adobe’s Digital Experience business.

Shantanu Narayen Chairman
Age: 57 Director since 2007. Chairman since 2017. Other Public Company Boards: Pfizer, Inc. (lead independent director)	Committees: None

Biography:
Mr. Narayen currently serves as our President, Chief Executive Officer, and Chairman of the Board. He joined Adobe in January 1998 as Vice President and General Manager of our engineering technology group. In January 1999, he was promoted to Senior Vice President, Worldwide Products, and in March 2001 he was promoted to Executive Vice President, Worldwide Product Marketing and Development. In January 2005, Mr. Narayen was promoted to President and Chief Operating Officer, and effective December 2007, he was appointed our Chief Executive Officer and joined our Board. In January 2017, he was named our Chairman of the Board. Mr. Narayen holds a B.S. in Electronics Engineering from Osmania University in India, a M.S. in Computer Science from Bowling Green State University and an M.B.A. from the Haas School of Business, University of California, Berkeley.
As our President, Chief Executive Officer, Chairman of the Board and as an Adobe employee for more than 20 years, Mr. Narayen brings to the Board extensive leadership and industry experience, including a deep knowledge and understanding of our business, operations and employees, the opportunities and risks faced by Adobe, and management’s current and future strategy and plans. In addition, his service on other boards gives him a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

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Kathleen Oberg
Age: 60 Director since 2019.	Committees: Audit (chair), Nominating and Governance

Biography:
Ms. Oberg currently serves as Executive Vice President and Chief Financial Officer for Marriott International, Inc. Beginning in 2013 and until January 2016, Ms. Oberg served as Chief Financial Officer for Ritz-Carlton. From 2008 until she joined Ritz-Carlton in 2013, Ms. Oberg served as Marriott’s Senior Vice President, Corporate Development Finance and from 2006 to 2008, she served as Marriott’s Senior Vice President, International Project Finance and Asset Management for Europe, the Middle East and Africa, and as the senior finance executive for the region. Ms. Oberg’s career with Marriott began in 1999 where she served as a member of its Investor Relations group. Prior to initially joining Marriott in 1999, Ms. Oberg held various financial leadership positions with Sodexo, Sallie Mae, Goldman Sachs and Chase Manhattan Bank. Ms. Oberg holds a B.S. in Commerce with concentrations in Finance/Management Information Systems from the University of Virginia, McIntire School of Commerce and an M.B.A from the Stanford University Graduate School of Business.
As a result of her position at Marriott and her past service in financial leadership positions, Ms. Oberg brings to the Board financial expertise, including an in-depth knowledge of financial reporting rules and regulations, and accounting principles. Her deep understanding of the multifaceted financial and operational issues affecting large global organizations and leadership experience with development projects and merger and acquisition opportunities brings the Board and Audit Committee valuable insight into preparing long-range plans, annual budgets, and capital allocation strategy.

Dheeraj Pandey
Age: 45 Director since 2019. Other Public Company Boards: Nutanix. Inc. (2009 to 2020)	Committees: Audit

Biography:
Mr. Pandey is the Chairman and CEO of DevRev, Inc., a SaaS company that is focused on using AI and design to automate software and customer engineering workflows. Previously, he co-founded Nutanix in 2009 and served as its Chief Executive Officer and as the Chairman of its board of directors until December 2020. Mr. Pandey also served as the President of Nutanix from September 2009 until February 2016. Between September 2007 and September 2009, he served as VP (and Director) of Engineering at Teradata Corporation (fka Aster Data Systems), a data warehousing company. Prior to Teradata, Mr. Pandey served in software engineering roles at Oracle Corporation, Zambeel, Inc., and Trilogy Software, Inc. Mr. Pandey holds a B.Tech. in Computer Science from the Indian Institute of Technology, Kanpur, and a M.S. in Computer Science from the University of Texas at Austin. He was a Graduate Fellow of Computer Science in the University of Texas at Austin Ph.D. program.
With his experience in the technology industry as a global executive leader and technologist, including co-founding and serving as CEO and Chairman of DevRev and Nutanix and as a software engineer at various companies over the course of nearly 20 years, Mr. Pandey brings to the Board engineering expertise, financial acumen, an in-depth understanding of the technology landscape, and valuable insight on growing a company from a start-up to a publicly traded company.

10 | Adobe Inc.

David Ricks
Age: 53 Director since 2018. Other Public Company Boards: Eli Lilly and Company (Chair) Elanco Animal Health, Inc. (2018 to 2019)	Committees: Executive Compensation

Biography:
Mr. Ricks currently serves as Chief Executive Officer of Eli Lilly and Company and became Chairman of the Eli Lilly and Company board of directors in June 2017. Prior to January 2017, Mr. Ricks served as President of Lilly Bio-Medicines. From 2009 to 2012, he served as President of Lilly USA, the Eli Lilly and Company’s largest affiliate. Mr. Ricks served as President and General Manager of Lilly China, operating in one of the world’s fastest-growing emerging markets, from 2008 to 2009. He was general manager of Lilly Canada from 2005 to 2008, after roles as Director of Pharmaceutical Marketing and National Sales Director in Canada. Mr. Ricks joined Eli Lilly and Company in 1996 as a Business Development Associate and held several management roles in U.S. marketing and sales before moving to Lilly Canada. Mr. Ricks earned a B.S. from Purdue University in 1990 and an M.B.A. from Indiana University in 1996.
As Chairman and Chief Executive Officer of a large, innovation-focused, global company, Mr. Ricks brings to the Board executive leadership, marketing, sales and financial expertise, business acumen and relevant worldwide operational insight.

Daniel Rosensweig
Age: 59 Director since 2009. Other Public Company Boards: Chegg, Inc. Time Inc. (2017 to 2018)	Committees: Audit

Biography:
Mr. Rosensweig is currently President, Chief Executive Officer, and Chairman of the board of directors of Chegg.com, an online textbook rental company. Prior to joining Chegg.com in February 2010, Mr. Rosensweig served as President and Chief Executive Officer of RedOctane, a business unit of Activision Publishing, a developer, publisher and distributor of interactive entertainment and leisure products. Prior to joining RedOctane in March 2009, Mr. Rosensweig was an Operating Principal at the Quadrangle Group, a private investment firm. Prior to joining the Quadrangle Group in August 2007, Mr. Rosensweig served as Chief Operating Officer of Yahoo!, which he joined in April 2002. Prior to joining Yahoo!, Mr. Rosensweig was President of CNET Networks, Inc., an interactive media company, which he joined in October 2000. Mr. Rosensweig served for 18 years with Ziff-Davis, an integrated media and marketing services company, including roles as President and Chief Executive Officer of its subsidiary ZDNet, from 1997 until 2000 when ZDNet was acquired by CNET. Mr. Rosensweig holds a B.A. in Political Science from Hobart College.
As a result of his current executive position at Chegg.com, as well as his former positions as a senior executive at global media and technology organizations, Mr. Rosensweig provides the Board with extensive and relevant executive leadership, worldwide operations and technology industry experience.

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John Warnock Co-Founder
Age: 80 Director since 1983. Other Public Company Boards: Salon Media Group, Inc. (2001 to 2017)	Committees: None

Biography:
Dr. Warnock was a founder of Adobe and was our Chairman of the Board from April 1989 to January 2017. From September 1997 to January 2017, he shared the position of Chairman with Dr. Geschke. Dr. Warnock served as our Chief Executive Officer from 1982 until December 2000. From December 2000 until his retirement in March 2001, Dr. Warnock served as our Chief Technical Officer. Dr. Warnock holds a Ph.D. in Electrical Engineering, an M.S. in Mathematics, and a B.S. in Mathematics and Philosophy from the University of Utah.
As a co-founder of Adobe and its former Chief Executive Officer, Chief Technical Officer, and Chairman of the Board, Dr. Warnock has experience growing Adobe from a start-up to a large publicly traded company. His nearly 20 years of executive and technological leadership at Adobe provide the Board with significant leadership, operations and technology experience, as well as important perspectives on innovation, management development, and global challenges and opportunities. As former Co-Chairman of the Board and Chairman of the board of Salon, Dr. Warnock has a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

Independence of Directors
As required by the Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards. In addition, in making its determination, the Board considers any arms-length transactions made in the ordinary course between Adobe and certain related entities, for instance the purchase from Adobe of software products and services by companies of which a director is an executive officer.
After review of all relevant transactions and relationships between each director, any of their family members, Adobe, our executive officers, and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our current independent directors are: Ms. Banse, Ms. Boulden, Mr. Calderoni, Mr. Daley, Ms. Desmond, Ms. Oberg, Mr. Pandey, Mr. Ricks, Mr. Rosensweig, and Dr. Warnock. During his term of service in fiscal year 2020, Dr. Geschke was also determined to be an independent director.
Board Leadership Structure
    Each year, our Board evaluates whether its leadership structure is appropriate to effectively address the specific needs of our business and the long-term interests of our stockholders. Given the dynamic and competitive environment in which Adobe operates, the Board believes that Adobe and our stockholders are best served by a Chairman who has broad and deep knowledge of Adobe’s business operations and the competitive landscape, the ability to identify strategic issues, and the vision to create sustainable long-term value for stockholders. Based on these considerations, the Board has determined that, at this time, our Chief Executive Officer, Shantanu Narayen, is the director best qualified to serve in the role of Chairman. The Board believes that Mr. Narayen’s combined role enables decisive leadership, ensures clear accountability and enhances the Board’s ability to focus its meetings on the issues most critical to Adobe’s success, as well as Adobe’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers.
To maintain an appropriate level of independent checks and balances, our Corporate Governance Guidelines provide that if the Chairman of the Board and the Chief Executive Officer are the same person, the independent members of
12 | Adobe Inc.

the Board will annually select an independent director to serve in a lead capacity, who we refer to as our Lead Director. Our Board believes that there are advantages to having a Lead Director for matters such as communications and relations among our Board, the Chief Executive Officer, and other members of senior management and in assisting our Board in reaching consensus on particular strategies and policies. The independent members of our Board have selected Frank Calderoni to serve as Lead Director.
Our Lead Director coordinates the activities of the other independent directors and has the following additional responsibilities, as outlined in a Lead Director Charter adopted by the Board and available on our website at http://www.adobe.com/investor-relations/governance.html:
•presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•working to optimize Board performance through regular feedback that ensures that diverse viewpoints of all directors are heard, and creating a climate of constructive candor in which frank and thoughtful discussion occurs;
•meeting with the Chairman and Chief Executive Officer to discuss Board agendas, materials, and the schedule of meetings;
•calling meetings of the independent directors, as needed;
•retain outside advisors and consultants who report directly to the Board on board-wide issues, as needed;
•providing feedback to directors in connection with the periodic Board evaluation process;
•administering, with the Chair of the Executive Compensation Committee, the Board’s evaluation of the performance of the Chairman and Chief Executive Officer; and
•making himself available for communication with Adobe’s significant stockholders.
Our Board believes that stockholders are best served by the Board’s current leadership structure because it provides Adobe with the benefits of combining the leadership role of Chairman and Chief Executive Officer, while at the same time featuring a strong and empowered independent Lead Director who provides an effective independent voice and further enhances the contributions of our independent directors.
Fiscal Year 2020 Board and Committee Meetings
During fiscal year 2020, our Board held six meetings, and its three standing committees — Audit Committee, Executive Compensation Committee, and Nominating and Governance Committee — collectively held 20 meetings. Each director attended at least 75% of the meetings of the Board and the committees on which such director served in fiscal year 2020. Members of our Board are encouraged to attend our annual meetings of stockholders. All ten of the Board members then serving on our Board attended our 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”).
The following table sets forth the number of meetings held by our Board and the committees during fiscal year 2020:

Name	Board	Audit	Executive Compensation	Nominating and Governance

Number of meetings held in fiscal year 2020	6	8	8	4
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Committees of the Board
Audit Committee
The Audit Committee’s role includes assisting the Board in fulfilling its responsibilities related to the oversight of our financial, accounting, and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory, and ethical requirements. The Audit Committee’s responsibilities include:
•    the appointment, compensation, engagement, evaluation, retention, termination, and services of our independent registered public accounting firm, including conducting a review of its independence;
•    reviewing and approving the planned scope of our annual audit;
•    overseeing our independent registered public accounting firm’s audit work;
•    reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm;
•    reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls;
•    reviewing our critical accounting policies, critical audit matters and the application of accounting principles;
•    monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation;
•    reviewing our policies and practices with respect to swaps transactions;
•    overseeing Adobe’s worldwide investment policy;
•    overseeing the performance of our internal audit function;
•    establishing procedures, as required under applicable regulation, for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•    reviewing relevant elements of Adobe’s enterprise risk management program, including reviewing and discussing with management the adequacy and effectiveness of the company’s information and technology security policies and the internal controls regarding information and technology security, cybersecurity, and privacy; and
•    reviewing our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm.
The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. See “Report of the Audit Committee” contained in this proxy statement.
Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and the rules of the U.S. Securities and Exchange Commission (the “SEC”) for audit committee membership and is an “independent director” within the meaning of applicable Nasdaq listing standards. Each Audit Committee member meets Nasdaq’s financial sophistication requirements, and the Board has further determined that each Audit Committee member is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq, a copy of which can be found on our website at http://www.adobe.com/investor-relations/governance.html.
14 | Adobe Inc.

Nominating and Governance Committee
The Nominating and Governance Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding corporate governance matters and candidates for director. The committee also:
•    makes recommendations with respect to the composition and diversity of our Board and its committees;
•    reviews and makes recommendations regarding the functioning of our Board as an entity;
•    recommends corporate governance principles applicable to Adobe;
•    manages periodic review, discussion, and evaluation of the performance of our Board, its committees, and its members;
•    assesses the independence of our directors;
•    reviews and approves or disapproves any related-person transaction as defined under Item 404 of Regulation S-K, after examining each such transaction for potential conflicts of interest and other improprieties; and
•    reviews the board memberships of other entities held by members of the Board and approves such memberships for our executive officers.
If requested by the Board, the Nominating and Governance Committee also may assist our Board in reviewing and assessing management development and succession planning for our executive officers. The Nominating and Governance Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting, and other advisors, at Adobe’s expense. The members of our Nominating and Governance Committee are all independent directors within the meaning of applicable Nasdaq listing standards. The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at http://www.adobe.com/investor-relations/governance.html.
In carrying out its function to nominate candidates for election to our Board, the Nominating and Governance Committee considers the criteria, attributes, and experience discussed above in “Our Board of Directors.” In reviewing potential candidates, the Nominating and Governance Committee will also consider all relationships between any proposed nominee and any of Adobe’s stockholders, competitors, customers, suppliers, or other persons with a relationship to Adobe. In addition, the Nominating and Governance Committee believes it is appropriate for at least one member of our Audit Committee to meet the criteria for an “audit committee financial expert” as defined by SEC rules, that each member of our Executive Compensation Committee be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and that a majority of the members of our Board meet the definition of “independent director” within the meaning of applicable Nasdaq listing standards.
The Nominating and Governance Committee, from time to time, retains for a fee one or more third-party search firms to identify suitable candidates.
The Nominating and Governance Committee considers stockholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the recommending stockholder’s ownership of company stock must be sent to the attention of our Corporate Secretary. In August 2016, the Board amended our Bylaws to implement proxy access. Under Article III, Section 6 of our Bylaws, a stockholder (or group of up to twenty stockholders) owning at least three percent of Adobe’s outstanding shares of common stock continuously for at least three years may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided the stockholders and nominees satisfy the requirements specified in our Bylaws. In addition to proxy access nominations, any of our stockholders may nominate one or more persons for election as a director at our annual meeting of stockholders. In either case, a stockholder who wishes to formally nominate a candidate must comply with the notice, information and consent provisions contained in our Bylaws, including that the notice must include information required pursuant to Section 14 of the Exchange Act. Our Bylaws specify additional requirements if stockholders wish to nominate directors at special meetings of stockholders. The Nominating and Governance Committee will consider all candidates
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identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.
Executive Compensation Committee
The Executive Compensation Committee sets and administers the policies that govern, and reviews and approves, all compensation of our executive officers, including cash, equity, and other compensation programs. The Executive Compensation Committee is also responsible for making recommendations to the Board concerning Board and committee compensation, as well as overseeing matters related to human capital management, including the Company's diversity and inclusion programs. The Executive Compensation Committee may also review and approve equity-based compensation grants to our non-executive officer employees and consultants; however, restricted stock unit grants to our non-executive officer employees are generally approved by a Management Committee for Employee Equity Awards appointed by the Board and currently consisting of our Chief Executive Officer and Chief People Officer & Executive Vice President, Employee Experience within parameters established by the Executive Compensation Committee. See “Granting Guidelines for Equity Compensation” and “Compensation-Setting Governance and Process” under “Compensation Discussion and Analysis” for additional information. The Chief Executive Officer is also authorized, in his capacity as a member of the Board, to approve the assumption of outstanding equity awards in acquisitions, new hire and retention restricted stock unit grants to non-executive officer employees, and restricted stock unit grants to consultants. In addition, the Executive Compensation Committee reviews our stock ownership guidelines for directors and the executive leadership team, which are described below in “Compensation Discussion and Analysis—Equity-Related Policies—Stock Ownership Guidelines.”
The Executive Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs, as well as the approval of all employment, severance, and change of control agreements and plans applicable to our executive officers. In connection with this oversight, the Executive Compensation Committee reviews and approves annual performance objectives and goals relevant to our executive officers. The Executive Compensation Committee oversees all matters related to stockholder approval of executive compensation, including the advisory vote on named executive officer compensation, and evaluates the risk-taking incentives and risk management of our compensation policies and practices. The Executive Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting, and other advisors, at Adobe’s expense. The Executive Compensation Committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and Nasdaq listing standards. The members of the Executive Compensation Committee are all independent directors within the meaning of applicable Nasdaq listing standards, and all of the members are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Executive Compensation Committee acts pursuant to a written charter, a copy of which can be found on our website at http://www.adobe.com/investor-relations/governance.html.
Compensation Committee Interlocks and Insider Participation
There are no members of our Executive Compensation Committee who were officers or employees of Adobe or any of our subsidiaries during fiscal year 2020. No members were formerly officers of Adobe or had any relationship otherwise requiring disclosure hereunder. During fiscal year 2020, no interlocking relationships existed between any of our executive officers or members of our Board or Executive Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand.
Transactions with Related Persons
Review, Approval, or Ratification of Transactions with Related Persons
Pursuant to its written charter, the Nominating and Governance Committee considers and approves or disapproves any related person transaction as defined under Item 404 of Regulation S-K, after examining each such transaction for potential conflicts of interest and other improprieties. The Nominating and Governance Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.
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Transactions with Related Persons
Since the beginning of fiscal year 2020, there have not been any transactions, nor are there any currently proposed transactions, in which Adobe was or is to be a participant, where the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest. As is the case with most multinational corporations, from time to time in the ordinary course of business we engage in arms-length transactions with companies in which members of the Board or our executive team have professional relationships.
Communications with the Board
Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: adobeboard@adobe.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to:
Stockholder Communications
Adobe Inc.
345 Park Avenue
San Jose, California 95110, USA
All such communications will be initially received and processed by the office of our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.
Corporate Governance Guidelines & Code of Business Conduct and Ethics
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation, and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http://www.adobe.com/investor-relations/governance.html.
Code of Business Conduct
We have also adopted a Code of Business Conduct applicable to all directors, officers, and employees of Adobe as required by applicable Nasdaq listing standards. This Code of Business Conduct is publicly available on our website at http://www.adobe.com/company/integrity.html. There were no waivers of the Code of Business Conduct for any of our directors or executive officers during fiscal year 2020.
Code of Ethics
We adopted a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer and certain other finance department executives, which is a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at http://www.adobe.com/investor-relations/governance.html. If we make any amendments to the Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code of Ethics to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer, or certain other finance department executives, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies, on our website at http://www.adobe.com/company/
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integrity.html or in a Current Report on Form 8-K filed with the SEC. There were no waivers of the Code of Ethics during fiscal year 2020.
The Board’s Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board takes an active role in reviewing Adobe’s corporate strategy and priorities on an ongoing basis, and also encourages management to promote a culture that actively manages risks as a part of Adobe’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing Adobe. Throughout the year, senior management reviews these risks with the Board at regular Board and committee meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate such risks. The Board regularly provides management with input on these risks and mitigation steps.
Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to oversee our major cyber-security, privacy, information security, and financial risk exposures and the steps our management has taken to monitor and control these exposures, as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function and of our independent registered public accounting firm. Our Nominating and Governance Committee monitors the effectiveness of our Corporate Governance Guidelines and approves or disapproves any related-persons transactions. Our Executive Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, which determination is reviewed by our Audit Committee.
Risk Analysis of Performance-Based Compensation Plans
Our Executive Compensation Committee believes that our employee compensation programs do not encourage excessive and unnecessary risk-taking that would be reasonably likely to have a material adverse effect on Adobe. The Executive Compensation Committee oversaw the performance of a risk assessment of our compensation programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The Executive Compensation Committee considered the findings of the assessment conducted internally and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that the level of risk that they might encourage is not reasonably likely to materially harm our business or financial condition, after considering mitigating controls.
Although the majority of target total direct compensation provided to our executive officers is incentive based, the Executive Compensation Committee believes that our executive compensation programs have been designed with appropriate controls and other mitigating measures to prevent excessive and unnecessary risk taking. Incentive-based employee compensation programs typically make up a smaller percentage of our other employees’ overall compensation and therefore provide less motivation for risk taking. The design of these compensation programs is intended to encourage our employees to remain focused on both short- and long-term operational and financial goals of the company in several key respects:
•    While our Executive Annual Incentive Plan for fiscal year 2020 continued to focus on the achievement of bookings and recurring revenue targets, it added revenue and profitability metrics to the calculation of the Financial Performance Result, incentivizing disciplined growth and expense management. As in prior years, the Executive Annual Incentive Plan also included an individual performance component with objectives for many of our executives relating to strategic objectives. The amended and restated Executive Annual Incentive Plan adopted on June 5, 2020, described under “Compensation Discussion and Analysis”, also capped the Financial Performance Result at 110%, down from 125%, limiting any incentives for unnecessary risk taking.
•    Our Performance Share Program is based on Adobe’s total stockholder return (“TSR”) over a three-year period relative to the companies in the Nasdaq 100 Index, rewarding sustained, measurable performance over a three-year period. In the event Adobe’s TSR places in the bottom 25% relative to the companies in the Nasdaq 100
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Index, no shares will be awarded, meaning our executives will be rewarded only when Adobe’s stock is performing adequately relative to the market.
•    Our system of internal controls over financial reporting, standards of business conduct and compliance programs, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our bonus and sales compensation plans.
•    Our performance-based plans include a 200% cap on the target awards. We believe this cap limits the incentive for excessive risk-taking by our executives.
•    For our employees below the vice president level, equity incentive awards are solely in the form of restricted stock units (“RSUs”) that vest over four years. Annual equity incentive awards for our executive officers and certain senior employees for fiscal year 2020 and 2021 include RSUs that vest 25% upon the one-year anniversary of the vesting commencement date, and 6.25% quarterly thereafter and performance shares that vest 100% after a three-year cliff, providing strong employee retention incentives and encouraging executive officers and such other employees to focus on sustained stock price appreciation over the long term. Generally, stock options are not granted to members of our Board, our executive officers, or any other employees.
•    Our officers at the senior vice president level and above are all subject to, and in compliance with, our stock ownership guidelines, described under “Compensation Discussion and Analysis—Equity-Related Policies—Stock Ownership Guidelines,” which encourage a robust level of stock ownership aligning our executives’ long-term interests with those of our stockholders.
•    Our Insider Trading Policy prohibits all employees and officers from pledging shares, engaging in short sales or hedging transactions involving Adobe’s securities.
•    We have a clawback policy for performance-based incentive compensation of our executive officers.
Board Evaluation
    On a regular basis, we engage an outside advisor to conduct a comprehensive Board self-evaluation to assess the effectiveness of our Board, committees and members. The process is facilitated by an independent third party to preserve integrity and anonymity of the Board members and company’s senior executives. The evaluation process facilitator meets with each director and some of the company’s senior executives individually to obtain and compile responses to the evaluation, which includes feedback from Board members on other Board members, for review by the Board and senior executives of the company.
    The Board and senior executives of the company then review and discuss the evaluation results and any actions to be taken as a result of the discussion. The results are used to inform Board and committee composition and refreshment, including expansion and refinement of the attributes and experience criteria for Board membership, and to address the evolving needs of the company. The evaluation aims (1) to find opportunities where our Board and committees can improve their performance and effectiveness, (2) to assess any need to evolve the composition and expertise of our Board, and (3) to assure that our Board and committees are operating in accordance with our Corporate Governance Guidelines and committee charters.
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Director Compensation
for Fiscal Year 2020

The following table sets forth certain information with respect to compensation awarded to, paid to, or earned by each of Adobe’s non-employee directors during fiscal year 2020. As an employee director, Mr. Narayen does not receive compensation for service as a director.

Name	Fees Earned or Paid in Cash(2)(3)(4) ($)	Stock Awards(5)(6) ($)	Option Awards ($)	Total ($)

Charles M. Geschke(1)	$21,759	$—	$—	$21,759
John E. Warnock	60,000	294,479	—	354,479
Amy L. Banse	100,000	294,479	—	394,479
Melanie Boulden(1)	7,212	148,008	—	155,220
Frank A. Calderoni	122,804	294,479	—	417,283
James E. Daley	97,996	294,479	—	392,475
Laura B. Desmond	75,000	294,479	—	369,479
Kathleen Oberg	99,205	294,479	—	393,684
Dheeraj Pandey	80,000	294,479	—	374,479
David A. Ricks	75,000	294,479	—	369,479
Daniel L. Rosensweig	80,000	294,479	—	374,479
_________________________
(1)Dr. Geschke retired from the Board effective on April 9, 2020 and Ms. Boulden joined the Board effective October 2, 2020.
(2)Director fees were paid at the end of the quarter for which services were provided.
(3)The table below provides a breakdown of the annual retainers and committee fees earned or paid in cash:

Name	Annual Board Retainers ($)	Audit Committee Fees ($)	Executive Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)	Total ($)

Dr. Geschke*	$21,759	$—	$—	$—	$21,759
Dr. Warnock	60,000	—	—	—	60,000
Ms. Banse	60,000	—	30,000	10,000	100,000
Ms. Boulden**	5,769	—	1,443		7,212
Mr. Calderoni**	92,006	14,396	—	16,402	122,804
Mr. Daley**	77,995	12,803	—	7,198	97,996
Ms. Desmond	60,000	—	15,000	—	75,000
Ms. Oberg**	60,000	32,803	—	6,402	99,205
Mr. Pandey	60,000	20,000	—	—	80,000
Mr. Ricks	60,000	—	15,000	—	75,000
Mr. Rosensweig	60,000	20,000	—	—	80,000
20 | Adobe Inc.

*    Annual board retainer and committee fees are prorated for Dr. Geschke as he retired from the Board effective on April 9, 2020.
**    Annual board retainer fees and Executive Compensation Committee fees for Ms. Boulden are prorated as she joined the Board and the Executive Compensation Committee on October 2, 2020. Annual board retainer fees and Committee fees have also been adjusted for Mr. Calderoni, Mr. Daley, and Ms. Oberg due to changes in Lead Director and Committee memberships – Mr. Calderoni was named Lead Director, removed from the Audit Committee and added as Chair of the Nominating and Governance Committee; Mr. Daley stepped down as Lead Director, was removed from the Nominating and Governance Committee and joined the Audit Committee; and Ms. Oberg joined the Nominating and Governance Committee and was named Chair of the Audit Committee. Each change listed above was effective as of April 9, 2020.
(4)Ms. Boulden, Mr. Calderoni, Mr. Daley, Ms. Desmond, and Mr. Pandey each deferred all cash fees pursuant to Adobe’s Deferred Compensation Plan and Ms. Oberg deferred 75% of cash fees. For more information on this plan, see “Deferred Compensation Plan” below.
(5)On April 10, 2020, each non-employee director then sitting on the Board received an RSU grant per the terms of the Board’s 2019-2020 Non-Employee Director Compensation Policy, as described below. Ms. Banse, Mr. Calderoni, Mr. Daley, Ms. Oberg and Mr. Pandey each elected to defer 100% of their RSU awards granted in 2020 pursuant to Adobe’s Deferred Compensation Plan. For more information on this plan, see “Deferred Compensation Plan” below.
(6)These amounts do not reflect the actual economic value realized by the director for these awards. In accordance with SEC rules, this column reflects the grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 Compensation - Stock Compensation, disregarding estimates of forfeitures related to service-based vesting conditions. Ms. Boulden received 309 shares with a value of $478.99 per share as of October 2, 2020 for joining our Board, which remained unvested at 2020 fiscal year-end. Other non-employee directors received their annual equity award of 924 RSUs with a value of $318.70 per share as of April 10, 2020. At 2020 fiscal year end, each non-employee director other than Ms. Boulden held a total of 924 unvested RSUs.

Compensation Philosophy
The general philosophy of our Board is that compensation for non-employee directors should be a mix of cash, payable quarterly, and equity-based compensation to reward them for a year of service in fulfilling their oversight responsibilities. Adobe does not compensate its management director (our Chief Executive Officer) for Board service in addition to his regular employee compensation.
    Decisions regarding the non-employee director compensation program are approved by our full Board based on recommendations by the Executive Compensation Committee. In making such recommendations, the Committee evaluates the appropriate level and form of compensation for non-employee directors and considers potential changes, if any. The Executive Compensation Committee considers advice from Compensia, when appropriate, including consideration of the director compensation practices of peer companies. The Executive Compensation Committee also considers the extent to which our Board compensation practices align with the interests of our stockholders. Our Board reviews the Executive Compensation Committee’s recommendations and then determines the amount of non-employee director compensation.
    The Executive Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program. At the Executive Compensation Committee’s direction, Compensia analyzes the competitive position of our director compensation program against the peer group used to benchmark executive compensation and examines how director compensation levels, practices, and design features compare to members of the peer group.
    While the annual equity award value for non-employee directors for fiscal year 2020 was $285,000, following a review with Compensia of peer company board compensation trends in October 2020, the Executive Compensation Committee recommended, and our Board approved, a Non-Employee Director Compensation Policy for fiscal years 2021 and 2022, which increases the equity annual award value for non-employee directors from $285,000 to $300,000. On a per-director basis, our cash compensation for non-employee directors remains near the peer median and our equity compensation for non-employee directors is near the peer 75th percentile, which is in line with our target positioning.
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Fees Earned or Paid in Cash
Our Board approved the 2019 and 2020 Non-Employee Director Compensation Policy, effective December 1, 2018. Under the policy, each non-employee director received an annual retainer of $60,000 and our Lead Director received an additional Lead Director annual retainer of $50,000, plus committee fees for each committee on which he or she served, as follows:

Committee	Chair ($)	Members ($)

Audit	40,000	20,000
Executive Compensation	30,000	15,000
Nominating and Governance	20,000	10,000
The committee fees for 2020 were consistent with the prior year and remain unchanged in the Non-Employee Director Compensation Policy for fiscal years 2021 and 2022.
Equity Awards
The 2019 and 2020 Non-Employee Director Compensation Policy included an annual grant of RSUs to non-employee directors. The RSUs granted to each non-employee director vested 100% on the day immediately preceding our annual meeting of stockholders that followed the grant date. The annual award was valued at $285,000 (based on the estimated value on the date of grant), and was converted into a number of RSUs based on the average closing market price over the 30 calendar days ending the day prior to the grant date. New directors joining our Board between annual meetings receive a pro-rated annual grant of RSUs. Non-employee directors receive no other equity awards or compensation.
If a non-employee director’s service terminates due to death or disability, the director will be given credit for an additional 12 months of service for the vesting of both RSUs and stock options, and stock options will remain exercisable for one year following the termination or until the expiration of the stock option, if earlier.
In the event of a change of control, any unvested portion of RSUs will become vested in full immediately prior to the effective date of a change of control and any unvested portion of a non-employee director option will become fully vested and exercisable as of immediately prior to the transaction resulting in a change of control, subject to the consummation of the change of control. If the stock option is not assumed or substituted by the acquiring company, it will terminate to the extent it is not exercised on or before the date of such a transaction.
Deferred Compensation Plan
Our Deferred Compensation Plan allows non-employee directors to defer from 5% up to 100% of their cash compensation, which amounts are deemed invested in the investment funds selected by the director from the same fund options as generally available in Adobe’s 401(k) Plan (other than the individual direct brokerage account and Retirement Savings Trust). Participants may also contribute 100% per vesting tranche of their RSU awards. Deferred Compensation Plan participants must elect irrevocably to receive the deferred funds on a specified date at least three years in the future or at termination in the form of a lump sum or annual installments subject to the terms of the plan. Payments of equity deferrals may only be made in the form of a lump sum. Ms. Boulden, Mr. Calderoni, Mr. Daley, Ms. Desmond, and Mr. Pandey participated in the Deferred Compensation Plan with respect to 100% of their respective retainers and committee fees for their services in fiscal year 2020 and Ms. Oberg deferred 75% of her retainer and committee fees. Ms. Banse, Mr. Calderoni, Mr. Daley, Ms. Oberg, and Mr. Pandey elected to defer 100% of their RSU awards granted in 2020. See “Executive Compensation—Nonqualified Deferred Compensation” in this proxy statement for more information regarding our Deferred Compensation Plan.
Expenses
We reimburse our non-employee directors for their reasonable travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Adobe-related seminars and conferences.
22 | Adobe Inc.

Other Benefits
Consistent with prior years, in fiscal year 2020, our founders, Drs. Geschke and Warnock, were offered an opportunity to purchase certain Adobe health, dental, and vision insurance. Participants were responsible for paying 100% of their own insurance premiums.
Stock Ownership Guidelines
We have adopted stock ownership guidelines for members of our Board. Under these guidelines, each non-employee director should hold 50% of the net shares acquired from Adobe until the total number of shares held by such non-employee director equals or exceeds (and continues to equal or exceed) the minimum share ownership requirement. Determined annually, the minimum share ownership for a non-employee director is calculated as follows: shares required to equal a value of ten times the annual retainer divided by the average daily closing share price for the 30-days ending on December 31. Once achieved (following all permissible dispositions under the guidelines), this minimum share value ownership threshold should be maintained going forward. Shares that count toward the ownership requirement include shares owned outright and beneficially owned, vested restricted stock, vested RSUs, and shares issued upon the exercise of vested options, as well as vested performance shares or performance units, as applicable, including such shares that have been deferred into our Deferred Compensation Plan. As of November 27, 2020, each of our non-employee directors was in compliance with these guidelines.
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Environmental, Social and Governance

Adobe approaches environmental, social, and governance (ESG) performance as an integral part of the way we do business. We strive to incorporate ESG principles and practices across everything we do and are proud to earn recognition year after year through accolades such as Fortune’s Great Places to Work, CDP Climate Change A List, and the Dow Jones Sustainability Index, among many others.

Sustainability
Sustainability is a core value at Adobe. We strive to improve our energy efficiency and achieve a zero-carbon operational footprint; develop digital products designed to enhance the sustainability initiatives of employees and customers; and work with peers, partner organizations, and our own internal teams and employees to foster a culture of sustainability throughout our business and beyond.
We have made significant progress on our goal to be 100% powered by renewable electricity by 2035 through the implementation of a green tariff at our Utah office and by signing a load-matched 100% renewable electricity agreement for our California operations, which will commence in mid-2021. In fiscal year 2020, Adobe furthered its commitment to address climate change by raising our ambition to align to the latest guidance of the United Nations Framework Convention on Climate Change (UNFCCC) to limit global temperature rise to 1.5°C above pre-industrial levels and working with the Science-Based Target Initiative to develop and set new targets beyond our first Science-Based Targets set in 2016.
We advocate for strong, science-based climate policy in regions where we operate and continue to push for new policies to bring renewable energy to communities where we live and work. Additional information related to sustainability is available at http://www.adobe.com/corporate-responsibility/sustainability.html.
Diversity and Inclusion
Adobe for All is our vision to advance diversity & inclusion across the company. We believe that when people feel appreciated and included, they can be more creative, innovative, and successful. We have a four-pronged strategy to grow diversity by (1) galvanizing youth to pursue technology careers; (2) attracting diverse talent and ensuring fair hiring; (3) creating an inclusive workplace for employees; and (4) joining forces with industry partners.
To help support our employees in fiscal year 2020, we introduced a new, global, mandatory “Building Inclusion on Your Team” learning series to guide employees on the actions they can take to strengthen empathy and inclusion. We developed an allyship program to help employees become active and effective allies, with nearly 900 employees planning to participate in the program in fiscal year 2021. We also formed the “Taking Action Initiative” to accelerate the representation, development and success of Adobe’s Black employees while creating change in the broader landscape of social injustice and economic inequality. We continue to support our seven employee resource groups that build community for employees from underrepresented groups and teach cultural empathy to those outside of the groups. In September 2020, Adobe set aspirational goals to increase representation of women in leadership positions to 30% globally by 2025; to double underrepresented minorities (URM)* in leadership positions by 2025; and to double Black representation as a percentage of US employees by 2025. Additional information and diversity metrics are available at www.adobe.com/diversity.
24 | Adobe Inc.

* Underrepresented minorities are defined as U.S. employees who identify as Black/African American, Hispanic/Latinx, Native American, Pacific Islander, and/or two or more races.
Employee Parity
We have invested in analysis and transparency to demonstrate our commitment to fair compensation and opportunity by reporting pay and opportunity parity. We first announced that we achieved global gender pay parity in October 2018, and in September 2020 we reaffirmed global gender pay parity and achieved pay parity among URM and non-URM employees in the U.S. Further, Adobe coined the term “opportunity parity” to refer to fairness in promotions and horizontal movement across demographic groups. In fiscal year 2020 we shared promotion and horizontal movement metrics by gender and U.S. URM / non-URM groups.
While we are focused on pay parity and opportunity parity as our strategic metrics for equity across our workforce, we also shared median pay gap metrics. As of February 1, 2020, Adobe’s unadjusted global median pay for women was 98.8% of the median pay for men.
Accessibility
Adobe has been a longtime champion for accessibility and the disabled community, in our products, our company, and our communities. We are a member of The Valuable 500, were recognized as a Best Place to Work for Disability Inclusion in DisabilityIN’s 2020 Disability Inclusion Index, and have had longstanding involvement with the W3C’s WCAG guidelines for accessibility. We have incorporated inclusive design principles across our products to make them more accessible, including Liquid Mode in Document Cloud that makes PDFs more readable as well as Adobe Color to help people with colorblindness or other visual color deficiencies.
Materiality Assessment
In 2020, we conducted a comprehensive materiality assessment refresh to align our strategies, programs, and reporting to focus on the issues that matter most to our stakeholders and deliver the greatest social and environmental impact to our communities. Stakeholders engaged in our materiality assessment process included company executives and subject-matter experts, investors, suppliers, partners, corporate peers, NGOs, and think tanks. As a result of this process, we have identified several key areas of opportunity, including diversity, equity and inclusion, environment and climate, creativity for all and digital citizenship, among others.
We publish a Corporate Responsibility report each year and will provide a detailed outline of our ESG performance for fiscal year 2020 in our upcoming report, which we intend to publish in the spring of 2021. Additional information related to ESG is available at http://www.adobe.com/corporate-responsibility.html.
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Executive Officers

Named Executive Officers

Shantanu Narayen	See “Director Nominees” above.
Chairman, President, and Chief Executive Officer

John Murphy
Executive Vice President and Chief Financial Officer	Age 52

Mr. Murphy currently serves as our Executive Vice President and Chief Financial Officer. He joined Adobe in March 2017 and served as our Senior Vice President, Chief Accounting Officer and Corporate Controller until April 2018. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from September 2014 to March 2017. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 to August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV he worked at several global companies, including Experian, Nestle, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. He served as Director of DirecTV Holdings LLC from November 2007 until August 2014. Mr. Murphy serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California. He holds an MBA from the Marshall School of Business at the University of Southern California, a B.S. in Accounting from Fordham University.

Scott Belsky
Chief Product Officer and Executive Vice President, Creative Cloud	Age 40

Mr. Belsky joined Adobe in December 2017 as Chief Product Officer and Executive Vice President, Creative Cloud. Prior to joining Adobe, Belsky was a venture investor at Benchmark in San Francisco from February 2016 to December 2017. Prior to Benchmark, Belsky led Adobe's mobile strategy for Creative Cloud from December 2012 to January 2016, having joined the company through the acquisition of Behance. Belsky co-founded Behance in 2006 and served as its CEO for over 6 years. He is an early advisor and investor to Pinterest, Uber, Warby Parker and other early-stage companies, and co-founded and serves on the board of Globality, a platform for next generation enterprise procurement. Mr. Belsky serves on the advisory board of Cornell University's Entrepreneurship Program and as President of the Smithsonian Cooper-Hewitt National Design Museum board of trustees. He holds an MBA from Harvard Business School and a B.S. from Cornell University.

26 | Adobe Inc.

Anil Chakravarthy
Executive Vice President and General Manager, Digital Experience Business and Worldwide Field Operations	Age 53

Mr. Chakravarthy joined Adobe in January 2020 as Executive Vice President and General Manager, Digital Experience. Prior to joining Adobe, he served as Informatica’s Chief Executive Officer from August 2015 to January 2020 and Executive Vice President and Chief Product Officer from September 2013 to August 2015. Prior to joining Informatica, for over nine years, Mr. Chakravarthy held multiple leadership roles at Symantec Corporation, most recently serving as its Executive Vice President, Information Security from February 2013 to September 2013. Prior to Symantec, he was a Director of Product Management for enterprise security services at VeriSign. Mr. Chakravarthy began his career as an engagement manager at McKinsey & Company. He also serves on the board of the Silicon Valley Leadership Group. Mr. Chakravarthy holds a Bachelor of Technology in Computer Science and Engineering from the Institute of Technology, Varanasi, India and Master of Science and Ph.D. degrees from the Massachusetts Institute of Technology.

Abhay Parasnis
Executive Vice President, Chief Technology Officer, and Chief Product Officer, Document Cloud	Age 46

Mr. Parasnis currently serves as Executive Vice President, Chief Technology Officer, and Chief Product Officer, Document Cloud. He joined Adobe in July 2015 as Senior Vice President of Adobe's Cloud Technology & Services organization and Chief Technology Officer and in February 2020, he was appointed Chief Technology Officer and Executive Vice President, Strategy and Growth. Prior to joining Adobe, he served as President and Chief Operating Officer at Kony, Inc. from March 2013 to March 2015. From January 2012 to November 2013, Mr. Parasnis was a Senior Vice President and later Strategic Advisor for the Oracle Public Cloud at Oracle. Prior to joining Oracle, he was General Manager of Microsoft Azure AppFabric at Microsoft from April 2009 to December 2011. Mr. Parasnis holds a Bachelor’s degree in electronics and telecommunications from the College of Engineering Pune in India.

Other Executive Officers

Gloria Chen
Chief People Officer and Executive Vice President, Employee Experience	Age 56

Ms. Chen joined Adobe in 1997 and currently serves as Chief People Officer and Executive Vice President, Employee Experience. In her more than 20 years at Adobe, she has held senior leadership positions in worldwide sales operations, customer service and support, and strategic planning. In October 2009, Ms. Chen was appointed Vice President and Chief of Staff to the Chief Executive Officer. In March 2018, she was promoted to Senior Vice President, Strategy and Growth, in November 2019, she was elevated to Executive Vice President, Strategy and Growth and in January 2020, she was promoted to Chief People Officer and Executive Vice President, Employee Experience. Prior to joining Adobe, Ms. Chen was an engagement manager at McKinsey & Company. Ms. Chen holds a BS in electrical engineering from the University of Washington, an MS in electrical and computer engineering from Carnegie Mellon University and an MBA from Harvard Business School.

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Ann Lewnes
Chief Marketing Officer and Executive Vice President, Corporate Strategy and Development	Age 59

Ms. Lewnes joined Adobe in November 2006 and currently serves as Chief Marketing Officer and Executive Vice President, Corporate Strategy and Development. Ann has held the position of Chief Marketing Officer for over a decade and since December 2020, she also leads Adobe’s corporate strategy and strategic M&A efforts globally as Executive Vice President, Corporate Strategy and Development. Prior to joining Adobe, Ms. Lewnes spent 20 years at Intel Corporation, where she was Vice President of Sales and Marketing. Ms. Lewnes is a board member of Mattel and the Adobe Foundation. She holds a B.S. in International Relations and Journalism from Lehigh University.

Dana Rao
Executive Vice President, General Counsel, and Corporate Secretary	Age 51

Mr. Rao currently serves as our Executive Vice President, General Counsel, and Corporate Secretary. He joined Adobe in April 2012 and served as our Vice President, Intellectual Property and Litigation where he spearheaded strategic initiatives including the company’s litigation efforts, and its patent, trademark and copyright portfolio strategies until June 2018. Prior to joining Adobe, Mr. Rao was with Microsoft Corporation for 11 years, serving in a variety of roles including Associate General Counsel of Intellectual Property and Licensing, where he oversaw all patent matters for Microsoft’s entertainment and devices division as well as the company-wide patent acquisition team. From 1997 until March 2001, he served as a patent attorney at Fenwick & West. He holds a B.S. in Electrical Engineering from Villanova University and a J.D. from George Washington University.

Mark Garfield
Senior Vice President, Chief Accounting Officer, and Corporate Controller	Age 50

Mr. Garfield currently serves as our Senior Vice President, Chief Accounting Officer, and Corporate Controller. Prior to joining Adobe in December 2018, Mr. Garfield served as the Vice President of Finance of Cloudflare, Inc. commencing in November 2017. He served as Senior Vice President and Chief Accounting Officer at Symantec Corporation from March 2014 to October 2017. Prior to joining Symantec, he was at Brightstar Corporation where he served primarily as Senior Vice President and Chief Accounting Officer from January 2013 to February 2014. Mr. Garfield served as Director of Finance at Advanced Micro Devices from August 2010 to December 2012. Prior to Advanced Micro Devices, Mr. Garfield also served in senior level finance roles at LoudCloud and Ernst and Young. Mr. Garfield holds a B.A. in Business Economics from University of California at Santa Barbara.

28 | Adobe Inc.

Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our executive compensation programs during fiscal year 2020 for the following executive officers of Adobe:

Shantanu Narayen	Chairman, President, and Chief Executive Officer
John Murphy	Executive Vice President and Chief Financial Officer
Scott Belsky	Chief Product Officer and Executive Vice President, Creative Cloud
Anil Chakravarthy	Executive Vice President and General Manager, Digital Experience Business and Worldwide Field Operations
Abhay Parasnis	Executive Vice President, Chief Technology Officer, and Chief Product Officer, Document Cloud

These executive officers are referred to in this Compensation Discussion and Analysis and in the accompanying compensation tables as our named executive officers, or “NEOs.”
This Compensation Discussion and Analysis describes the material elements of our executive compensation programs for our executive officers during fiscal year 2020. It also provides an overview of our executive compensation philosophy, including our principal compensation programs. Finally, it analyzes how and why the Executive Compensation Committee of our Board (the “Committee”) made its compensation decisions for our executive officers, including our NEOs, in fiscal year 2020.
Fiscal Year 2020 Highlights
Our executive compensation programs are designed to directly tie the outcomes of our incentive compensation awards for our executive officers to the achievement of our key strategic performance objectives and returns to our stockholders, and drive the creation of sustainable long-term stockholder value. Despite changes described below in response to the COVID-19 pandemic, our fiscal year 2020 compensation programs continued to reflect this philosophy, and compensation earned reflected our business achievements.
Our Response to COVID-19
In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our employees and the communities in which we operate. First and foremost, we prioritized the health and well-being of our employees. We immediately transitioned the vast majority of our employees to work-from-home, while implementing additional safety measures for employees continuing critical on-site work. We also took a series of steps to provide employees with additional assistance and benefits to support them and their families during the pandemic and help with work/life balance while working from home.
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We stepped up to take care of our communities and customers – provisioning Creative Cloud licenses for students learning from home, and giving our Experience Cloud customers flexibility and additional support. We created a Government Rapid Response Program to help governments adapt and move their vital work and processes to digital workflows. To keep our customers healthy and safe, we transitioned all of our in-person customer events, including Adobe MAX and Adobe Summit, to virtual-only experiences through July 2021.
Due to the COVID-19 pandemic, 2020 was an unprecedented year for many companies, including Adobe. Our financial results in the first quarter of fiscal year 2020 positioned us well against the goals in our fiscal year 2020 operating plan established by the Board. However, early in the second quarter of fiscal year 2020, large parts of the global economy came to a near standstill due to lockdowns and shutdowns of non-essential businesses in the United States and globally. In light of the impact of COVID-19 on our business, on June 5, 2020, the Board revised our fiscal year 2020 operating plan for the second half of fiscal year 2020 and the Committee accordingly revised our executive cash incentive plan as described in the following section.
Cash Incentive Plan Changes
At the outset of fiscal year 2020, the Committee updated our cash-based fiscal year 2020 Executive Annual Incentive Plan (the “Executive Incentive Plan”) to add an additional factor on which to base financial performance – a combination of GAAP revenue and non-GAAP EPS performance as pegged against our fiscal year 2020 operating plan (the “Operating Plan”). Financial performance also continued to be based on a metric that emphasizes Digital Media ARR and Digital Experience subscription bookings (“Bookings”) growth in order to drive growth in our strategic businesses. As in previous years, the plan allowed the Committee to make an adjustment of up to 25 percentage points up or down based on its evaluation of the company’s performance against its corporate priorities and objectives. Additionally, consistent with past practice, an executive’s individual performance was a key component in the calculation of his or her incentive award.
As described above, starting in the second quarter of fiscal year 2020, the COVID-19 pandemic, associated lockdowns, and shutdowns of non-essential businesses brought large parts of the global economy to a halt. In response to these sudden, major shifts affecting the global economy, in June the Board quickly and prudently implemented a revised Operating Plan, which reflected the closures of our offices, suspension of employee travel, a pause in hiring, the potential impact of remote working conditions on demand for our products and services, and acceleration of the discontinuation of our transaction-driven Advertising Cloud offerings. The revised Operating Plan was intended to establish appropriate stretch goals for the second half of the fiscal year in light of the global environment caused by the pandemic, and to reflect strategic decisions intended to better position the company for the future. The revisions to the plan included increasing target for Digital Media ARR while decreasing targets for revenue and Digital Experience bookings.
Accordingly, the Committee revised our Executive Incentive Plan so that it would continue to align with our Operating Plan and the interests of our customers, stockholders, and employees. The Committee lowered the minimum performance thresholds under the Executive Incentive Plan before participants could earn any incentive bonus under the Executive Incentive Plan from exceeding: (1) 96.94% of the Operating Plan’s GAAP revenue target to 60% and (2) 95% of the Operating Plan’s Non-GAAP EPS target to 80%. The Committee simultaneously imposed a more stringent cap on the amount participants could earn by lowering the maximum Financial Performance Result participants could earn under the Executive Incentive Plan.
This blended approach resulted in a Financial Performance Result of 104.7% under our revised 2020 Executive Incentive Plan, due to record revenue and record net new ARR in our Digital Media business and strong Bookings in our Digital Experience business. For more discussion of cash incentive awards, see the section captioned “Cash Incentives” below.
Performance Share Program Results
The three-year performance period under Adobe’s 2018 Performance Share Program closed at the end of our 2020 fiscal year. Under this program, shares were earned based on relative total stockholder return (“TSR”) over a three-year performance period, during which Adobe achieved a total return of approximately 191%. During the performance period, the price of Adobe’s common stock increased from $165.38 to $481.66 (using the 90 calendar day averages preceding the beginning and end of the performance period). With this performance, our percentile rank among the companies included in the Nasdaq 100 Index as of December 2, 2017 was 95th, which under the plan resulted in each of the participants being awarded performance shares equal to 200% of the executive’s target number of shares.
30 | Adobe Inc.

Continued Emphasis on Pay for Performance
Approximately 92% of our CEO’s target total direct compensation in fiscal year 2020 was comprised of equity awards. A substantial percentage (70%) of these awards are based on Adobe’s relative TSR (compared against the companies in the Nasdaq 100 Index) measured over a three-year performance period issued under our Performance Share Program, with the balance of target equity value granted as time-based RSUs that vest according to our four-year vesting schedule. Unless we achieve at least a 50th-percentile rank over the three-year performance period of the Performance Share Program, our CEO and other executive officers will not realize the full intended value of their long-term incentive compensation. Further, because Adobe common stock underlies our equity-based compensation awards, the immediate value of these awards is subject to fluctuations in our stock price, strongly aligning the interests of our executive officers, including our CEO, with those of our stockholders.
    Our pay-for-performance philosophy is reflected in the pie charts below, which depict the composition of our CEO and other NEOs’ target total direct 2020 compensation:
CEO and Other NEOs’ Target Pay Mix(1)(2)
(1)    The mechanism for calculating target equity award values is described in detail under “Equity Incentives—Equity Compensation Mix.” The amounts shown for all other NEOs represent their average target pay mix. For the actual grant date fair value of equity awards, computed in accordance with stock-based compensation accounting principles, please see “Executive Compensation—Summary Compensation Table.”
(2)    The target pay mix for “All Other NEOs” excludes Mr. Chakravarthy as he received a new hire target equity award in January 2020.
Compensation Approach in Fiscal Year 2021
In addition to taking stockholder feedback into account, the Committee has evaluated a number of other factors discussed below in making decisions about our executive compensation approach. Following this evaluation, the Committee determined not to make any significant changes to the design of our cash incentive plan for fiscal year 2021. The Committee increased the minimum thresholds for revenue and non-GAAP EPS to 80 percent for fiscal year 2021 (from 60 percent in the final Executive Incentive Plan for fiscal year 2020). The Committee also chose to generally continue the approach to the equity compensation program from fiscal year 2020 for fiscal year 2021.
    The Committee believes that both the cash incentive and equity compensation programs have created the desired pay-for-performance incentives, and that these incentives have been driving the intended outcomes in recent fiscal years, resulting in top-line and bottom-line growth and generating significant stockholder value.
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Additional information regarding our fiscal year 2021 executive compensation programs is available in our Current Report on Form 8-K filed with the SEC on January 27, 2021.
Compensation-Setting Governance and Process
The Role of the Compensation Committee
    The Committee oversees and provides strategic direction to management regarding many elements of our executive compensation programs. It reviews and approves the compensation and severance benefits of Adobe’s executive officers, including our NEOs. As part of this review, the Committee regularly solicits input from its independent compensation consultant. In fiscal year 2020, the Committee met regularly in executive session with its independent compensation consultant and without management present. The Chair of the Committee also met separately with the consultant, both with and without management present. The Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting, and other advisors, at Adobe’s expense. The Committee also discusses Mr. Narayen’s performance with the Board and our Lead Director and remains solely responsible for making the final decisions on compensation for our executive officers, including our NEOs.
The Role of Executive Officers
The Committee regularly reviews the compensation programs for our executive officers, including our NEOs, to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests. This includes using our incentive compensation awards to support our strategic and operating plans. We also closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of market practices. This aids in the retention of our NEOs in a competitive market for executive talent.
In addition, our CEO conducted reviews of the performance and compensation of the other NEOs, and based on these reviews, made his recommendations for fiscal year 2020 target compensation levels (including adjustments to base salary and target annual cash incentives, if applicable, and equity incentive levels) directly to the Committee. No NEO was present or participated in the final determinations or deliberations of the Committee regarding the amount of any component of his own fiscal year 2020 compensation package.
The Role of the Compensation Consultant
Since 2008, the Committee has engaged Compensia, Inc. as the Committee’s independent compensation consultant to review and provide independent advice concerning all of the components of Adobe’s executive compensation programs, on account of Compensia’s expertise in the software industry, its knowledge of our peer group, and its geographical proximity. Compensia provided the following services on behalf of the Committee during fiscal year 2020: (1) reviewed and provided recommendations on the composition of our peer group, and provided compensation data relating to executives at the selected companies in our peer group; (2) conducted a comprehensive review of the total compensation arrangements for all of our executive officers; (3) provided advice on our executive officers’ compensation; (4) assisted with executive equity program design, including analysis of equity mix, target grant levels and program design parameters; (5) assisted with development of our fiscal year 2021 Executive Annual Incentive Plan; (6) provided updates on say-on-pay results and regulatory developments; (7) conducted a comprehensive review of compensation paid to the Board and provided recommendations to the Committee and the Board regarding director pay; (8) updated the Committee on emerging trends and best practices in the area of executive and board compensation; (9) reviewed peer company and broader market practices related to executive severance and change-in-control agreements; (10) conducted a detailed aggregate equity utilization relative to peer company practices; and (11) reviewed the Compensation Discussion and Analysis for inclusion in our 2021 proxy statement.
Our Employee Experience, Finance and Legal departments work with our CEO and Compensia to design and develop new compensation programs applicable to our NEOs and other executive officers, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group compensation comparisons and other Committee briefing materials and, ultimately, to implement the decisions of the Committee. Members of these departments and our CEO also meet with Compensia separately from the Committee to convey information on proposals that management may make to the Committee, as well as to allow Compensia to collect information about Adobe to develop its own proposals.
32 | Adobe Inc.

The Committee conducted a formal review of Compensia’s independence and is satisfied with the qualifications, performance and independence of Compensia. Other than providing limited guidance to our Employee Experience department regarding Adobe’s broad-based equity compensation design for all employees (as approved by the Committee), Compensia does not provide any other services to Adobe. Adobe pays for the cost of Compensia’s services.
The Role of Stockholders and Say-on-Pay Vote Results
Adobe values the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation. The Committee carefully considers stockholder feedback and the outcome of each vote when reviewing our executive compensation programs each year.
At our 2020 annual meeting, approximately 93% of the votes cast approved, on an advisory basis, our NEO compensation and disclosures for fiscal year 2019. This percentage of votes in favor of our compensation approach continued to validate our programs. In particular, we believe the strong approval was largely driven by the following attributes of our fiscal year 2019 executive compensation programs, which continued into fiscal year 2020: (1) the high degree of alignment between company performance and our executive compensation programs; (2) basing our Performance Share Program on a three-year performance period with a single objective metric—relative TSR—closely aligning the compensation opportunity of our NEOs to long-term stockholder interests; and (3) basing our short-term cash incentive program on financial metrics that align with our growth strategy, while adding an earnings metric to incentivize profitable growth.
While we welcome stockholder interaction throughout the year, we generally engage in stockholder outreach during two key periods each fiscal year: (1) leading up to our annual meeting of stockholders and (2) during the months of September and October, when Adobe’s management, the Committee and its independent compensation consultant are in the preliminary planning stages for the subsequent year’s compensation programs. During fiscal year 2020, we engaged with several of our largest stockholders in discussions regarding our existing programs and potential changes for the future, and we value the input received during those discussions. We expect to continue stockholder engagement throughout fiscal year 2021 as we consider potential changes to our compensation programs in the future.
The Role of Peer Companies
The Committee regularly reviews relevant market and industry practices on executive compensation. We do so to balance our need to compete for talent with the need to maintain a reasonable and responsible cost structure while aligning our executive officers’ interests with those of our stockholders.
Each year, to assist the Committee in its deliberations on executive compensation, the Committee reviews and updates our list of peer companies as points of comparison, as necessary, to ensure that the comparisons are meaningful. These peer companies are technology companies at which our NEOs’ positions would be analogous in scope and complexity, which operate in similar or related businesses to Adobe, and with which Adobe competes for talent. Compensia provides recommendations on the composition of our compensation “peer group” by considering companies with revenues within 0.5x to 2.0x of Adobe’s and market capitalization within 0.33x to 3.0x of Adobe’s, and taking into account the following criteria:
•global multi-faceted software/Internet company;
•profit margin within 0.5x to 2.0x of Adobe’s;
•number of employees within 0.5x to 2.0x of Adobe’s;
•stockholder advisory firm names company as Adobe’s peer;
•companies that list Adobe as a peer;
•positive revenue growth; and
•companies listed as peers by current peers.
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Based on the factors described above and input from management and Compensia, the Committee approved the peer group for fiscal year 2020, adding Oracle Corporation, SAP SE, and ServiceNow, Inc.

Peer Group for Fiscal Year 2020
Activision Blizzard, Inc.	Autodesk, Inc.	Booking Holdings Inc.
eBay Inc.	Electronic Arts, Inc.	Intuit, Inc.
Netflix, Inc.	NVIDIA Corporation	Oracle Corporation
PayPal Holdings Inc.	salesforce.com, Inc.	SAP SE
ServiceNow, Inc.	VMWare Inc.

The Committee’s independent compensation consultant prepares a compensation analysis compiled from both executive compensation surveys and data gathered from publicly available information for our peer group companies. The Committee uses this data to compare the current compensation of our NEOs to the peer group and to determine the relative market value for each NEO position. In addition, because Adobe’s market capitalization is within the top quartile of its peer companies, the Committee and management also specifically consider position of market cap relative to peers when reviewing equity and target total direct compensation levels.
Compensation Philosophy and Objectives
    Adobe’s mission is to change the world through digital experiences. To support our product and technical innovation with strong execution, we strive to create a dynamic work environment that attracts and retains great people who drive successful business outcomes, growth, innovation, and a focus on creating a world-class experience for Adobe’s customers.
Guiding Principles
We believe that the skills, experience, and dedication of our executive officers are critical factors that contribute directly to our operating results, thereby enhancing stockholder value. In order to continue to develop and bring to market the products that drive our financial performance, we must attract, motivate, and retain the top talent within our industry. As such, our compensation programs are designed to:
•provide competitive compensation opportunities that attract, as needed, individuals with the skills necessary for us to achieve our business objectives and retain those top performing individuals;
•relate directly to our corporate performance and meaningfully drive our business objectives;
•reward and motivate strong individual performance, but with a substantial majority of compensation tied to corporate objectives;
•avoid undue compensation-related risk; and
•create direct alignment with our stockholders by providing equity ownership in the company.
Executive Compensation Policies and Practices
The following aspects of our compensation programs underscore our continued commitment to corporate governance and compensation best practices:
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What we do		What we don’t do
✓	Pay for Performance. Our executives’ total compensation is designed to pay for performance and is comprised of elements that address both short-term and long-term financial performance.	✗	Our Insider Trading Policy, which applies to all employees, officers, and directors, prohibits transactions involving pledging, hedging, or short sales of Adobe equity.
✓	Independent Compensation Consultant. The Compensation Committee engages its own independent compensation consultant to advise on executive and non-employee director compensation matters.	✗	We do not provide golden parachute excise tax gross-up payments.
✓
Annual Compensation Peer Group Review.
The Compensation Committee reviews the composition of our compensation peer group annually and makes adjustments to the composition of that peer group, if deemed appropriate.
		✗	We do not provide defined benefit pension plans, supplemental executive retirement plans, or retiree health benefits.
✓	Annual Say-on-Pay Vote. We conduct an annual advisory vote on the compensation of our NEOs. At our 2020 Annual Meeting, more than 93% of the votes cast approved the 2019 compensation of our NEOs.	✗	Our equity plans do not include an evergreen feature that would automatically replenish the shares available for issuance.
✓	Clawback policy. We have a clawback policy for performance-based incentive compensation of our executive officers.
✓	Robust Stock Ownership Guidelines. We have robust stock ownership requirements for our directors and officers at the Senior Vice President level and above.

We believe our executive compensation programs have been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry.
Executive Compensation Program Components
Our executive compensation programs include base salary, an annual cash incentive opportunity, equity incentive awards and employee benefits. The percentage of performance-based compensation, or “at risk” pay, for Adobe’s management and other employees generally increases with job responsibility, reflecting our view of internal pay equity and the ability of a given employee to contribute to our results. We also generally align our compensation strategy with the practices of our peer group when possible and to the extent consistent with our business model. Our executive compensation programs focus on linking pay to performance and reinforcing the alignment of our executives’ interests with those of our stockholders. If results do not meet our expectations, our NEOs will receive compensation that is below target levels and may be below market in comparison to our peer group. Similarly, when superior results are achieved, our NEOs may receive compensation that is above target levels and above market. For more information, see the section titled “Realizable Pay” below.

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Compensation Objectives

Objectives
Compensation Element	Description	Attract/Retain Key Performers	Reward Short-Term Performance	Reward Long-Term Performance

Base Salary	Base salary provides market competitive compensation in recognition of role and responsibilities.	✓
Cash Incentives	Cash incentives are earned in full or in part only if (1) we achieve certain pre-established one-year company performance targets, (2) the recipient achieves individual performance levels or objectives, and (3) the recipient remains employed with Adobe through the earn date.	✓	✓
Equity Incentives	Equity incentives are awarded upon hire and then typically annually thereafter. Awards are both performance-based and time-based, each vesting over multiple years, aligning employee interests with stockholder interests.	✓		✓
Employee Benefits and Perquisites	Benefits programs for all eligible Adobe employees provide protection for physical, emotional and financial well-being.	✓
    In setting the mix among the different elements of executive compensation, we do not target specific allocations, but generally emphasize performance-based compensation, both cash and equity, in our executive officers’ compensation. The total target cash compensation opportunity (base salary and target cash incentives) represents less of our executive officers’ total target compensation than the total target equity compensation opportunity, to increase alignment with our stockholders’ interests and motivate performance that creates sustainable long-term stockholder value.
These allocations reflect our belief that a significant portion of our NEOs’ compensation should be performance based and therefore “at risk” based on company and individual performance, as well as NEO service requirements. Since our cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks, and our actual performance can deviate from the target goals, the amount of compensation actually earned will differ from the target allocations.
The fiscal year 2020 target total direct compensation (base salary, target cash incentives, and target equity value) (“TDC”) for each of our NEOs was set by the Committee based on a number of factors, including: competitive pay practices reflected in the peer group data; each executive’s contribution to Adobe; company and individual performance; anticipated future contributions; internal pay equity; and historical pay levels. The Committee also reviewed the positioning of the total target cash and target equity elements of compensation against levels at our peer companies, but these individual elements of NEO compensation may vary based on the importance of the other factors noted above in any given year with respect to any given NEO. Because our fiscal year begins earlier than most of our peer companies, our target TDC attempts to anticipate what the competitive compensation positioning for each role will be for the coming fiscal year.
Base Salary
For fiscal year 2020, the Committee reviewed the base salaries of our NEOs, comparing these salaries to the base salary levels at the companies in our peer group, as well as considering the roles and responsibilities, performance and potential performance of the NEOs, and their mix of other compensation elements (cash and equity incentives). Following its review, the Committee made no change to Mr. Narayen’s base salary and chose to increase the salaries for Messrs. Murphy, Belsky and Parasnis to better align with peer companies, acknowledge increased scope (where applicable), and reward their performance in fiscal year 2019.
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Fiscal Year 2020 Base Salaries

Name	2020 Salary ($)	2019 Salary ($)

Shantanu Narayen	$1,000,000	$1,000,000
John Murphy	650,000	575,000
Scott Belsky	625,000	550,000
Anil Chakravarthy(1)	725,000	—
Abhay Parasnis	650,000	600,000
________________________
(1)    Mr. Chakravarthy joined Adobe on January 9, 2020 and was not an NEO during fiscal 2019.
Cash Incentives
Annual Cash Incentive Plan
    As described above, in June 2020, to align with our Board’s changes to the Operating Plan for the second half of fiscal year 2020 in response to macroeconomic trends caused by the COVID-19 pandemic, the Committee revised the Executive Incentive Plan to (1) lower the maximum Financial Performance Result set earlier in January 2020 (which lowered the maximum amount participants could earn) and (2) lower the minimum performance thresholds before participants could earn any incentive bonus under the plan. As in prior years, the Executive Incentive Plan is designed to drive revenue growth, encourage accountability, drive execution of short-term priorities tied to long-term strategy and annual operating plan objectives, and recognize and reward the company’s executives upon the achievement of certain objectives. The Committee set threshold, target, and maximum performance levels for these goals that were based on the Operating Plan.
Plan Design and Target Annual Incentive Opportunity
    The Committee set the target annual cash incentive opportunity for fiscal year 2020 (expressed as a percentage of base salary) for each NEO early in the fiscal year. These targets did not change over the course of fiscal 2020. In setting the target levels, the Committee considered each NEO’s fiscal year 2020 target total cash opportunity against the peer group data provided by its independent compensation consultant, internal pay equity and the roles and responsibilities of the NEOs. The Committee set the fiscal year 2020 target annual cash incentive opportunity for each NEO at the same percentage as their target opportunities for fiscal year 2019, as their target opportunities remained in our target range when compared with our peers.
In fiscal year 2020, our Executive Incentive Plan continued to be designed to align our NEOs’ annual cash incentives with the company’s strategic priorities and financial performance. As with our fiscal year 2019 program, the financial performance metric under the Executive Incentive Plan was based on the company’s strategic priorities of driving ARR growth in Digital Media and Bookings growth in Digital Experience. As discussed in our recent Annual Reports, the Committee and the company’s management believe that these metrics were strong indicators of the forward-looking health of Adobe’s business for fiscal year 2020. In addition, starting in fiscal 2020, in addition to ARR and Bookings growth, 50% of the financial performance metric was also based on two new financial metrics – GAAP revenue and non-GAAP EPS performance as pegged against our Operating Plan for the fiscal year – which we believe will specifically incentivize profitable growth.
The Committee determined in its June 2020 update that, for purposes of earning any award under the Executive Incentive Plan, we must achieve two threshold goals, (1) exceed 60% of the GAAP revenue target and (2) exceed 80% of its annual Non-GAAP EPS target, each as set forth in the Operating Plan. If the threshold goals are not achieved, none of the participants in the Executive Incentive Plan would be eligible to earn any annual cash incentive award. In addition, awards are capped at 100% of target in the event the Financial Performance Result is below 90%. If we achieved the GAAP revenue threshold, each participant would be eligible to earn a maximum award of up to 200% of such participant’s target annual cash incentive opportunity.
The maximum award for each participant is subject to adjustment based on our performance against our corporate priorities and objectives, as well as the individual’s performance against goals tailored to each executive.
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A participant’s award is calculated according to the below formula:
________________________
*    Ranges from 0% to 150%
**    Capped at 100% of target in the event the Financial Performance Result is below 90%

Corporate Performance Result
The “Corporate Performance Result” (expressed as a percentage) is based on the financial performance of the company in fiscal year 2020 (the “Financial Performance Result”) and a discretionary strategic performance adjustment of up to 25 percentage points up or down based on the Committee’s assessment of the company’s performance against its corporate priorities and objectives during the performance period (the “Strategic Performance Adjustment”). The Financial Performance Result is determined by both (1) a Net New Sales metric comprised of net new Digital Media ARR (as defined below) and Bookings growth in Digital Experience, in both cases as set forth in the Operating Plan, and (2) GAAP revenue and non-GAAP EPS performance against the Operating Plan targets.
As described in our Annual Report on Form 10-K for the fiscal year ended November 27, 2020, we define annualized recurring revenue, or ARR, in our Digital Media business as the sum of Creative ARR and Document Cloud ARR. We define Creative ARR as the sum of (1) the annual value of Creative Cloud subscriptions and services, plus (2) the annual contract value of Creative Enterprise Term License Agreements. We define Document Cloud ARR as the sum of (1) the annual value of Document Cloud subscriptions and services, plus (2) the annual contract value of Document Cloud Enterprise Term License Agreements. A table showing the relationships between financial performance, as a percentage of the Operating Plan targets, and the funding results under the Executive Incentive Plan can be found in Exhibit 10.1 to the Current Report on Form 8-K Adobe filed with the SEC on June 11, 2020.
Individual Performance Result
The “Individual Performance Result” (expressed as a percentage ranging from 0% to 150%) is based on the Committee’s assessment of each participant’s individual performance including, without limitation, achievement of individual goals set by the Committee at the outset of the fiscal year.
The individual goals were selected by the Committee in consultation with our CEO (other than with respect to his own goals) at the outset of fiscal year 2020, and the Committee reviewed the achievement of such individual goals for each NEO to determine the NEO’s Individual Performance Result. For our CEO, these individual goals for fiscal year 2020 are shown in the table below. For our other NEOs, the individual goals for fiscal year 2020 are also shown in the table below, and were specifically tailored to the functions led by each NEO and aligned to the achievement of our overall Operating Plan.
38 | Adobe Inc.

Executive Officer	Individual Performance Goals

Shantanu Narayen	Drive the company’s multi-year growth strategy; focus on product and platform innovation; deepen the leadership bench strength and scale; and increase larger customer and partner sponsorship.
John Murphy	Drive return on investment, efficiency and revenue growth; and deliver insights through finance organization to improve operational performance.
Scott Belsky	Drive success of new products; deliver innovation and customer satisfaction on existing products; define strategy for market expansion; and improve activation and engagement.
Anil Chakravarthy	Unify Digital Experience and Worldwide Field Operations teams; drive product innovation; and improve customer success and growth in enterprise and commercial businesses.
Abhay Parasnis	Drive cross-cloud solution strategy; accelerate Sensei platform adaption and increase adoption of Adobe Cloud Platform; and incubate breakthrough technologies.
Individual EAIP Award
Once each component described above is certified by the Committee, the award earned by each participant is determined using the formula above, provided that in no event will a participant’s award exceed 100% of the participant’s individual target award if the Financial Performance Result is not at least 90%. Amounts paid under the Executive Incentive Plan are subject to recoupment from the participants in accordance with our clawback policies.
Fiscal Year 2020 Results and Payouts
As mentioned above, the targets and thresholds for the Executive Incentive Plan were revised in June 2020 due to the impact of COVID-19 on our business. At that time, the Committee believed the Executive Incentive Plan goals remained appropriate and were challenging in light of the macroeconomic environment.
In fiscal year 2020, we achieved $12.87 billion of revenue, exceeding our GAAP Revenue funding threshold level. Diluted earnings per share was $10.83 on a GAAP basis, and $10.10 on a non-GAAP basis. (See Annex A for a reconciliation of non-GAAP diluted EPS and non-GAAP operating income to GAAP diluted EPS and GAAP operating income.) According to the matrix included as Exhibit A to the Executive Incentive Plan, as set forth in Exhibit 10.1 to our 8-K filed with the SEC on June 11, 2020, the Net New Sales metrics resulted in a payout of 98.6% and GAAP revenue and non-GAAP EPS performance resulted in a payout of 110%. This produced an overall Financial Performance Result of 104.7%. The Committee elected to not exercise its discretion to make a Strategic Performance Adjustment for each of our NEOs.
The Committee monitored each NEO’s performance on a periodic basis during the year and measured total achievement at year end. Based on the Committee’s assessment of each NEO’s individual performance during the fiscal year, including progress against the individual goals shown above, the Committee determined the individual performance assessment for the participants as shown in the table below:

Name	Individual Performance Result		Corporate Performance Result		Actual Award Payout (% of Target Award)

Shantanu Narayen	100%	x	104.7%	=	104.7%
John Murphy	100%	x	104.7%	=	104.7%
Scott Belsky	100%	x	104.7%	=	104.7%
Anil Chakravarthy	100%	x	104.7%	=	104.7%
Abhay Parasnis	100%	x	104.7%	=	104.7%
The following table shows the calculation of the individual cash bonuses awarded by the Committee based on the formulas set forth above:
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Fiscal Year 2020 Executive Incentive Plan Cash Bonus

Name	Weighted Base Salary(1) ($)	Target Cash Incentive (%)	Target Cash Incentive ($)	Actual Award Payout (%)	Actual Cash Incentive Earned ($)

Shantanu Narayen	$1,000,000	200%	$2,000,000	104.7%	$2,094,000
John Murphy	638,050	100%	638,050	104.7%	668,038
Scott Belsky	613,050	100%	613,050	104.7%	641,863
Anil Chakravarthy	645,330	100%	645,330	104.7%	675,660
Abhay Parasnis	642,033	100%	642,033	104.7%	672,209
________________________
(1)    Base salary adjustments for Messrs. Murphy, Belsky and Parasnis took effect on January 27, 2020. Mr. Chakravarthy’s base salary for purposes of this calculation was prorated from his hire date of January 9, 2020.
Other Cash Incentives
The Committee retains authority to pay additional discretionary bonuses outside the Executive Incentive Plan but declined to grant any such awards in fiscal year 2020.
Equity Incentives
Goals of Equity Compensation
    We use equity compensation to motivate and reward strong corporate performance and to retain valued executive officers. We also use equity incentive awards as a means to attract and recruit qualified executives. We believe that equity awards serve to align the interests of our NEOs with those of our stockholders by rewarding them for growing the value of the company. By having a significant percentage of our NEOs’ target TDC payable in the form of multi-year equity and, thus, subject to higher risk and longer vesting than cash compensation, our NEOs are motivated to make decisions that will benefit Adobe and its stockholders in the long term.
Equity Compensation Mix
    For our fiscal year 2020 equity program established in January 2020, the Committee continued to differentiate between the CEO target mix of equity incentive awards and that of our other NEOs. Beginning with fiscal year 2020, the target mix of ongoing annual equity incentive awards to our CEO consisted of 70% performance share awards (up from 60%) and 30% time-based RSUs (down from 40%) in order to align our CEO more closely with the interests of our stockholders by having a larger proportion of his target TDC "at risk". The target mix of equity incentive awards to Messrs. Murphy, Belsky and Parasnis remained unchanged at 50% performance share awards and 50% time-based RSUs. The Committee determined that this mix of equity compensation would appropriately balance and meet our compensation objectives, as described in the table below. The Committee calculated the target values for equity to achieve this desired mix, based on a price of $346.91 per share, the trailing 10-day average of the closing price per share of our common stock as of January 22, 2020, the period just prior to the development of the equity compensation award recommendations. Based on this price per share, the total desired number of targeted shares was determined and then split, as applicable, between performance shares and time-based RSUs, each rounded up to the nearest whole share.

Mr. Chakravarthy, who was hired in January 2020, received equity awards in fiscal year 2020 consisting of 33% performance share awards and 67% new-hire time-based RSUs.

40 | Adobe Inc.

Fiscal Year 2020 Mix of Annual Equity Incentive Awards

Type of Equity (Allocation Percentage(1))	Description	Objectives/Dilutive Effect	Vesting(2)

Performance Share Awards (CEO ~70%, Other NEOs ~50%)	Stock-settled awards subject to performance- and time-based vesting conditions; three-year cliff performance period determines the total number of shares earned, with significant benefits for overachievement and significant consequences for underachievement, including the potential for no award being earned; no purchase cost to executive, so awards always have value if earned	Focus NEOs on a three-year performance goal tied to long-term stockholder returns while also providing a strong retention incentive, requiring continuous employment to vest; provide significant incentive to grow our stock price; and use fewer shares than stock options, so less dilutive	Performance shares vest upon the certification of performance results following a three-year performance period
Time-Based RSUs (CEO ~30%, Other NEOs ~50%)	Stock-settled awards subject to time-based vesting conditions; no purchase cost to executive, so awards always have value, if earned	Provide a strong incentive for our NEOs to remain employed with us, as they require continuous employment while vesting; provide moderate reward for growth in our stock price; and use fewer shares than stock options, so less dilutive	Vest over a period of four years; specifically, 25% on the first anniversary of the vesting commencement date and 6.25% quarterly thereafter for the remaining three years
_________________________
(1)    The percentages for Other NEOs exclude Mr. Chakravarthy due to his new hire RSU grant in January 2020.
(2)    Our NEOs’ equity awards are also subject to certain accelerated vesting provisions as described under “Severance and Change of Control Compensation” and “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2020—Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2020 Table—Effect of Retirement, Death and Disability on Equity Compensation Awards.”
Target Value and Award Determination
For fiscal year 2020, the Committee, with input from its independent compensation consultant, management, and our CEO, took a number of factors into account in determining the target value of the equity compensation opportunity for each of our NEOs. Among these factors were the individual performance of executives, peer group positioning, internal pay equity, our employee retention objectives, and the other factors for determining compensation discussed under “Compensation Philosophy and Objectives” above. With regard to peer group positioning, the Committee reviews the value of equity awards in the aggregate because of the different mix of equity awards granted by our peers, and the aggregated manner in which this data is presented in the peer group analyses.
The following table sets forth the total target value of equity awards for each NEO determined by the Committee, as well as the resulting number of performance shares (at target and maximum performance) and RSUs granted to each of our NEOs in January 2020. Note that this table reflects the values targeted by the Committee; for the actual grant date fair values of these equity awards, computed in accordance with stock-based compensation accounting principles, please see “Executive Compensation—Summary Compensation Table.”
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Equity Awards Granted by the Committee During Fiscal Year 2020

		Performance Share Program(1)
Name	Total Target Value of Equity Award ($)(2)	Target Award (#)	Maximum Award (#)	RSU Award (#)

Shantanu Narayen	$32,500,000	65,579	131,158	28,106
John Murphy	7,000,000	10,090	20,180	10,090
Scott Belsky	7,000,000	10,090	20,180	10,090
Anil Chakravarthy (3)	15,000,000	14,413	28,826	33,056
Abhay Parasnis	7,000,000	10,090	20,180	10,090
_________________________
(1)    Achievement of goals for performance shares granted in 2020 will be certified by the Committee following the completion of the three-year performance period.
(2)    Amount of performance shares and RSUs awarded to each NEO is based on the total target equity value for each NEO described above under “Equity Compensation Mix.”
(3)     Includes new hire RSUs with a target equity award value of $10,000,000 that were granted to Mr. Chakravarthy upon his joining Adobe in January 2020.
2020 Performance Share Program
As with our 2019 Performance Share Program, under our 2020 Performance Share Program shares are earned based on a single objective financial measure—relative TSR over a three-year performance period. All earned performance share awards will vest upon the later of the Committee’s certification of results and the three-year anniversary of the vesting commencement date. Accordingly, the performance shares will align our NEOs’ interests with those of our stockholders over the long term, while also providing key retention incentives, as the shares will only be awarded if an NEO remains providing service to Adobe (or an affiliate) upon the date of the Committee’s certification of results following the end of the three-year performance period. Moreover, the design of our Performance Share Program will result in strengthened retention incentives for our executives during periods over which the company is delivering favorable returns to our stockholders. The Committee believes in the importance of balancing absolute performance with that of relative performance to ensure that the company performs well relative to benchmark companies.
Under the 2020 Performance Share Program, the participants can earn between 0% and 200% (the payout cap under our program) of the target number of performance shares. The relative TSR measure compares the TSR of our common stock against the TSR of the companies included in the Nasdaq 100 Index as of November 30, 2019 over a three-year performance period, using a cumulative 90 calendar day look-back as of the beginning and the end of the three-year period. This TSR metric creates accountability since the payout depends upon our stockholder return being better than other companies in the Nasdaq 100 Index, companies the Committee and Adobe’s management believe constitute the most relevant market benchmark for Adobe’s performance. Also, the Nasdaq 100 Index (as opposed to our peer group) is broad enough to accommodate the high amount of consolidation and acquisition in our industry sector without significantly impacting the overall makeup of comparative companies between the start and end of the performance period.
The number of performance shares earned is calculated based on the formula below, and will increase or decrease 2.5% for every percentile that Adobe’s TSR percentile rank is above or below, respectively, the Nasdaq 100 companies’ 50th percentile, subject to the limitations in the chart below.
100% - ((50 - Percentile Rank) * 2.5%) = Percentage Payout
42 | Adobe Inc.

Company Percentile Rank as Compared to Index Companies	Shares of Stock That May Be Earned as a Percentage of Target Shares (“Percentage Payout”)
Below 25th (1)	0%
25th	38%
35th	63%
50th	100%	(2)
75th	163%
90th	200%	(3)
100th	200%
_________________________
(1)    A threshold percentile rank of 25% is required before any performance shares can be earned.
(2)    The maximum number of performance shares that may be earned at the 50th percentile or higher is capped at 100% of target, if Adobe’s absolute TSR is negative.
(3)    The maximum shares that may be earned is 200% of target, if Adobe’s absolute TSR is positive.
Because our 2020 Performance Share Program is based on a three-year performance period, none of the performance shares can be earned until the Committee certifies the level of achievement after the performance period closes.
For more information on the performance share awards granted during fiscal year 2020, see the “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2020” table and accompanying narrative.
2018 Performance Share Program Results and Payouts
The three-year performance period under Adobe’s 2018 Performance Share Program closed at the end of our 2020 fiscal year. As with our 2020 Performance Share Program described above, shares under the 2018 Performance Share Program were earned based on our relative TSR (compared against the companies in the Nasdaq 100 Index) measured over a three-year performance period. At the end of the performance period, there were 76 companies remaining in the relative peer group selected for the 2018 program. For the three-year performance period, Adobe’s TSR was approximately 191%, calculated based on the methodology set forth in the program.
The Committee engages an independent outside consultant to review the peer group data and calculate the results under our 2018 Performance Share Program. Of the companies remaining following the performance period, 71 had TSRs less than Adobe’s, and four had TSRs greater than Adobe’s, resulting in a 95th percentile ranking.
As described in our 2018 Performance Share Program, if Adobe’s absolute TSR is positive, the company's achievement of a percentile rank that exceeded the 50th percentile would increase the number of shares of stock that would be earned by increments of 2.5%, rounded up to the nearest whole percent, calculated using the same formula and chart as shown above for the 2020 Performance Share Program.
Under that formula, our percentile rank resulted in the maximum percentage payout of 200%. The target, maximum and actual shares earned and awarded to our NEO participants under the 2018 Performance Share Program, as certified by the Committee, are set forth in the table below:
2021 Proxy Statement | 43

2018 Performance Share Program Results

Name(1)	Target Award (#)	Maximum Award (#)	Actual Achievement (%)	Shares Awarded (#)

Shantanu Narayen	61,345	122,690	200%	122,690
John Murphy	3,835	7,670	200%	7,670
Scott Belsky	12,780	25,560	200%	25,560
Abhay Parasnis	15,340	30,680	200%	30,680
________________________
(1)    Mr. Chakravarthy was not a participant in the 2018 Performance Share Program because he was not employed by Adobe at the time the awards were granted.
2020 RSU Program
Recognizing that a substantial portion of our NEOs’ compensation is performance based, and therefore inherently at risk, the Committee granted time-based RSUs to our NEOs in order to satisfy our retention objectives and promote continuity in our business. The RSUs vest 25% on the one-year anniversary of the vesting commencement date and then 6.25% quarterly thereafter for the remaining three years of the award. Accordingly, our RSU program provides our NEOs with strong incentives to remain employed by Adobe, while providing additional rewards for growth in our stock price with less dilution to the company than time-based stock options, which were not granted by Adobe to any executive officer in fiscal year 2020.
Employment Agreements
Each of our NEOs is employed “at will.” Except in limited circumstances, such as when an employment agreement that provides for severance is assumed or renegotiated as part of a corporate transaction, we only enter into agreements providing for severance benefits with our U.S. executive officers in relation to a change of control of Adobe or an executive transition plan.
Realizable Pay
Realizable pay reflects the real value of equity awards and increases or decreases with fluctuations in market value. When determining the annual equity grants to our executives in January of each year, the Committee believes it is important to take into account not only the grant date fair values included in our Summary Compensation Table, but also to consider the effect of the year-end value of our stock on those awards over time.
Given that approximately 92% of our CEO’s and 83% of our other NEOs’ target total direct compensation for fiscal year 2020 is equity based, the Committee and the company consider it especially important to focus on realizable pay when evaluating the effectiveness of our pay for performance philosophy. For example, decreases in our stock price could cause stock-based awards to have realizable values that are less than what was targeted at the time of grant, including performance periods under our Performance Share Programs potentially closing with no value earned and no dilutive effect to the company.
As discussed above, the Committee sets our CEO's target compensation every year in consultation with our external compensation consultant and with reference to peer company pay practices. Our equity compensation programs are designed to incentivize performance and drive stockholder returns. The following chart demonstrates the relationship between the target and realizable values of our CEO’s total direct compensation and Adobe’s indexed TSR for the past five completed fiscal years. When our stock price increases and generates positive returns for Adobe’s stockholders, the increase impacts an executive’s realizable pay during the present fiscal year and for past fiscal years during which the executive received equity awards that are held or still subject to vesting. The following chart demonstrates that our equity compensation programs have been working as intended by the Committee, providing meaningful incentives for Adobe’s executives to drive strong stockholder returns relative to our peer group over the long-term.
44 | Adobe Inc.

CEO Target and Realizable TDC versus Indexed TSR
600%
500%
400%
300%
200%
100%
0%
$160
$133
$107
$80
$53
$27
$0
$19.50
$142.60
$21.83
$123.79
$27.27
$90.65
$35.52
$101.47
$35.92
$77.40
108%
195%
272%
336%
518%
FY2016
FY2017
FY2018
FY2019
FY2020
Indexed TSR
Target TDC ($MM)
Realizable TDC ($MM)

Target TDC:  Target TDC is the sum of our CEO’s target base salary as disclosed in the Compensation Discussion and Analysis sections of this and prior proxy statements, the target incentive amount (which is the target bonus percentage multiplied by the respective target base salary), and equity award target grant date fair values. No target value for All Other Compensation is included.
Realizable TDC: Realizable TDC is the sum of our CEO’s actual earned base salary, bonus, non-equity incentive plan compensation, and all other compensation as disclosed in the Summary Compensation Table, and equity award values of all restricted stock units and performance shares granted (adjusted to reflect actual or current estimated payout of outstanding PSUs as of the last day of fiscal year 2020) in each year multiplied by the stock price per share on the last day of fiscal year 2020 of $477.03.
Indexed TSR:  Indexed TSR is calculated by taking the stock price per share on the last day of fiscal years 2016 to 2020 of $99.73, $179.52, $250.89, $309.53 and $477.03, respectively, and dividing each by the stock price per share on the last day of fiscal year 2015 of $92.17.
Other Benefits and Programs
Retirement and Deferred Compensation Plan Benefits
We do not provide our employees, including our NEOs, with a defined benefit pension plan, any supplemental executive retirement plans or retiree health benefits, except as required by local law or custom for employees outside the United States. Our NEOs may participate on the same basis as other U.S. employees in our Section 401(k) Retirement Savings Plan (the “401(k) Plan”) with a company-sponsored match component.
We also maintain an unfunded, nonqualified deferred compensation plan (the “Deferred Compensation Plan”). Our executives and our Board members are eligible to participate at their election. The Deferred Compensation Plan provides the ability to defer receipt of income to a later date, which may be an attractive tax planning opportunity. We generally do not contribute to the Deferred Compensation Plan on behalf of participants; therefore, our cost to maintain the Deferred Compensation Plan is limited to administration expenses, which are minimal. Other than Mr. Narayen, no other NEOs participated in or had an accrued balance under the Deferred Compensation Plan in fiscal year 2020.
Perquisites and Additional Benefits and Programs
We provide limited perquisites to our executives, including our NEOs. In considering potential perquisites, the Committee considers the cost to Adobe as compared to the perceived value to our employees as well as other corporate
2021 Proxy Statement | 45

governance and employee relations factors. We offer our executives at the director level and above, including our NEOs, an annual comprehensive physical examination that is fully funded by Adobe, as an added benefit to the Adobe medical insurance provided. Alternatively, our NEOs may choose to enroll in a health concierge service. Adobe recognizes the significant role of its executives and offers this program to encourage a focus on keeping well. In fiscal year 2020, in response to the COVID-19 pandemic, we also provided free COVID testing to our senior management and their immediate family members.
In fiscal year 2018, the Board approved the purchase of a corporate jet as a security measure for our CEO and to optimize his travel. The aircraft is primarily for the use of our CEO, with certain limited exceptions where other executives may use it solely for business purposes. In the interests of security and efficiency, as well as our CEO’s health and safety, the Committee has encouraged our CEO to use the corporate aircraft for personal travel by providing an annual $400,000 allowance for incremental costs associated with his personal use of the jet, after which he must fully reimburse the Company for all additional incremental costs associated with personal use of the aircraft pursuant to an aircraft time sharing agreement with the Company. The incremental costs of non-business-related travel and guests on any such legs is included in the “All Other Compensation” column in the Summary Compensation Table. Our CEO recognized imputed taxable income and is not provided a tax reimbursement for any personal use of the aircraft, including for members of the CEO’s immediate family accompanying the CEO on business travel.
We also provide the following benefits to our NEOs, on the same terms and conditions as provided to all other eligible employees: health, dental, and vision insurance; life insurance; an Employee Stock Purchase Plan; health savings account; medical and dependent care flexible spending account; and short- and long-term disability, accidental death and dismemberment insurance. We believe these benefits are consistent with benefits provided by companies with which we compete for executive-level talent.
Severance and Change of Control Compensation
The Committee believes that change of control vesting of equity awards and severance benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that an executive departs Adobe before an acquisition is consummated. The Committee and the company believe that a pre-existing plan will allow our executives to focus on continuing normal business operations and on the success of a potential business combination, rather than on seeking alternative employment. Further, a pre-existing plan ensures stability and will enable our executives to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. To that end, Adobe provides certain change of control benefits as described below.
Each of our NEOs is an eligible participant in our 2020 Executive Severance Plan in the Event of a Change of Control (the “Change of Control Plan”). The Change of Control Plan provides for severance payments and fully accelerated vesting of outstanding equity awards for our NEOs and other members of senior management upon an involuntary termination of employment upon or following a qualifying change of control. The terms of the Change of Control Plan are described below.
We also maintain a Retention Agreement with Mr. Narayen, which provides similar benefits but does not require termination of his employment in order for him to receive the equity acceleration, as described below under “Executive Compensation—Change of Control.” Mr. Narayen’s original Retention Agreement, dated January 12, 1998, was amended February 11, 2008 based on his promotion to Chief Executive Officer, and was further amended on December 11, 2010 and December 5, 2014 in order to clarify the manner of compliance with, or exemption from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
The Change of Control Plan and the Retention Agreement with Mr. Narayen do not provide for reimbursements or “gross-ups” of excise tax amounts under Section 4999 of the Code. Rather, under both of these arrangements, benefits would be reduced if doing so would result in a better after-tax economic position for the affected executive. The Committee and the company believe this is an appropriate allocation of the tax cost of these arrangements between Adobe and the executive and is consistent with market practice.
Our change of control arrangements are designed to be competitive with the pay practices of our peer group. The Committee periodically reviews the terms and conditions of our change of control arrangements and will make adjustments when and to the extent it deems appropriate. The Change of Control Plan will expire on December 13, 2023.
Additional details regarding our Change of Control Plan and the Retention Agreement with Mr. Narayen, including estimates of amounts payable in specified circumstances as of the last day of fiscal year 2020, are disclosed in the “Executive
46 | Adobe Inc.

Compensation—Change of Control—Potential Payments upon Termination and/or a Change of Control” table contained in this proxy statement.
Equity-Related Policies
Stock Ownership Guidelines
In 2003, our Board adopted stock ownership guidelines for all employees at the senior vice president level and above (including our executive officers) and directors, which the Committee reviews periodically. These guidelines are designed to align our executive officers’ interests with those of our stockholders by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking. Under the guidelines, our executive officers should hold 50% of the net shares acquired until they satisfy (and continue to satisfy) the minimum share ownership value requirements listed in the table below.

Position	Minimum Ownership Value

Chief Executive Officer	20x base salary
President, Executive Vice President, or Chief Financial Officer	10x base salary
Senior Vice President	3x base salary
The minimum share ownership levels for each title are determined annually using the following:
•average base salary of the individuals holding such title as of December 31; and
•the average daily closing share price for the 30 days ending on December 31.
Once an executive officer achieves the minimum share threshold measured by the value of shares held, they should retain shares necessary to meet the minimum ownership requirement throughout the year. Shares that count toward the minimum share ownership levels include: shares owned outright and beneficially owned; shares purchased in the open market or inherited; shares acquired through the company’s Employee Stock Purchase Plan; vested restricted stock; vested RSUs, performance shares and performance units in our Deferred Compensation Plan; and shares issued from the exercise of vested options. Any shares held prior to the executive officer’s date of appointment will also count toward the ownership requirement.
The Committee reviews quarterly reports of the stock holdings of our officers and directors. Our Board may evaluate whether exceptions should be made in the case of any covered person who, due to his or her unique financial circumstances, would incur a hardship by complying with these guidelines. No such exceptions were granted or were in place in fiscal year 2020. As of November 27, 2020, each of our NEOs was in compliance with the applicable guidelines.
Anti-Hedging and Anti-Pledging Policy
Our insider trading policy explicitly prohibits any director or employee, including our NEOs, from hedging their equity ownership in Adobe by engaging in short sales or trading in any derivatives involving Adobe securities. All employees are also prohibited from holding Adobe stock in a margin account or otherwise pledging Adobe stock or using financial instruments such as prepaid variable forwards, equity swaps, exchange funds, and collars.
Performance-Based Compensation Recovery Policy
Our Board has adopted a Clawback Policy applicable in the event of a material restatement of our financial statements that results from the intentional misconduct or fraud of a Section 16 executive officer. The Clawback Policy enables the Board to require repayment or cancellation of the incremental portion of the performance-based incentive compensation paid or payable to such officer in excess of the amount that would have been paid or payable based on the restated financial results. We will also continue to monitor rule-making actions of the SEC and Nasdaq related to clawback policies and implement such rules when required.
2021 Proxy Statement | 47

In addition, as a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive.
Granting Guidelines for Equity Compensation
Adobe has adopted written guidelines setting forth our grant practices and procedures for all equity awards. Pursuant to these guidelines:
•the vesting commencement date for our annual equity awards granted to our employees, including the NEOs, is January 24 of each year, unless another date is approved and documented by the Committee;
•the effective grant date for non-executive officer new hire RSU awards is the 15th day of the month following the month of the employee’s hire date, or, if that is not a trading day, the first trading day thereafter; and
•the effective grant date for promotion RSU awards is the 15th day of the month following the month of the employee’s promotion.
Because the foregoing grant dates are pre-established, the timing of the release of material non-public information does not affect the grant dates for equity awards, and Adobe does not time the release of material non-public information based on equity award grant dates. Pursuant to our practices for executive officers, the effective grant date for new hire RSU and performance share awards is the executive officer’s hire date.
The Committee approves all grants made to our executive officers on or before the grant date. The Committee also has the authority to approve non-executive officer stock option, performance share, and RSU awards. Our Board has also delegated to a Management Committee for Employee Equity Awards (consisting of the Chief Executive Officer and the Chief People Officer & Executive Vice President, Employee Experience) the authority to approve RSU awards to non-executive officer employees in accordance with the granting guidelines described above and subject to Committee-approved vesting schedules and share limits. In addition, our Board has delegated to an Acquired Company & Retention Equity Awards Committee (consisting of the CEO in his capacity as a member of the Board) the authority to approve the assumption of outstanding awards in an acquisition, and the granting of stock option, performance share and RSU awards to employees and consultants. Pursuant to its charter, the Committee has the authority to establish the terms and conditions of our equity awards; therefore, the Committee may make exceptions to Adobe’s granting guidelines.
In the event we award stock options, all stock option awards would be granted with an exercise price equal to or greater than the closing price of the underlying stock on the effective grant date or, in accordance with the terms of our approved equity plans, the closing price of the underlying stock on the last trading day prior to the effective grant date, if an award is granted on a non-trading day.
Tax and Accounting Considerations
The Committee considers the financial accounting and tax consequences to Adobe of our compensation programs and the tax consequences to our employees. In determining the aggregate number and mix of equity grants in any fiscal year, the Committee and management consider the size and share-based compensation expense of outstanding and new equity awards.
Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation greater than $1 million paid for any fiscal year to certain executive officers. For taxable years beginning after December 31, 2017, this limit applies to performance-based compensation that was previously eligible for exclusion from the $1 million deduction limit, unless the compensation is eligible for grandfathering under the December 2017 tax law changes.
The Committee believes it is important to preserve flexibility in administering and designing compensation programs. Accordingly, we do not require that all compensation be deductible as corporate objectives may not always be consistent with the requirements for full deductibility. The Committee expects it will grant awards and provide for compensation that will not be deductible under Section 162(m) when it believes that such non-deductible arrangements are otherwise in the best interests of Adobe and its stockholders.
48 | Adobe Inc.

Report of the Executive Compensation Committee
The Executive Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Executive Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended November 27, 2020 and in this proxy statement.
Respectfully submitted,
EXECUTIVE COMPENSATION COMMITTEE

Amy Banse, Chair
Melanie Boulden
Laura Desmond
David Ricks

2021 Proxy Statement | 49

Summary Compensation Table for Fiscal Years 2020, 2019 and 2018
The following table sets forth information regarding the compensation for services performed during fiscal years 2020, 2019 and 2018 awarded to, paid to, or earned by the NEOs, which include (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) our three other most highly compensated executive officers, as determined by reference to total compensation for fiscal year 2020, who were serving as executive officers at the end of fiscal year 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)

Shantanu Narayen	2020	$1,000,000	$—	$42,582,476	$2,094,000	$213,478	$45,889,954
Chairman, President, and Chief Executive Officer	2019	1,000,000	—	37,025,873	950,000	169,758	39,145,631
	2018	1,000,000	—	25,539,764	1,824,313	33,451	28,397,528

John Murphy	2020	638,462	—	8,577,610	668,038	9,378	9,893,488
Executive Vice President and Chief Financial Officer	2019	575,000	—	6,604,661	273,125	9,205	7,461,991
	2018	532,115	—	6,620,002	469,415	200,011	7,821,543

Scott Belsky	2020	613,462	—	8,577,610	641,863	8,790	9,841,725
Chief Product Officer and Executive Vice President, Creative Cloud	2019	550,000	—	6,604,661	261,250	8,634	7,424,545
	2018	545,769	1,250,000	10,193,697	516,758	8,313	12,514,537

Anil Chakravarthy(4)	2020	641,346	3,000,000	18,442,255	675,660	9,283	22,768,544
Executive Vice President and GM, Digital Experience Business and Worldwide Field Operations

Abhay Parasnis (5)	2020	642,307	—	8,577,610	672,209	9,065	9,901,191
Executive Vice President, Chief Technology Officer, and Chief Product Officer, Document Cloud	2019	600,000	—	6,604,661	285,000	8,745	7,498,406

______________________________________
(1)    These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value, computed in accordance with stock-based compensation accounting principles, of performance shares, assuming the probable outcome of related performance conditions, and RSUs. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our Fiscal Year 2020 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-Based Compensation.” As shown above in the table entitled “Equity Awards Granted by the Committee During Fiscal Year 2020,” performance share awards have a maximum payout of 200% of the target number of shares.
(2)    These amounts consist solely of amounts earned under our Executive Incentive Plans. Such amounts are paid in the subsequent fiscal year.
(3)    For all NEOs, these amounts for fiscal year 2020 include matching contributions under Adobe’s 401(k) Plan and life insurance premiums. For Mr. Narayen, the amounts also include the incremental cost of personal use of our corporate jet, based on variable costs for fuel, crew, catering, security, and airport fees, amounting to $197,322 and the costs of executive health concierge service in lieu of the executive physical and company-offered COVID testing.

(4)    Mr. Chakravarthy was not a named executive officer in fiscal year 2019 or 2018.
(5)     Mr. Parasnis was not a named executive officer in fiscal year 2018.
50 | Adobe Inc.

CEO Pay Ratio
The fiscal year 2020 annual total compensation of our CEO was $45,889,954 and the annual total compensation of our median compensated employee was $153,916, based on the methodology presented in the Summary Compensation Table. This resulted in a ratio of 298 to 1. For purposes of identifying the median employee, we took into account target annual base salary, target cash incentive bonus, and grant date accounting value of ongoing RSU and performance share awards granted to our employees, excluding Mr. Narayen, as of November 27, 2020. We annualized this compensation for employees who did not work the entire year.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
2021 Proxy Statement | 51

Grants of Plan-Based Awards in Fiscal Year 2020
The following table shows all plan-based awards granted to the NEOs during fiscal year 2020. The equity awards granted in fiscal year 2020 identified in the table below are also reported in “Outstanding Equity Awards at 2020 Fiscal Year End.” For additional information regarding incentive plan awards, please refer to the Cash Incentives and Equity Incentives sections of our “Compensation Discussion and Analysis.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Shantanu Narayen	—	$—	$2,000,000	$4,000,000	—	—	—	—	$—
	1/27/2020	—	—	—	24,920	65,579	131,158	—	32,706,870	(5)
	1/27/2020	—	—	—	—	—	—	28,106	9,875,605
John Murphy	—	—	638,050	1,276,100	—	—	—	—	—
	1/27/2020	—	—	—	3,834	10,090	20,180	—	5,032,287	(5)
	1/27/2020	—	—	—	—	—	—	10,090	3,545,323
Scott Belsky	—	—	613,050	1,226,100	—	—	—	—	—
	1/27/2020	—	—	—	3,834	10,090	20,180	—	5,032,287	(5)
	1/27/2020	—	—	—	—	—	—	10,090	3,545,323
Anil Chakravarthy	—	—	645,330	1,290,660	—	—	—	—	—
	1/27/2020	—	—	—	5,477	14,413	28,826	—	7,188,340	(5)
	1/9/2020	—	—	—	—	—	—	33,056	11,253,915
Abhay Parasnis	—	—	642,033	1,284,066	—	—	—	—	—
	1/27/2020	—	—	—	3,834	10,090	20,180	—	5,032,287	(5)
	1/27/2020	—	—	—	—	—	—	10,090	3,545,323
    _________________________
(1)    These columns represent awards granted under our Executive Incentive Plan for performance in fiscal year 2020. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Minimum performance under the Executive Incentive Plan could have resulted in a threshold amount equal to $0. Actual cash incentive awards earned in fiscal year 2020 by the NEOs under the Executive Incentive Plan are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”
(2)    These columns represent awards granted under our 2020 Performance Share Program, which was adopted under our 2019 Equity Incentive Plan (the “2019 Plan”). These columns show the awards that are possible at the threshold, target, and maximum levels of performance. If the company does not achieve the threshold performance metric, zero shares will be earned. Because our 2020 Performance Share Program is based on a three-year performance period, none of the performance shares can be earned until the performance period closes at the end of our 2022 fiscal year. See “Equity Awards Granted by the Committee During Fiscal Year 2020” in the “Compensation Discussion and Analysis” section of this proxy statement for additional discussion.
(3)    This column represents awards of RSUs granted under our 2019 Plan.
(4)    These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value, computed in accordance with stock-based compensation accounting principles, of each equity award. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our Fiscal Year 2020 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-Based Compensation.”
(5)    The grant date fair value included in this column for awards granted under our 2020 Performance Share Program is based on the probable outcome of the performance conditions associated with these grants determined as of the grant date, excluding the effect of estimated forfeitures.
52 | Adobe Inc.

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2020 Table
The material terms of the NEOs’ annual compensation, including base salaries, the Executive Incentive Plan, the 2020 Performance Share Program, the time-based RSUs and the explanations of the amounts of salary, cash incentives, and equity values in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our equity award granting practices are described above and our severance benefits are described under “Change of Control” in this proxy statement. None of our NEOs have entered into a written employment agreement with Adobe.
As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2020 non-equity incentive awards were granted pursuant to the Executive Incentive Plan, with amounts earned based on the achievement of certain financial and strategic objective goals, as well as the individual performance applicable to each respective NEO. Cash incentives were fully vested when earned.
As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2020 performance share awards will be settled in stock, subject to the terms of our 2020 Performance Share Program. Actual awards earned under the 2020 Performance Share Program will be determined based on the results achieved with respect to the three-year performance period, as certified by the Committee at the outset of our 2023 fiscal year, contingent upon each NEO’s continued service to Adobe.
The RSUs granted to our NEOs pursuant to our 2019 Plan at the outset of fiscal year 2020 vest over four years with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant subject to continued service through each applicable vesting date.
There is no purchase price associated with performance share or RSU awards. We did not pay dividends on our common stock during fiscal year 2020.
Effect of Death and Disability on Equity Compensation Awards
The terms and conditions of our RSU awards provide that if a recipient’s employment is terminated due to death or disability, the recipient will be given credit for an additional 12 months of service, resulting in vesting for the applicable award accelerating by 12 months.
The terms and conditions of our performance share awards granted in fiscal years 2018, 2019 and 2020 (which vest upon the later of the certification of the performance goals and the third anniversary of the grant date) provide that if a recipient’s employment is terminated due to death or disability before certification of the performance goals, the recipient will receive a prorated target award based on the number of months of service provided during the performance period.
2021 Proxy Statement | 53

Outstanding Equity Awards at 2020 Fiscal Year End
The following table sets forth information regarding outstanding equity awards as of November 27, 2020 for each NEO. All vesting is contingent upon continued employment with Adobe through the applicable vesting date and certain equity awards are subject to performance conditions, each as specified in the footnotes. Market values and payout values in this table are calculated based on the closing market price of our common stock as reported on Nasdaq on November 27, 2020, which was $477.03 per share. No stock options were outstanding as of November 27, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Shantanu Narayen	20,448	(1)	$9,754,309	—		$—
	—		—	122,690	(2)	58,526,811
	23,202	(3)	11,068,050	—		—
	—		—	123,742	(4)	59,028,646
	—		—	61,872	(4)	29,514,800
	28,106	(5)	13,407,405	—		—
	—		—	131,158	(6)	62,566,301
John Murphy	5,750	(7)	2,742,923	—		—
	1,278	(1)	609,644	—		—
	—		—	7,670	(2)	3,658,820
	11,460	(8)	5,466,764	—		—
	6,961	(3)	3,320,606	—		—
	—		—	24,750	(4)	11,806,493
	10,090	(5)	4,813,233	—		—
	—		—	20,180	(6)	9,626,465
Scott Belsky	14,216	(9)	6,781,458	—		—
	—		—	25,560	(2)	12,192,887
	6,961	(3)	3,320,606	—		—
	—		—	24,750	(4)	11,806,493
	10,090	(5)	4,813,233	—		—
	—		—	20,180	(6)	9,626,465
Anil Chakravarthy	33,056	(10)	15,768,704	—		—
	—		—	28,826	(6)	13,750,867
Abhay Parasnis	5,113	(1)	2,439,054	—		—
	—		—	30,680	(2)	14,635,280
	6,961	(3)	3,320,606	—		—
	—		—	24,750	(4)	11,806,493
	10,090	(5)	4,813,233	—		—
	—		—	20,180	(6)	9,626,465
_________________________
(1)    RSUs granted pursuant to our 2003 Plan. Three-year vesting with 1/3 vesting on each anniversary of the grant date. RSUs fully vested on January 24, 2021.
(2)    These amounts represent the maximum number of shares that could be earned under our 2018 Performance Share Program. The performance period ended at the end of fiscal year 2020, and certification was completed thereafter.
54 | Adobe Inc.

The awards fully vested on January 24, 2021. See the discussion in the “Compensation Discussion and Analysis” section of this proxy statement for actual achievement amounts.
(3)    RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vest on January 24, 2023.
(4)    These amounts represent the maximum number of shares that could be earned under our 2019 Performance Share Program. The performance period will end at the end of fiscal year 2021, and the certification will be completed thereafter. The awards will fully vest as of the later of January 24, 2022 or the certification date.
(5)    RSUs granted pursuant to our 2019 Plan. Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vest on January 24, 2024.
(6)    These amounts represent the maximum number of shares that could be earned under our 2020 Performance Share Program. The performance period will end at the end of fiscal year 2022, and the certification will be completed thereafter. The awards will fully vest as of the later of January 24, 2023 or the certification date.
(7)    RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. RSUs fully vest on March 20, 2021.
(8)    RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. RSUs fully vest on April 9, 2022.
(9)    RSUs granted pursuant to our 2003 Plan. Three-year vesting with 1/3 vesting on each anniversary of the grant date. RSUs fully vested on December 6, 2020.
(10)    RSUs granted pursuant to our 2019 Plan. Three-year vesting with 1/3 vesting on each anniversary of the grant date. RSUs fully vest on January 9, 2023.
Option Exercises and Stock Vested in Fiscal Year 2020
The following table sets forth information regarding the vesting during fiscal year 2020 of time-based stock-settled RSUs, and performance-based stock-settled awards granted under our 2017 Performance Share Program for each of the NEOs, on an aggregate basis. In January 2020, the Committee certified the results of our 2017 Performance Share Program at 200% of target. Because certification occurs in the year following the end of the three-year performance period, none of the awards under our 2018, 2019, or 2020 Performance Share Programs were eligible to be earned or vest in 2020.
The value realized on vesting of stock awards is based on the closing market price of our common stock as reported on Nasdaq on the vesting date of the stock-settled awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Shantanu Narayen	—	$—	236,780	$83,735,675
John Murphy	—	—	18,172	6,037,264
Scott Belsky	—	—	19,631	6,417,529
Anil Chakravarthy(1)	—	—	—	—
Abhay Parasnis	—	—	65,605	23,213,168
_________________________

(1)    Mr. Chakravarthy joined in January 2020 and has not vested any shares.
2021 Proxy Statement | 55

Nonqualified Deferred Compensation in Fiscal Year 2020
We originally adopted a Deferred Compensation Plan in December 2006, which has been amended from time to time and most recently in December 2019 to remove the ability of executive officer participants who are not directors to defer performance shares or RSUs granted after December 31, 2019. Under the terms of our Deferred Compensation Plan, eligible employees, including each of the NEOs, and directors may elect to defer the receipt of their cash compensation, and directors may elect to defer the receipt of a portion of equity compensation, they would otherwise have received when earned. Amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant with similar options as available under the 401(k) Plan. We do not contribute to the Deferred Compensation Plan on behalf of its participants, or match the deferrals made by participants, with the exception of situations in which an election to defer under the Deferred Compensation Plan would prevent a participant from receiving the full 401(k) company match. In those situations, we make a contribution to the Deferred Compensation Plan equal to the foregone 401(k) company match. Accordingly, amounts payable under the Deferred Compensation Plan generally are entirely determined by participant contributions and fund elections.
Participants in the Deferred Compensation Plan may elect to contribute 5% to 75% of their base salary and 5% to 100% of other specified compensation, including commissions and bonuses. Members of our Board may contribute 100% per vesting tranche of their RSU awards. Generally, participants may elect the payment of benefits with respect to cash and equity deferrals to begin on a specified date or upon termination of employment. Payment of cash deferrals may be made in the form of a lump sum or annual installments, subject to certain requirements. Payments of equity deferrals may only be made in the form of a lump sum. In addition, each participant elects whether to keep his or her account balance in the Deferred Compensation Plan or to receive a lump sum distribution upon a change of control. If a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except that deferred RSUs are settled in Adobe stock.
Other than Mr. Narayen, no other NEOs participated in, or had an accrued balance under, the Deferred Compensation Plan in fiscal year 2020. The following table shows accrued balances under the Deferred Compensation Plan as of the last day of our 2020 fiscal year:

Nonqualified Deferred Compensation(1)
Name	Aggregate balance at November 29, 2019 ($)	Executive contributions in fiscal 2020 ($)	Registrant contributions in fiscal 2020 ($)	Aggregate earnings fiscal 2020 ($)	Aggregate withdrawals/distributions in fiscal 2020 ($)	Aggregate balance at November 27, 2020 ($)

Shantanu Narayen	$5,214,655	$907,694	$—	$694,764	$—	$6,817,113

_________________________
(1)    Executive contribution amounts in this table are reflected in the Summary Compensation table for fiscal year 2020 and were reflected in prior years, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table for fiscal year 2020 and were not reflected in prior years.
Change of Control
Each of the NEOs is eligible to receive severance benefits in the event of certain terminations of employment upon or after a change of control of Adobe, pursuant to the terms of our Change of Control Plan applicable to each of our current NEOs or, in the case of our Chief Executive Officer, upon or after a change of control of Adobe, in some cases whether or not his employment is terminated, pursuant to his Retention Agreement. Mr. Narayen would need to waive all benefits under his Retention Agreement to receive any benefits under the Change of Control Plan.
The terms of the Change of Control Plan are described below.
Change of Control Terms
Change of Control Plan. Each of our NEOs is an eligible participant in our 2020 Change of Control Plan. The Change of Control Plan will expire on December 13, 2023, unless extended by Adobe. If a change of control occurs prior to its
56 | Adobe Inc.

expiration, the Change of Control Plan will terminate following the later of the date which is twelve months after the occurrence of a change of control or the payment of all severance benefits due under the Change of Control Plan.
Pursuant to the Change of Control Plan, if there is a qualifying change of control of Adobe (as defined in the plan), and within three months prior and twelve months following the change of control, one of our NEOs (other than Mr. Narayen) experiences a separation from service as a result of Adobe (or any successor) terminating his employment without cause (and not due to death or disability), or if he resigns for good reason, such executive officer would be eligible to receive:
•twenty-four months of salary and target bonus;
•a lump sum payment equal to eighteen months of COBRA premiums for the eligible executive and covered dependents; and
•accelerated vesting of all outstanding equity awards (including, for performance shares, solely to the extent shares are credited to the executive based upon performance achieved as of the change of control).
In the event that any amount under the Change of Control Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to the affected individual. All of the benefits under the Change of Control Plan are conditioned upon the executive officer signing a release of claims.
Chief Executive Officer Retention Agreement. Effective January 12, 1998, Adobe entered into a Retention Agreement with Mr. Narayen, which has been amended three times: the first time effective February 11, 2008, based on his promotion to Chief Executive Officer, and the second and third times on December 17, 2010 and December 5, 2014, respectively, both times in order to clarify the manner of compliance with, or exemption from, Section 409A of the Code, in light of updates to, and interpretations of, applicable tax regulations.
Pursuant to his Retention Agreement, if there is a qualifying change of control of Adobe (as defined in the agreement), and prior to or within two years following the change of control, Mr. Narayen experiences a separation from service as a result of Adobe (or any successor) terminating his employment without cause, or as a result of a disability, or if he resigns for good reason, Mr. Narayen would be eligible to receive:
•thirty-six months of salary and target bonus;
•pro-rata target bonus for the fiscal year of termination based on the base salary then in effect; and
•COBRA premiums for him and covered dependents until the earlier of (1) the last month in which he and his covered dependents are eligible for and enrolled in COBRA coverage and (2) thirty-six months.
    Upon a change of control, regardless of whether his employment is terminated, Mr. Narayen would be eligible to receive accelerated vesting of all outstanding equity awards (including, for performance shares, solely to the extent shares are credited to him based upon performance achieved at the change of control) and any stock options would become fully exercisable.
In the event that any amount under Mr. Narayen’s Retention Agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to Mr. Narayen. All benefits provided under the Retention Agreement are conditioned upon him signing a release of claims. The Retention Agreement has no expiration date.
2019 and 2003 Plans
    In the event of a “Change of Control” (as defined in the 2003 Plan and the 2019 Plan, “COC”), the surviving, continuing successor or purchasing entity or its parent may, without the consent of any participant, either assume Adobe’s rights and obligations under outstanding awards or substitute substantially equivalent equity awards. If the acquiring entity elects not to do so, then all unexercised and unvested portions of all outstanding awards will become immediately exercisable and vested in full. Any awards which are not assumed or replaced in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.
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    Equity awards granted to non-employee directors generally provide under the applicable award agreements that the awards will fully accelerate immediately prior to the effective date of a Change of Control, subject to the consummation of the Change of Control. We have provided, and may provide in the future, additional benefits upon a Change of Control or other similar transactions. For example, our executive officers are either covered by the Change of Control Plan or, with respect to Mr. Narayen, his Retention Agreement, which provide for certain acceleration benefits applicable to equity compensation awards in the event of a Change of Control (see “Compensation Discussion and Analysis—Other Benefits and Programs—Severance and Change of Control Compensation” and “Executive Compensation—Change of Control” contained in this proxy statement for more information).
Performance Share Programs
Pursuant to our Performance Share Programs in 2018, 2019 and 2020, in the event of a change of control prior to the certification date, the performance period will be shortened and the Committee will determine the level of achievement and the number of shares credited as of immediately prior to the date of the change of control, but the applicable time-based service vesting requirements will continue to apply. The Change of Control Plan and Mr. Narayen’s Retention Agreement, as applicable, provide for acceleration of the applicable time-based service vesting requirements under our Performance Share Programs for the awards held by the NEOs, as described above.
Potential Payments upon Termination and/or a Change of Control
The following table sets forth the estimated potential payments and benefits payable to each NEO under the Change of Control Plan (as in effect on November 27, 2020), and in the case of Mr. Narayen, his Retention Agreement, in the event of a termination of employment and/or a COC, as if such termination or COC event had occurred on November 27, 2020, the last day of fiscal year 2020. The value of the equity awards is based on the closing market price of our common stock as reported on Nasdaq on November 27, 2020, which was $477.03 per share. Each NEO must sign a release of claims to receive any of the benefits below except those for Death/Disability, COC Only (continued employment), or COC Only/Equity Not Assumed or Substituted.

Triggering Event	Target Bonus (1) ($)	Lump Sum Severance (2) ($)		Accelerated Performance Awards (3) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (pres. val.)(4) ($)	Total (5) ($)

Shantanu Narayen
Death/Disability(6)	$—	$—		$69,205,604	$20,539,003	$—	$89,744,607
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	2,000,000	9,000,000		104,818,278	34,229,765	30,786	150,078,829
COC Only (continued employment)(8)	—	—		104,818,278	34,229,765	—	139,048,043
COC Only/Equity Not Assumed or Substituted(9)	—	—		104,818,278	34,229,765	—	139,048,043
John Murphy
Death/Disability(6)	—	—		7,369,160	9,667,013	—	17,036,173
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	638,050	2,600,000	(10)	12,545,889	16,953,169	15,085	32,752,193
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		12,545,889	16,953,169	—	29,499,058
58 | Adobe Inc.

Triggering Event	Target Bonus (1) ($)	Lump Sum Severance (2) ($)		Accelerated Performance Awards (3) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (pres. val.)(4) ($)	Total (5) ($)
Scott Belsky
Death/Disability(6)	—	—		11,636,193	10,362,522	—	21,998,715
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	613,050	2,500,000	(10)	16,812,922	14,915,296	43,812	34,885,080
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		16,812,922	14,915,296	—	31,728,218
Anil Chakravarthy
Death/Disability(6)	—	—		2,291,652	5,255,917	—	7,547,569
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	645,330	2,053,599	(11)	6,875,433	15,768,705	43,812	25,386,879
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		6,875,433	15,768,705	—	22,644,138
Abhay Parasnis
Death/Disability(6)	—	—		12,857,390	6,020,118	—	18,877,508
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	642,033	2,600,000		18,034,119	10,572,892	43,812	31,892,856
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		18,034,119	10,572,892	—	28,607,011
_________________________
(1)    This amount represents the fiscal year 2020 target annual cash incentive opportunity under the Executive Incentive Plan. The cash incentive opportunity amount is pro-rated for the elapsed time in the current incentive period, assuming that all performance targets have been met; therefore, the amount reported is 100% of the target annual cash incentive opportunity. Actual fiscal year 2020 bonuses earned by each NEO are reported in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”
(2)    Based on the base salary and target bonus on November 27, 2020.
(3)    This amount includes the full acceleration of the number of shares at 100% of target under the 2018, 2019 and 2020 Performance Share Programs. As of November 27, 2020, the 2018 Performance Share Program's performance certification by the Committee was not completed; the 2019 and 2020 Performance Share Programs had not yet completed each of their respective performance periods. For purposes of this disclosure, achievement of performance is assumed to be 100%, but actual achievement may vary. The Committee’s certification of
2021 Proxy Statement | 59

achievement under the 2018 Performance Share Program was completed on January 14, 2021. See the discussion in the “Compensation Discussion and Analysis” section of this proxy statement for actual achievement amounts.
(4)    Amounts reported represent the present value of 18 months of COBRA payments with an estimated 4% premium increase every 12 months. The present value is calculated by using 120% of the short term applicable federal rate of 0.16%.
(5)    In accordance with the terms of the Change of Control Plan and Mr. Narayen’s Retention Agreement, all of the benefits in this table are subject to a reduction in the event the amounts payable would constitute an excess parachute payment within the meaning of Section 280G of the Code, to the extent the reduced benefits would result in a better after-tax economic position for the effected NEO. See footnotes 10 and 11 below regarding Messrs. Belsky, Murphy, and Chakravarthy’s benefits.
(6)    For an explanation of benefits to be received by our NEOs as a result of death or disability, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2020—Narrative Summary to Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal Year 2020 Table—Effect of Retirement, Death and Disability on Equity Compensation Awards” above.
(7)    For an explanation of benefits received by our NEOs as a result of an involuntary termination or resignation for good reason upon a COC, see “Change of Control” above.
(8)    Assumes that all equity awards were assumed or substituted by the hypothetical acquiring company. No benefits are payable to the NEOs pursuant to the Change of Control Plan and there is no accelerated vesting pursuant to the terms of the applicable equity award agreements if the NEOs’ employment continues after a COC; however, Mr. Narayen’s Retention Agreement provides that all outstanding equity awards (for performance shares, however, solely to the extent shares are credited at the change of control) accelerate and are immediately exercisable and vested in full upon a COC, regardless of whether his employment is terminated.
(9)    Assumes that equity awards were not assumed or substituted by the hypothetical acquiring company. Pursuant to the terms of the applicable equity plans, any unvested portions of any outstanding equity awards that are not assumed or substituted by the acquiring company are immediately vested in full as of the date immediately prior to the effective date of the COC.
(10)    Messrs. Belsky’s and Murphy's total payments exceed their Section 280G threshold; however, receipt of the full amounts would result in a better after-tax economic position. Therefore, Messrs. Belsky’s and Murphy's payments are not subject to a reduction and Messrs. Belsky and Murphy would receive their full lump sum severance.
(11)    Mr. Chakravarthy’s total payments exceed his Section 280G threshold, and a cutback of severance payments would result in a better after-tax economic position. Therefore, Mr. Chakravarthy’s payments are subject to a reduction and Mr. Chakravarthy would receive a reduced severance payment.
60 | Adobe Inc.

Equity Compensation Plan Information

The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of November 27, 2020, including our 2020 Employee Stock Purchase Plan (“2020 ESPP”), 2003 Plan and 2019 Plan, plus certain non-stockholder-approved equity compensation plans and awards assumed by us (and which were not subsequently voted on by Adobe’s stockholders) in connection with certain acquisitions described below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(1)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by Adobe’s stockholders	8,398,958	(3)	—	50,618,758	(4)
Equity compensation plans not approved by Adobe’s stockholders(5)	61,070		$61.92	—
Total	8,460,028		$61.92	50,618,758
_________________________
(1)    Rights include performance shares and RSUs.
(2)    Weighted-average exercise prices are calculated without regard to performance shares and RSUs, which do not have any exercise price.
(3)    Includes 454,040 shares of common stock issuable pursuant to the terms of our 2018 Performance Share Program at maximum levels (200%) as of November 27, 2020. However, 173,710 shares were forfeited due to participants’ departure from Adobe prior to the certification date. Includes 520,936 shares of common stock issuable pursuant to the terms of our 2019 Performance Share Program at maximum levels (200%) as of November 27, 2020. This number does not include 92,682 shares at maximum levels (200%) under our 2019 Performance Share Program that were forfeited due to participants’ departure from Adobe prior to the certification date. Includes 459,166 shares of common stock issuable pursuant to the terms of our 2020 Performance Share Program at maximum levels (200%) as of November 27, 2020. This number does not include 52,894 shares at maximum levels (200%) under our 2020 Performance Shares Program that were forfeited due to participants’ departure from Adobe prior to the certification date.

(4)    Includes 12,564,605 shares that are reserved for issuance under the 2020 Employee Stock Purchase Plan as of November 27, 2020 and 38,054,153 shares that are reserved for issuance under the 2019 Equity Incentive Plan.

(5)    We assumed the outstanding stock awards under various equity incentive plans maintained by companies we acquired, as follows:

Company	Date of Acquisition
Auditude	October 18, 2011
Efficient Frontier	January 13, 2012
Behance	December 20, 2012
Neolane	July 22, 2013
Aviary	September 22, 2014
TubeMogul	December 19, 2016
Magento	June 19, 2018
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Effective December 3, 2005, our Board adopted the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan (the “Assumption Plan”), which was amended by the Committee on November 16, 2009. The Assumption Plan permits the grant of non-statutory stock options, stock appreciation rights, stock purchase rights, stock bonuses, restricted stock, restricted stock units, performance shares and performance units using shares reserved under certain assumed plans (as described below). The Assumption Plan has not been approved by our stockholders. The terms and conditions of stock awards under the Assumption Plan are substantially similar to those under our 2019 Equity Incentive Plan. In accordance with applicable Nasdaq listing requirements, we previously granted new stock awards under the Assumption Plan to our employees who were not employed by or providing services to us or any of our affiliates prior to December 3, 2005 (other than employees of certain acquired companies prior to the acquisition dates, and their respective affiliates and subsidiaries).
Our Executive Compensation Committee elected to retire all remaining outstanding share reserves under the Assumption Plan in 2015 and no additional shares will be granted out of those Assumption Plan reserves. However, the plan remains in place to govern the awards issued and outstanding thereunder and to facilitate the assumption of, and grants from, equity plan share reserves as deemed appropriate in connection with potential future acquisitions.
In addition to the Assumption Plan, as of the fiscal year ended November 27, 2020, we maintained equity compensation plans covering stock awards that were assumed by us as follows: one plan in connection with the Auditude acquisition; one plan in connection with the Efficient Frontier acquisition; one plan in connection with the Behance acquisition; one plan in connection with the Neolane acquisition; one plan in connection with the Aviary acquisition; one plan in connection with the TubeMogul acquisition; and one plan in connection with the Magento acquisition, in each case under which stock awards had been granted by these predecessor entities that remained outstanding at the time of the respective acquisition. We did not assume the reserves of the plans from which these awards were issued. The “Equity compensation plans not approved by Adobe’s stockholders” row in the “Equity Compensation Plan Information” table above shows aggregated share reserve information for these awards in addition to the Assumption Plan. No future awards may be granted under any of our acquired plans.
Please see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2020 Annual Report on Form 10-K and the notes to Consolidated Financial Statements at Note 12, “Stock-based Compensation” for further information regarding our equity compensation plans and awards.
62 | Adobe Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of February 22, 2021 by each entity or person who is known to beneficially own 5% or more of our common stock, each named executive officer (“NEO”) identified in “Executive Compensation—Summary Compensation Table” contained in this proxy statement, each of our directors, and all of our directors and current executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)		Percent of Class(4)

The Vanguard Group	38,284,290	(5)	7.99%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	37,765,781	(6)	7.88%
55 East 52nd Street New York, NY 10022
FMR LLC	26,961,979	(7)	5.62%
245 Summer Street Boston, MA 02210
Shantanu Narayen	365,345	(8)	*
John Murphy	27,706	(9)	*
Scott Belsky	28,357		*
Anil Chakravarthy	5,598		*
Abhay Parasnis	43,746		*
Amy Banse	31,412	(10)	*
Melanie Boulden	309	(11)	*
Frank Calderoni	29,061	(12)	*
James Daley	36,096	(13)	*
Laura Desmond	29,096	(14)	*
Kathleen Oberg	2,264	(15)	*
Dheeraj Pandey	2,264	(16)	*
David Ricks	3,324	(17)	*
Daniel Rosensweig	16,278	(18)	*
John Warnock	445,442	(19)	*
All directors and current executive officers as a group (19 persons)	1,122,811	(20)	*
_________________________
*    Less than 1%.
(1)    The address of each person named in the table, unless otherwise indicated, is c/o Adobe Inc., 345 Park Avenue, San Jose, California 95110.
(2)    This table is based upon information supplied by executive officers, directors and principal stockholders, as well as beneficial ownership reports filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and
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investment power with respect to the shares indicated as beneficially owned. None of the shares beneficially owned by our executive officers and directors are pledged as security.
(3)    Holdings reported include any equity awards deferred under our deferred compensation plan.
(4)    Applicable percentages are based on 479,325,592 shares outstanding on February 22, 2021, adjusted as required by rules promulgated by the SEC.
(5)    Based solely on a Schedule 13G/A filed with the SEC on February 10, 2021, reporting beneficial ownership as of December 31, 2020, with sole dispositive power as to 36,134,761 shares, shared dispositive power as to 2,149,529 shares and shared voting power with respect to 838,547 shares.
(6)    Based solely on a Schedule 13G/A filed with the SEC on January 28, 2021, reporting beneficial ownership as of December 31, 2020, with sole dispositive power as to all shares and sole voting power with respect to 32,539,340 shares.
(7)    Based solely on a Schedule 13G/A filed with the SEC on February 8, 2021, reporting beneficial ownership as of December 31, 2020, with sole dispositive power as to all shares and sole voting power with respect to 4,363,508 shares.
(8)    Shares held by the Narayen Family Trust, of which Mr. Narayen is a trustee.
(9)    Includes 11,480 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Murphy.
(10)    Includes 924 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Banse.
(11)    Includes 309 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Boulden.
(12)    Includes 924 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Calderoni.
(13)    Includes 924 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Daley.
(14)    Includes 924 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Desmond.
(15)    Includes 924 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Oberg.
(16)    Includes 924 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Pandey.
(17)    Includes 924 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Ricks.
(18)    Consists of 2,268 shares held by The Rosensweig 2012 Irrevocable Children’s Trust, of which Mr. Rosensweig is a trustee; 11,909 shares held by the Rosensweig Family Revocable Trust, of which Mr. Rosensweig is a trustee; 1,177 shares held by Mr. Rosensweig; and 924 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Rosensweig.
(19)    Consists of 425,636 shares held by the Warnock Family Trust, of which Dr. Warnock is a trustee; 18,882 shares held by Dr. Warnock; and 924 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Dr. Warnock.
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(20)    Includes 20,105 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by our directors and current executive officers. See also footnotes 9 through 19.
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PROPOSAL 1
Election of Directors

We currently have eleven members of our Board, all of whose terms will expire at the 2021 Annual Meeting. Stockholders will vote for the eleven nominees listed above in the section captioned “Board of Directors and Corporate Governance—Director Nominees” to serve for a one-year term expiring at our 2022 Annual Meeting of Stockholders. Each director will serve until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. Under the terms of our Restated Certificate of Incorporation, all directors of Adobe are elected to one-year terms and stand for election annually.
Each of the nominees is currently a director of Adobe and has previously been elected by our stockholders. There are no family relationships among our directors or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.
Vote Required and Board Recommendation
Our Bylaws require that each director be elected by the majority of votes cast (excluding abstentions) with respect to such director in uncontested elections. Under our Corporate Governance Guidelines, any nominee for director, in an uncontested election, who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall promptly tender his or her resignation to the Board, and the Board, after taking into consideration the recommendation of the Nominating and Governance Committee of the Board, will determine whether or not to accept the director’s resignation. The election of directors pursuant to this Proposal is an uncontested election, and, therefore, the majority vote standard will apply. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES
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PROPOSAL 2
Approval of the Adobe Inc. 2019 Equity Incentive Plan, as amended

    At the 2021 Annual Meeting, our stockholders will be asked to approve the Adobe Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”), to increase the number of shares reserved for issuance by 6 million shares of our common stock.
Our Board believes that the 2019 Plan is a vital component of our employee compensation program, since it allows us the ability to compensate our employees, consultants, and non-employee directors whose contributions are important to our success by offering them the opportunity to participate in our future performance while at the same time providing an incentive to build long-term stockholder value. We operate in a competitive market and new hire grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Both new hire grants and annual grants help keep employees’ interests aligned with the interests of our stockholders.
In February 2021, the Executive Compensation Committee, under authority delegated by the Board, approved the amendment to the 2019 Plan for the reasons discussed below, subject to approval by our stockholders. Our Board and management recommend that our stockholders approve the amendment to our 2019 Plan. If our stockholders do not approve the 2019 Plan, it will remain in effect with its current terms and conditions and the number of shares reserved for issuance will not increase.
Other than the increase in the number of shares reserved for issuance under our 2019 Plan, our 2019 Plan has not been amended in any material way since our stockholders last approved the 2019 Plan at our 2019 Annual Meeting of Stockholders.
2019 Plan Share Reserve
As of January 27, 2021, an aggregate of 34,018,438 shares of our common stock remained available for future grants under our 2019 Plan, which equates to 19,219,457 full value shares of common stock when applying the fungible ratio of 1.77. As of such date, 479,264,401 shares of our common stock were outstanding. If the increase in the number of shares reserved for issuance under the 2019 Plan is not approved, we may not have enough shares available to reliably sustain our equity grant programs in the future. We anticipate that if the amendment is approved, we will have sufficient shares to grant equity awards until approximately the 2024 Annual Meeting of Stockholders. The shares requested may, however, last for a shorter or longer period of time depending on various factors, such as the number of grant recipients, future grant practices, our stock price, and forfeiture rates.
As a high-growth cloud technology company, Adobe utilizes a value-based equity strategy across all levels of our organization as we anticipate continued revenue and headcount growth in the future. We strive to maintain an effective incentive compensation program for Adobe in light of this anticipated growth to remain competitive for talent in the company’s market and support inorganic growth via strategic acquisitions, when appropriate. We will continue to manage dilution, as discussed below, and expense as we consider both our current equity strategy and whether it is reasonable and appropriate to make changes.
Adobe is committed to effectively managing its employee equity compensation programs in light of potential stockholder dilution. For this reason, in administering our equity compensation program, we consider both our “burn rate” and our “overhang” in evaluating the impact of the program on our stockholders. We define “burn rate” as the number of equity awards granted during the fiscal year, divided by the number of weighted average shares of common stock outstanding. The burn rate measures the potential dilutive effect of our equity grants. We define “total overhang” as the stock options outstanding but not exercised and outstanding full value awards (which include restricted stock units and similar awards), plus equity awards available to be granted, divided by the total shares of common stock outstanding. The overhang measures the potential dilutive effect of outstanding equity awards plus shares available for grant in our 2019 Plan.
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    We endeavor to ensure that our burn rate and overhang approximate the average rates of our peer group, and that they are within the limits recommended by certain independent stockholder advisory groups. We calculated a burn rate (without excluding forfeited or canceled awards and including performance shares at maximum) of 200% for fiscal year 2020 using a fungible ratio of 1.77 for each share subject to a full value award (a “full value share”). From time to time, the Board also calculates the burn rate using other ratios as we evaluate our burn rate in comparison to our peers and industry standards. Our average adjusted gross burn rate for our last three fiscal years is calculated to be 1.9%, which we estimate is approximately at the 23rd percentile when compared to our peer group using a conversion ratio of 2x for each Adobe full value share subject to an award. Our total overhang at the end of fiscal year 2020 is aligned with the 55th percentile when compared to our peer group. Additionally, purchases under our share repurchase program (as described in our Annual Report on Form 10-K) have enabled us to mitigate the dilutive effect of past awards under our equity plans.

Accordingly, the Board believes that the request for an additional 6 million shares for the 2019 Plan is reasonable and prudent to allow us to replenish our share usage from previous fiscal years, to continue our current granting practices in the future, and to be able to respond to growth (both organic and inorganic), market competition, and potential stock price fluctuations.
The closing market price of our common stock on January 27, 2021 was $460.00.
Equity Awards
Our 2019 Plan is the primary equity plan we use to grant equity awards. We also have awards outstanding under the 2003 Equity Incentive Plan (the “2003 Plan”), which the 2019 Plan replaced, and the 2005 Equity Incentive Assumption Plan (the “Assumption Plan”). The then remaining share reserves under the 2003 Plan and the Assumption Plan have been retired, but the plans remain outstanding to govern the awards issued and outstanding thereunder. Additional information regarding the 2003 Plan and the Assumption Plan can be found in “Equity Compensation Plan Information” above.
As of January 27, 2021, we had, under our 2019 Plan, the 2003 Plan, the Assumption Plan and other equity plans and grants assumed as the result of acquisitions, an aggregate of 57,331 shares subject to outstanding stock options, with a weighted average exercise price of $61.99 and a weighted average remaining term of 4.27 years, as well as 9,048,063 shares issuable upon vesting of outstanding RSUs and performance shares (at maximum payout with respect to performance shares). The burn rate and overhang figures discussed above take into account equity awards granted under the 2019 Plan, the 2003 Plan and the Assumption Plan and the shares remaining available for grant under the 2019 Plan.
Governance Provisions
The 2019 Plan contains a number of provisions that we believe are consistent with the interests of our stockholders and sound corporate governance and compensation practices, including:
•Fungible share pool, with shares subject to awards other than options or stock appreciation rights counting as 1.77 shares against the total share limit
•No recycling of shares or “liberal share counting”
•No “liberal change in control” definition
•No repricing or cashout of stock options without stockholder approval
•No dividends on unvested awards
•Limits on non-employee director cash and equity compensation
•No excise tax gross ups
•The ability to clawback awards under company clawback policies and/or any recoupment requirements imposed under applicable law or listing standards
Vote Required and Board Recommendation
Stockholders are requested to approve our 2019 Plan to increase the number of shares reserved for issuance by 6 million shares of common stock. A summary of the 2019 Plan is included below in the section captioned "Summary of the 2019 Plan, and the 2019 Plan, as amended to give effect to the amendments described in this Proposal 2, is attached to this proxy statement as Annex B.
We believe that the approval of the 2019 Plan to increase the share reserve is essential to continue to grow our business. The Board believes that equity awards in meaningful amounts motivate high levels of performance, align the
68 | Adobe Inc.

interests of our employees and stockholders by giving employees the perspective of an owner with an equity stake in the company and provide an effective means of recognizing employee contributions to the success of the company. The Board believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to our continued success at recruiting and retaining the highly qualified technical and other key personnel who help the company meet its goals, as well as rewarding and encouraging current employees. The Board believes that the ability to continue granting meaningful equity awards will be important to our future success.
Approval of the 2019 Plan requires the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at this meeting. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. Our executive officers and members of the Board have a financial interest in this Proposal because they are eligible to receive awards under the 2019 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL
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Summary of the 2019 Plan
    The following paragraphs provide a summary of the principal features of the 2019 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Plan, as amended, to give effect to this Proposal 2, a copy of which has been filed with the SEC with this proxy statement as Annex B. For purposes of this summary of the 2019 Plan, the term “Committee” refers to the Executive Compensation Committee, unless the context or applicable law requires otherwise.
History. Our 2019 Plan was originally adopted by the Committee, under authority delegated by the Board, in February 2019 and approved by our stockholders in April 2019. The 2019 Plan replaced our 2003 Plan under which no further awards may be granted. This is the first amendment to the 2019 Plan since its approval by our stockholders.
Purpose. Our 2019 Plan advances the interests of Adobe and our stockholders by providing equity-based incentives that are necessary in today’s competitive labor market to attract, motivate, reward, and retain employees, consultants, directors, and other advisors upon whose judgment and contributions we depend for our success. The 2019 Plan allows us to achieve these purposes by providing for grants of stock options, stock appreciation rights, stock purchase rights, stock grants, RSUs, performance shares, and performance units.
Eligibility. We may grant awards to employees (including executive officers) and consultants of Adobe, our subsidiary corporations, or other affiliated entities of Adobe and members of our Board. Pursuant to applicable tax law, we may grant incentive stock options only to employees; however, we may grant all other awards to any eligible participant. As of January 27, 2021, we had a total of 22,572 employees, including 10 executive officers, and 10 non-employee directors who would be eligible to be granted awards from the 2019 Plan. In fiscal 2020, approximately 94% of all equity awards, on a share basis, were issued to employees who are not NEOs or directors, with approximately 60% of all employees who are not NEOs or directors receiving awards.
    Shares Subject to the 2019 Plan. We are proposing an increase in the available share reserve under the 2019 Plan by 6 million shares of our common stock. If this increase is not approved, we may not have enough shares available to reliably sustain our equity grant programs in the future. As of January 27, 2021, awards covering 6,070,488 shares were outstanding under the 2019 Plan’s existing share reserve, and 34,018,438 shares remained available for future awards under the 2019 Plan’s existing share reserve. If our stockholders approve the 2019 Plan, as amended, to increase the share reserve, then the maximum aggregate number of shares that may be issued under the 2019 Plan will be increased from 46,000,000 to 52,000,000.
    Multiples for Determining the Number of Shares Available for Grant. The share reserve for the 2019 Plan is reduced by one share for each share granted pursuant to stock options or stock appreciation rights awarded at any time under the 2019 Plan, and by 1.77 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2019 Plan.
    If any award granted under the 2019 Plan expires, lapses, or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase upon failure to vest at termination of service are forfeited or repurchased, such shares will again become available for issuance under the 2019 Plan in proportion to the number of shares by which the reserve was originally reduced at the time of grant or issuance. Shares will not be treated as having been issued under the 2019 Plan, and will therefore not reduce the number of shares available for grant, to the extent an award is settled in cash (other than stock appreciation rights). Shares will be treated as having been issued under the 2019 Plan to the extent such shares are withheld in satisfaction of tax withholding obligations or the payment of the award’s exercise or purchase price. Upon exercise of stock appreciation rights or net exercise of options, the gross number of shares exercised will be treated as having been issued under the 2019 Plan. Shares issued under the 2019 Plan may be authorized but unissued or reacquired shares of Adobe common stock or any combination thereof.
    Share Adjustments for Changes in Capital Structure. Appropriate adjustments will be made to the number and class of shares reserved under the 2019 Plan, the other numerical limits described in the 2019 Plan and the number of shares and exercise or purchase price of outstanding awards granted under the 2019 Plan, in the event of any change in our common stock through a stock split, stock dividend, merger, reorganization, or similar change in Adobe’s capital structure, or in the event of a dividend or distribution to our stockholders in a form other than Adobe common stock (excepting normal cash dividends) that has a material effect on the fair market value of shares of Adobe common stock.
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Award Types. The 2019 Plan authorizes the award of stock options, stock appreciation rights, stock grants, stock purchase rights, RSUs, performance shares, and performance units and cash-based amounts (including, without limitation, retainers) for services as a director.
Administration. The 2019 Plan is administered by the Board and the Committee (the “Plan Administrator”). The Board authorizes grants of awards to directors pursuant to the terms of the 2019 Plan. The Committee, which consists entirely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, is authorized to grant all types of awards to employees, executive officers and consultants. Subject to the provisions of the 2019 Plan and the authority delegated to it by the Board, the Committee determines, in its discretion, the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Plan Administrator interprets the 2019 Plan and may also establish rules and policies for administration of the 2019 Plan. The Plan Administrator has the power and authority to make all determinations and take any actions with respect to the 2019 Plan and awards granted under the 2019 Plan that the Plan Administrator deems advisable and otherwise not inconsistent with the 2019 Plan terms or applicable law.
In addition, the Board has delegated to the Management Committee for Employee Equity Awards, which currently consists of our Chief Executive Officer and our Chief People Officer & Executive Vice President, Employee Experience, the authority to grant RSUs to eligible employees who are not executive officers, directors or consultants in accordance with granting guidelines, vesting schedules and share limits approved by the Committee. The Board has also delegated to the Acquired Company & Retention Equity Awards Committee (the “CEO Committee”), consisting of the Chief Executive Officer, in his capacity as a member of the Board, the authority to grant new hire and retention RSU awards with customized vesting schedules, and to approve the assumption of outstanding awards in an acquisition and the granting of stock option, performance share and RSU awards to employees of the acquired company who continue as non-executive officers. The CEO Committee is also authorized to grant RSUs to consultants.
Stock Options. The Plan Administrator may grant stock options under the 2019 Plan. The exercise price of each stock option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another stock option in a manner qualifying under Sections 409A and 424(a) of the Code). In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any subsidiary corporation of Adobe (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.
The Plan Administrator may permit payment of the exercise price of an option in such form of consideration as approved by the Plan Administrator to the extent permitted by applicable law.
Stock options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Plan Administrator. Stock options granted under the 2019 Plan will expire not later than seven years from the date of grant and in no event will the term of an incentive stock option granted to a Ten Percent Stockholder exceed five years. Subject to appropriate adjustment in the event of a change in our capital structure, we may not grant to any one employee in any fiscal year stock options which, together with Freestanding SARs (as defined below) granted that year, cover more than 4,000,000 shares in the aggregate.
Stock Appreciation Rights. The Plan Administrator may grant stock appreciation rights either in tandem with a related stock option (a “Tandem SAR”) or independently of any stock option (a “Freestanding SAR”). A Tandem SAR requires the stock option holder to elect either the exercise of the underlying stock option for shares of common stock which will result in the surrender of the related Tandem SAR, or the exercise of the Tandem SAR which will result in the surrender of the related stock option. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Plan Administrator, provided that a Freestanding SAR will expire not later than seven years from the date of grant. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year Freestanding SARs which, together with any stock options granted that year, cover in the aggregate more than 4,000,000 shares.
Upon the exercise of a stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Plan Administrator’s discretion, we may pay this stock price appreciation in cash, in shares of
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common stock whose fair market value on the exercise date equals the payment amount, or a combination of both. Payment generally is made in a lump sum as soon as possible following exercise.
Repricing Prohibition. Repricing a stock option or a stock appreciation right is prohibited without prior stockholder approval.
Stock Awards. Stock awards may be granted under the 2019 Plan in the form of a stock grant, a stock purchase right or an RSU. No monetary payment is required for receipt of shares pursuant to a stock grant or RSU, except that the participant must furnish consideration in the form of cash or past or future services rendered having a value not less than the par value of the shares acquired, to the extent required by law. The purchase price for shares issuable under each stock purchase right will be established by the Plan Administrator in its discretion and may be paid in cash, by check, in cash equivalent, by such other lawful consideration as approved by the Plan Administrator, or any combination thereof.
Stock awards may be granted by the Plan Administrator subject to such restrictions for such periods as determined by the Plan Administrator and set forth in a written agreement between Adobe and the participant, and neither the award nor the shares acquired pursuant to the award may be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant’s continued service or other factors, such as the attainment of one or more performance goals established by the Plan Administrator.
Unless determined otherwise by the Plan Administrator, a participant generally will have all the rights of a stockholder, including voting rights and the right to receive dividends with respect to shares underlying a stock grant or stock purchase right. The Plan Administrator may grant dividends or dividend equivalent rights with respect to stock grants, stock purchase rights and RSUs but payments with respect to such dividends or dividend equivalent rights will not be made unless the related award vests. Subject to appropriate adjustment in the event of any change in our capital structure, the 2019 Plan limits the granting of stock awards in any fiscal year to any one employee to 1.5 million shares in the aggregate.
Performance Awards. The Plan Administrator may grant performance shares and performance units (“performance awards”) subject to such conditions and the attainment of such performance goals over such periods as the Plan Administrator determines. Performance shares and performance units are unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of one share of common stock and $100 per unit, respectively. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. The final amount payable under a performance award in settlement of the performance award will depend on the extent to which the performance goals are attained during the performance period, as determined by the Committee. We may settle performance awards to the extent earned in cash, shares of our common stock (including shares of restricted stock) or a combination of both. The Plan Administrator may grant dividend equivalent rights with respect to performance shares for cash dividends, which may be paid to the participant in the form of cash, shares of common stock or a combination of both but will only be payable if the related performance shares are earned.
Subject to appropriate adjustment in the event of any change in our capital structure, the 2019 Plan limits the granting of performance shares to any one employee to the number that could result in the employee receiving more than 1.5 million shares in the aggregate during any fiscal year or performance units to any one employee to the number that could result in the employee receiving more than $2,500,000 during any fiscal year of the company.
Performance goals will be based on the achievement of company-wide, divisional or individual goals or any other basis determined by the Plan Administrator in its discretion.
Following completion of the applicable performance period, the Plan Administrator will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Plan Administrator may otherwise make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the Plan Administrator.
Award Limits. Awards granted in previous fiscal years will not count toward award limits in subsequent years, even if awards from previous fiscal years are earned or settle in future years. In addition, more than one award of the same type can be granted in a fiscal year, as long as the aggregate number of shares of common stock granted pursuant to all awards of that type do not exceed the fiscal year limit applicable to that award type. Subject to appropriate adjustment in the event
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of any change in our capital structure, the 2019 Plan limits the value of the aggregate cash-based and stock-based awards granted in any fiscal year to any one non-employee director to $1.5 million in the aggregate.
Clawback/Recovery. Any award granted under the 2019 Plan is subject to recovery pursuant to any clawback requirements that the Plan Administrator sets forth in the award agreement and any clawback policy that Adobe has adopted or otherwise is required to adopt under applicable law. In addition, performance-based awards granted under the 2019 Plan to our executive officers are subject to recovery pursuant to the clawback policy adopted by the Board.
Change of Control. In the event of a “Change of Control” (as defined in the 2019 Plan), the surviving, continuing successor or purchasing entity or its parent may, without the consent of any participant, either assume Adobe’s rights and obligations under outstanding awards or substitute substantially equivalent equity awards. If the acquiring entity elects not to do so, then all unexercised and unvested portions of all outstanding awards will become immediately exercisable and vested in full, except that vesting of performance share awards will be based on achievement of applicable performance goals determined as of the Change of Control, unless the Committee determines otherwise. Any awards which are not assumed or replaced in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.
Equity awards granted to directors generally provide under the applicable award agreements that the awards will fully accelerate immediately prior to the effective date of a Change of Control, subject to the consummation of the Change of Control.
In the event of a Change of Control or other similar transactions, our executive officers are either covered by the terms of a separate retention agreement or the 2020 Executive Severance Plan in the Event of a Change of Control (“Change of Control Plan”), which provide for certain acceleration benefits applicable to equity awards in the event of a Change of Control. Benefits under the Change of Control Plan require both a qualifying change of control and a qualifying termination of employment within three months prior and twelve months after the occurrence of a Change of Control (see “Compensation Discussion and Analysis—Other Benefits and Programs—Severance and Change of Control Compensation” and “Executive Compensation—Change of Control” contained in this proxy statement for more information).
Transferability. Generally, awards under the 2019 Plan may not be transferred except by will or the laws of descent and distribution, and may be exercised during a participant’s lifetime only by the participant.
    Tax Withholding. To the extent permitted by law, we may deduct from the shares issuable to a participant upon the exercise or settlement of an award, or accept from the participant the tender of, shares having a value equal to all or any part of the tax withholding obligations; provided that, the value of shares withheld or tendered to satisfy any such tax withholding obligations may not exceed the amount determined by the Plan Administrator or the amount of taxes owed by the participant up to the maximum statutory tax rate in the participant’s applicable jurisdiction.

Termination or Amendment. The 2019 Plan will continue in effect until the first to occur of (1) its termination by the Board, or (2) the date on which all shares available for issuance under the 2019 Plan have been issued and all restrictions on such shares under the terms of the 2019 Plan and the agreements evidencing awards granted under the 2019 Plan have lapsed. All incentive stock options must be granted, if at all, within ten years from the earlier of the date the 2019 Plan was adopted by the Board or the Committee or the date the 2019 Plan was approved by our stockholders.
    The Plan Administrator may terminate or amend the 2019 Plan at any time, provided that without stockholder approval, the 2019 Plan cannot be amended to effect any change that would require stockholder approval under any applicable law, regulation or rule. Further, generally no termination or amendment of the 2019 Plan may adversely affect an outstanding award without the participant’s consent, unless such termination or amendment is necessary to comply with applicable law, regulation, or rule.
Summary of Federal Income Tax Consequences
    The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the 2019 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances, and, among other considerations, does not describe state, local, or international tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.
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Incentive Stock Options. A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
If a participant holds stock acquired through the exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, Adobe will not be entitled to any income tax deduction.
Generally, if the participant disposes of the stock before the expiration of either of those holding periods described above (a “disqualifying disposition”), then at the time of such disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (1) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (2) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long term or short term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Adobe will be entitled to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
Nonstatutory Stock Options and Stock Appreciation Rights. A participant generally recognizes no taxable ordinary income as a result of the grant of a nonstatutory stock option or stock appreciation right with a per share exercise price equal to not less than the fair market value of a share of the underlying stock on the date of grant. Upon exercise of a nonstatutory stock option or stock appreciation right, the participant generally recognizes ordinary income in the amount equal to the excess of the fair market value of the exercised shares on the date of purchase over the exercise price of such shares. Generally, Adobe will be entitled to an income tax deduction in the taxable year in which such ordinary income is recognized by the participant.
Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the stock on the exercise date, will be taxed as capital gain or loss.
Stock Grants and Stock Purchase Rights. A participant acquiring stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” and the participant’s purchase price, if any. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable, or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long term or short term depending on whether the stock was held for more than one year. Adobe generally will be entitled to a corresponding income tax deduction in the taxable year in which ordinary income is recognized by the participant.
Restricted Stock Units. A participant generally recognizes no taxable ordinary income as a result of the grant of an RSU award. In general, the participant will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance. Adobe generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant for the taxable year in which such ordinary income is recognized by the participant.
Performance Awards. A participant generally will recognize no income as a result of the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants generally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any unrestricted shares received. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in “Stock Grants and Stock Purchase Rights.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date,” will be taxed as a capital gain or loss. Adobe generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant for the taxable year in which such ordinary income is recognized by the participant.
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Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2019 Plan with a deferral feature generally will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation actually or constructively is received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Awards under the 2019 Plan
    Awards under the 2019 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the amended 2019 Plan in the future are not determinable at this time. No awards have been granted that are contingent on the approval of the amendment to the 2019 Plan.
    Pursuant to the terms of our current 2021 and 2022 Non-Employee Director Compensation Policy, our eligible directors will each receive, on the day of the 2021 Annual Meeting, an annual grant of RSUs under the 2019 Plan, which will vest 100% on the day of our next annual meeting of stockholders. The annual grant is valued at $300,000 per director (on the date of grant) and is converted into RSUs as described in “Director Compensation—Equity Awards” in this proxy statement. The aggregate dollar value of anticipated awards to be made to our ten non-employee directors eligible to receive awards under the 2019 Plan on April 20, 2021 (the day of the scheduled date of the 2021 Annual Meeting), based on the valuation method described under “Director Compensation—Equity Awards” in this proxy statement, is $3,000,000. As of January 27, 2021, there were 6,070,488 shares of common stock subject to outstanding unvested RSUs and performance shares (at maximum payout with respect to performance shares) under the 2019 Plan. No stock options have been granted under the 2019 Plan.
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PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending on December 3, 2021, and urges you to vote for ratification of KPMG’s appointment. KPMG has audited our financial statements since fiscal year 1983. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Adobe and its stockholders.
We expect representatives of KPMG to be present at the 2021 Annual Meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of KPMG will have the opportunity to make a statement if they so desire.
Vote Required and Board Recommendation
Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at this meeting. Abstentions will not have any effect on the outcome of this Proposal and there will be no broker non-votes with respect to this Proposal because it is the only item on the agenda on which brokers may exercise their discretion to vote for or against the Proposal in the absence of instruction from the beneficial owners.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL
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Principal Accounting Fees and Services
During fiscal years 2020 and 2019, we retained KPMG to provide services in the following categories and amounts:

Fee Category	Fiscal 2020	Fiscal 2019

Audit Fees	$6,882,189	$6,048,000
Audit-Related Fees	499,874	1,271,557
Tax Fees	696,952	885,263
All Other Fees	—	—
Total	$8,079,015	$8,204,820
Audit fees include the audit of Adobe’s annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes audit related work over our ongoing adoption of new accounting standards and acquisitions.
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees primarily related to due diligence in connection with completed acquisitions and service organization control examinations.
Tax fees consist of fees for professional services for tax compliance and consulting, including for matters related to the Tax Cuts and Jobs Act. This category includes fees primarily related to the preparation and review of federal, state, and international tax returns and assistance with tax audits.
All other fees include assurance services not related to the audit or review of our financial statements. This category includes fees primarily related to due diligence in connection with proposed acquisitions and review of finance integration strategy and process for its acquired companies.
Our Audit Committee determined that the rendering of non-audit services by KPMG is compatible with maintaining the independence of KPMG.
Audit Committee Pre-Approval Policy
It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by KPMG. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee’s charter gives the Audit Committee the power to delegate to a subcommittee when appropriate, or to one or more members of the Audit Committee, the authority to address and grant any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.
All services related to audit fees, audit-related fees, tax fees, and all other fees provided by KPMG during fiscal years 2020 and 2019 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.
For more information on KPMG, please see “Report of the Audit Committee.”
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Report of the Audit Committee
The Audit Committee’s role includes assisting the Board in fulfilling its responsibilities related to the oversight of our financial, accounting, and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory, and ethical requirements. The Audit Committee is responsible for the appointment, compensation, engagement, retention, termination, and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; reviewing the auditors’ report and critical audit matters; monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation; reviewing the company’s policies and practices with respect to swaps transactions; overseeing Adobe’s worldwide investment policy; and overseeing the performance of our internal audit function. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also reviews and discusses with management the adequacy and effectiveness of the company’s information and technology security policies and the internal controls regarding information and technology security, cybersecurity, and privacy. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held eight meetings during fiscal year 2020. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting, and other advisors, at Adobe’s expense.
Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable Nasdaq listing standards. Each Audit Committee member meets Nasdaq’s financial sophistication requirements, and the Board has further determined that each Audit Committee member is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq, a copy of which can be found on our website at: http://www.adobe.com/investor-relations/governance.html.
The Audit Committee is involved in closely monitoring and negotiating KPMG’s annual audit fees and any audit-related, tax, or other fees that arise during the year. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm in connection with the committee’s determination of whether to continue to retain KPMG or engage another firm as Adobe’s independent external auditor.
In the course of these reviews, the committee has considered, among other things:
•KPMG’s historical and recent performance, including the results of an internal survey of KPMG’s service, quality, and professional reputation, utilizing the questionnaire published by the Center for Audit Quality;
•external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on KPMG and its peer firms;
•the value of KPMG’s services in light of the fees charged to Adobe;
•KPMG’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;
•KPMG’s capability and expertise in handling the breadth and complexity of our worldwide operations;
•KPMG’s integrity and objectivity; and
•KPMG’s independence.
Based on this evaluation, including the factors discussed above, the Audit Committee has concluded that KPMG is independent and believes it is in the best interests of Adobe and its stockholders to retain KPMG to serve as the company’s
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independent registered public accounting firm for fiscal year 2021. Accordingly, the Audit Committee has reappointed KPMG as Adobe’s independent external auditor for fiscal year 2021.
We have reviewed and discussed with management and KPMG our audited financial statements. We discussed with KPMG and Adobe’s internal auditors the overall scope and plans of their audits. We met with KPMG, with and without management present, to discuss results of its examinations, its evaluation of Adobe’s internal controls, and the overall quality of Adobe’s financial reporting.
We have reviewed and discussed with KPMG matters required to be discussed pursuant to the PCAOB Auditing Standard 1301 “Communications with Audit Committees” and Rule 2-07 of Regulation S-X, “Communications with Audit Committees.”  We have received from KPMG the written disclosures and letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with KPMG’s independence.

Based on the reviews and discussions referred to above and our review of Adobe’s audited financial statements for fiscal year 2020, we, the Audit Committee as of the end of fiscal year 2020, recommended to the Board that Adobe’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 27, 2020, for filing with the SEC.
Respectfully submitted,
AUDIT COMMITTEE
Kathleen Oberg, Chair
James Daley
Dheeraj Pandey
Daniel Rosensweig

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PROPOSAL 4
Advisory Vote on Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, Adobe is asking its stockholders to cast a non-binding, advisory vote to approve the fiscal year 2020 compensation of our named executive officers as disclosed in this proxy statement (our “NEOs”). This Proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.
As described in detail under the heading “Compensation Discussion and Analysis” within the Executive Compensation section of this proxy statement, our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders, as well as attract, motivate, and retain key employees who are critical to our success. Under these programs, our executive officers, including our NEOs, are motivated to achieve specific financial and strategic objectives that are expected to increase stockholder value. Please read the “Compensation Discussion and Analysis” and the accompanying tables and narrative discussion for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs. Biographical information regarding our executive officers is contained in the section titled “Executive Officers”.
Advisory Vote and Board Recommendation; Vote Required
We request stockholder approval of the fiscal year 2020 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion that accompanies the compensation tables within the Executive Compensation section of this proxy statement). We encourage you to review the “Compensation Discussion and Analysis” and accompanying compensation tables and narrative discussion elsewhere in this proxy statement for a description and analysis of our principal executive compensation actions and decisions for fiscal year 2020.
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices and disclosures described in this proxy statement.
Accordingly, we ask that you vote “FOR” the following resolution at this meeting:
“RESOLVED, that the stockholders of Adobe Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in the company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the accompanying compensation tables and narrative discussion within the Executive Compensation section of this proxy statement.”
Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at this meeting. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. As an advisory vote, the outcome of the vote on this Proposal is not binding upon us or our Board. However, our Executive Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our executive officers. We hold such advisory votes on executive compensation each year and will hold another advisory vote at our 2022 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL
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Information About the
Meeting, Voting and Proxies

Date, Time, and Place of Meeting

Date & Time	Location	Record Date
Tuesday, April 20, 2021 9:00am Pacific Time	Virtual www.virtualshareholdermeeting.com/ADBE2021	Close of business on February 22, 2021

Quorum for the Annual Meeting
In order to have a quorum to hold the meeting and conduct business, a majority of our outstanding shares entitled to vote as of the record date must be present at the meeting. Your shares will be counted as present at the meeting if:
•you are entitled to vote and you are present in person at the meeting; or
•you have properly voted by proxy online, by phone, or by submitting a proxy card or voting instruction card.
Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
Proxy Materials are Available on the Internet
We have elected to provide access to our proxy materials, including this proxy statement, our 2020 Annual Report, and a form of proxy card, over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed on or about March 5, 2021 to most of our stockholders who owned our common stock at the close of business on the Record Date. The Notice of Internet Availability contains instructions about how to access our proxy materials over the Internet and vote online or by telephone. The Notice of Internet Availability will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.
If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended November 27, 2020, as filed with the SEC, are also available at http://www.proxyvote.com, as well as at http://www.adobe.com/ADBE.
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Participating in Our Virtual Annual Meeting
This year’s Annual Meeting will be accessible only through the Internet. We have adopted a virtual format for our Annual Meeting to make participation accessible for stockholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location.
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the Record Date, or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at http://www.virtualshareholdermeeting.com/ADBE2021, you must enter the 16-digit control number found on your Notice of Internet Availability or proxy card next to the label “Control Number” for postal mail recipients or within the email for electronic delivery recipients.

Stockholders may submit questions online shortly before and during the Annual Meeting at http://www.virtualshareholdermeeting.com/ADBE2021. A copy of the Annual Meeting rules of conduct will be available online at the Annual Meeting. We will post questions and answers if applicable to Adobe’s business on our Investor Relations website shortly after the meeting.

We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on April 20, 2021. If you have difficulty accessing the meeting, please call 1-800-586-1548 (toll free) or 303-562-9288 (international). We will have technicians available to assist you.
Voting
How to Vote
Who Can Vote
Each stockholder is entitled to one vote for each share of common stock held on each of the matters to be voted on. Only holders of record of Adobe common stock at the close of business on February 22, 2021 (the “Record Date”) may attend and vote at the meeting. As of the Record Date, there were 479,325,592 shares of our common stock outstanding and entitled to vote at the meeting.
A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal executive offices at 345 Park Avenue, San Jose, California 95110 for the ten days prior to the meeting for any purpose related to the meeting, and will be available during the entire time of the virtual Annual Meeting.
Voting at the Virtual Annual Meeting
Stockholders of Record
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting.
Beneficial Owners of Shares Held in Street Name
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.
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Voting without Attending the Virtual Annual Meeting
Whether you hold shares directly as a registered stockholder or beneficially in street name, you may vote without attending the meeting or prior to the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, trustee, or nominee.
Online (or by Phone)
You may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. When voting online, the identity of each stockholder is authenticated using a 16-digit control number found on the Notice of Internet Availability.
By Mail
If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.
Changing your Vote
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date or by voting by phone or online, either of which must be completed by 11:59 p.m. Eastern Time on April 19, 2021; or by attending the meeting and voting in person by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.
Uninstructed Shares
Stockholders of Record
If you are a registered stockholder of record and you indicate when voting online or by phone that you wish to vote as recommended by the Board, or you sign, date, and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their best judgment with respect to any other matters properly presented for a vote at the meeting.
Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.
Routine and Non-Routine Proposals
The following proposal is considered a routine matter:
•The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 3, 2021 (Proposal 3).
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A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3.
The following proposals are considered non-routine matters:
•Election of directors (Proposal 1);
•Approval of the 2019 Equity Incentive Plan, as amended, to increase the available share reserve by 6,000,000 shares (Proposal 2); and
•Advisory vote on executive compensation (Proposal 4).
A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposals 1, 2, and 4.
Reporting of Voting Results
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
Householding of Proxy Materials
To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC known as “householding,” which is available to both registered stockholders and beneficial owners of shares held in street name. Householding allows multiple stockholders having the same last name and residing at the same address the convenience of receiving a single copy of our Notice of Internet Availability, 2020 Annual Report and proxy materials, as applicable, unless we have received contrary instructions from one or more of the stockholders. Stockholders participating in householding will continue to receive separate proxy cards.
Registered Stockholders
If you are a registered stockholder and would like to enroll in this service, withdraw from this service, or receive additional copies of our Notice of Internet Availability, 2020 Annual Report and proxy materials, as applicable, mailed to you, please contact Broadridge Financial Solutions, Inc., either by calling 1-800-542-1061 (toll free), or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.
Annual Report
Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended November 27, 2020. The 2020 Annual Report contains audited financial statements covering our fiscal years ended November 27, 2020, November 29, 2019, and November 30, 2018. Copies of our Annual Report on Form 10-K for the fiscal year ended November 27, 2020, as filed with the SEC, are available free of charge on our website at http://www.adobe.com/adbe or you can request a copy free of charge by calling 408-536-4700 or sending an email to adobe@kpcorp.com. Please include your contact information with the request.
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Proxy Solicitation Costs
The Board is soliciting proxies for this year’s Annual Meeting of Stockholders. We will bear the expense of soliciting proxies and have retained Innisfree M&A Incorporated, for a fee of $20,000 plus reasonable out-of-pocket expenses, to help us solicit proxies from brokers, bank nominees, and other institutional owners. Our directors and employees (without additional compensation) may also solicit proxies in person, by telephone or email. We will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Stockholder Proposals and Nominations for the Next Annual Meeting
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than November 5, 2021. A stockholder nomination of one or more director candidates for election to the Board to be included in our proxy statement for an annual meeting (a “proxy access nomination”) may be included in such proxy statement and properly brought before the 2022 Annual Meeting of Stockholders as long as we receive information and notice of the proxy access nomination in compliance with the requirements set forth in Article III, Section 6 of our Bylaws, addressed to the Corporate Secretary at our principal executive offices no later than November 5, 2021, nor earlier than October 6, 2021.
In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 or a stockholder nomination of a director candidate that is not a proxy access nomination may be brought before the 2022 Annual Meeting of Stockholders so long as we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Corporate Secretary at our principal executive offices, no later than December 5, 2021 nor earlier than November 5, 2021 for nominations for election to the Board and for all other business, no later than November 5, 2021 nor earlier than October 6, 2021.

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ANNEX A
Non-GAAP Measures

The attached proxy statement includes non-GAAP operating income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
For our internal budgeting and resource allocation process, we use non-GAAP financial measures which exclude: (A) stock-based and deferred compensation expense; (B) amortization of intangibles; (C) investment gains and losses; (D) income tax adjustments; and (E) the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes.
We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our operational performance and give us a better understanding of how we should invest in research and development and fund infrastructure and go-to-market strategies. We use these measures to help us make budgeting decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses and to facilitate our internal comparisons to our historical operating results. In addition, we believe these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management and to compare operating results across accounting periods and to those of our peer companies.
As described above, we exclude the following items from one or more of our non-GAAP measures:
A.     Stock-based and deferred compensation expenses. Stock-based compensation expense consists of charges for employee restricted stock units, performance shares and employee stock purchases in accordance with current GAAP including stock-based compensation expense associated with any unvested options and restricted stock units assumed in connection with our acquisitions. As we apply current stock-based compensation accounting standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures. Deferred compensation expense consists of charges associated with movements in our deferred compensation plan liability. Although stock-based compensation and deferred compensation expenses constitute ongoing and recurring expenses, such expenses are excluded from non-GAAP results because they are not expenses that typically require current cash settlement by us and because such expenses are not used by us to assess the core profitability of our business operations. We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding these items from various non-GAAP measures facilitates comparisons to our competitors’ operating results.
B.     Amortization of intangibles. We recognize amortization expense of intangibles in connection with our acquisitions. Intangibles include (i) purchased technology, (ii) trademarks, (iii) customer contracts and relationships, and (iv) other intangible assets. In accordance with GAAP, we amortize the fair value of the intangibles based on the pattern in which we expect the economic benefits of the intangibles will be consumed as revenue is generated. Although the intangibles generate revenue for us, we exclude this item because the expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance, liquidity and our ability to invest in research and development, and fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates our internal comparisons to our historical operating results and comparisons to our competitors’ operating results.

C.     Investment gains and losses. We recognize investment gains and losses principally from realized gains or losses from the sale and exchange of marketable equity investments, other-than-temporary declines in the value of marketable and non-marketable equity securities, unrealized holding gains and losses associated with our available-for-sale securities and deferred compensation plan assets (classified as trading securities), gains and losses on the sale of equity securities held indirectly through investment partnerships, and gains and losses associated with the recording of equity or cost method investments to fair value upon obtaining control through a business combination, as required by GAAP. We do not actively trade publicly held securities nor do we rely on these securities positions for funding our ongoing operations. We exclude investment gains and losses on these equity securities because these items are unrelated to our ongoing business and operating results.
D.     Income tax adjustments. Our income tax expense is based on our GAAP taxable income and actual tax rates in effect, which can differ significantly from the non-GAAP tax rate applied to our non-GAAP financial results. In arriving at our non-GAAP tax rate, certain non-recurring and period-specific income tax adjustments, such as a one-time tax charge in connection with an acquisition, resolution of certain income tax audits and any significant financial impacts and certain indirect effects resulting from tax legislation or changes to our trading structure are made to help us assess the core profitability of our business operations. This non-GAAP tax rate could be subject to change for several reasons, including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. In addition, excluding this item from various non-GAAP measures facilitates our internal comparisons to our historical operating results.
E.     Income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Excluding the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to our ongoing operations.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.

Reconciliation
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this proxy statement (in millions, except per share data).

	Year Ended
	November 27, 2020	November 29, 2019
Operating income:

GAAP operating income	$4,237	$3,268
Stock-based and deferred compensation expense	924	798
Amortization of intangibles	360	395
Non-GAAP operating income	$5,521	$4,461

Earnings per share:

GAAP diluted earnings per share	$10.83	$6.00
Stock-based and deferred compensation expense	$1.90	$1.62
Amortization of intangibles	$0.74	$0.80
Investment (gains) losses, net	$(0.03)	$(0.10)
Income tax adjustments	$(3.34)	$(0.45)
Non-GAAP earnings per share	$10.10	$7.87

Shares used in computing diluted earnings per share	485	492

Annex B

ADOBE INC.
2019 EQUITY INCENTIVE PLAN
(as amended and restated as of ________________________)

1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
        1.1    Establishment. Adobe Inc., a Delaware corporation, established the Adobe Inc. 2019 Equity Incentive Plan (the “Plan”) effective as of April 11, 2019, the date of its initial approval by the stockholders of the Company (the “Effective Date”).
        1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights (“SARs”), Stock Purchase Rights, Stock Grants, Restricted Stock Units, Performance Shares, and Performance Units. In addition, the Plan provides for certain cash-based amounts for service as a Director.
        1.3    Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the Committee or the date the Plan is duly approved by the stockholders of the Company.
2.DEFINITIONS AND CONSTRUCTION.
        2.1    Definitions. Whenever used herein, the terms set forth in Appendix I shall have their respective meanings set forth in Appendix I.
        2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.ADMINISTRATION.
3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent consistent with applicable law (including but not limited to Delaware General Corporation Law Section 152 or 157(c)), the Board may, in its discretion, delegate to a committee comprised of one or more Officers (any such committee, an “Officer Committee”) the authority to designate Employees (other than themselves) to receive one or more Stock Awards, Options or rights to acquire shares of Stock and to determine the number of shares of Stock subject to such Stock Awards, Options and rights, without further approval of the Board or the Committee. Any such grants will be subject to the terms of the Board resolutions providing for such delegation of authority.
3.3    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
    (a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

    (b)    to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
    (c)    to determine the Fair Market Value of shares of Stock or other property;
    (d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
    (e)    to determine whether an Award of SARs, Restricted Stock Units or Performance Shares or Performance Share Units will be settled in shares of Stock, cash, or in any combination thereof;
    (f)    to approve one or more forms of Award Agreement;
            (g)    subject to Section 3.4, to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
            (h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
            (i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or customs of, non-United States jurisdictions whose citizens may be granted Awards; and
            (j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.4    Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, neither the Board nor the Committee shall approve a program providing for (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Awards having a lower exercise or purchase price, (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof or (c) except in connection with an adjustment pursuant to Section 4.2 or a transaction, the cashout of Options or SARs with an exercise price below Fair Market Value. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.
3.5    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as Officers or Employees of the Participating Company Group, members of the Board or the Committee and any Officers or Employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.SHARES SUBJECT TO PLAN.
4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be fifty-two million (52,000,000). The number of shares of Stock available for issuance under the Plan shall be reduced (a) by one share for each share issued pursuant to Options or SARs, and (b) by one and seventy seven-hundredths (1.77) shares for each share issued pursuant to Awards other than those set forth in the preceding clause (a). Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price to effect a forfeiture of unvested shares upon termination of Service, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall be added back to the Plan share reserve in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Section 4.1 and again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award (other than a SAR that may be settled in shares of Stock and/or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations pursuant to Section 13.2 shall not again become available for issuance under the Plan. Upon exercise of a SAR, whether in cash or shares of Stock, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by “net exercise” (as described in Section 6.3(a)(iv)) or tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.
4.2    Adjustments for Changes in Capital Structure. In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the ISO Share Limit (as defined in Section 5.3(b)), the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award. Notwithstanding the foregoing, unless the Committee determines otherwise, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
5.ELIGIBILITY AND AWARD LIMITATIONS.
5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Directors and Consultants. No Award shall be granted prior to the date on which such person commences Service.
5.2    Participation. Except as otherwise provided in Section 3.2, Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3    Incentive Stock Option Limitations.
(a)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person, but who is otherwise an Employee or a Director of, or a Consultant to, the Company or any of its Affiliates, may be granted only a Nonstatutory Stock Option.
(b)ISO Share Limit. Subject to adjustment as provided in Section 4.2, the maximum number of shares of Stock that may be issued upon the exercise of Incentive Stock Options granted under the Plan will equal the aggregate Share number stated in the first sentence of Section 4.1, plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any shares of Stock that become available for issuance under the Plan pursuant to Section 4.1 (the “ISO Share Limit”).

(c)    Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, each portion shall be separately identified.
(d)    Leaves of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
5.4    Award Limits.
(a)    Individual Award Limits. The following limits shall apply to the grant of any Award:
(i)Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs (as defined in Section 7.1) which in the aggregate are for more than four million (4,000,000) shares of Stock. An Option or SAR which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.
(ii)Stock Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards for more than one million five hundred thousand (1,500,000) shares of Stock in the aggregate.
(iii)Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) an Award of Performance Shares that could result in such Employee receiving from Performance Shares granted during one fiscal year of the Company more than one million five hundred thousand (1,500,000) shares of Stock in the aggregate during any fiscal year of the Company, or (B) an Award of Performance Units that could result in such Employee receiving more than two million five hundred thousand dollars ($2,500,000) during any fiscal year of the Company.
(b)    Clarification of Limits. For purposes of clarification regarding the foregoing limits, (i) Awards granted in previous fiscal years will not count against the Award limits in subsequent fiscal years even if the Awards from previous fiscal years are earned or otherwise settled in fiscal years following the fiscal year in which they are granted, and (ii) more than one Award of the same type can be granted in a fiscal year as long as the aggregate number of shares of Stock granted pursuant to all Awards of that type do not exceed the fiscal year limit applicable to that Award type.
(c)    Director Award Limits. Subject to any applicable adjustment as provided in Section 4.2, no non-employee Director shall be granted one or more Awards within any fiscal year of the Company, solely with respect to service as a Director, that in the aggregate exceed one million five hundred thousand dollars ($1,500,000) in aggregate value of cash-based and other Awards, with such value determined by the Committee and as of the date of grant of the Awards. For purposes of clarification regarding the foregoing limit, Awards granted in previous fiscal years will not count against the Award limits in subsequent fiscal years even if the Awards from previous fiscal years are earned or otherwise settled in fiscal years following the fiscal year in which they are granted.

6.TERMS AND CONDITIONS OF OPTIONS.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 409A and 424(a) of the Code.
6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder to an Employee, Consultant or Director shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions or the Plan.
6.3    Payment of Exercise Price.
(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price applicable to shares being acquired through such method, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued (unless the Company, in its discretion, permits withholding of fractional shares pursuant to a “net exercise” arrangement); provided further, however, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, or (C) shares are withheld to satisfy tax withholding obligations, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)    Limitations on Forms of Consideration.
(i)Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either (A) have been owned by the Participant for such period as necessary to avoid a charge to earnings for financial accounting purposes and not used for another Option exercise by attestation during any such period or (B) were not acquired, directly or indirectly, from the Company.
(ii)Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4    Effect of Termination of Service. An Option shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option or in another written (including electronic) agreement between the Company and the Participant.
6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act or other applicable law.
7.TERMS AND CONDITIONS OF SARS.
SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.
7.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.
7.3    Exercisability and Term of SARs.
(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of seven (7) years after the effective date of grant of such SAR.
7.4    Exercise of SARs. Upon the exercise of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.5    Effect of Termination of Service. A SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR or in another written (including electronic) agreement between the Company and the Participant.
7.6    Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.
8.TERMS AND CONDITIONS OF STOCK AWARDS.
Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Grant, a Stock Purchase Right or a Restricted Stock Unit, and the number of shares of Stock or units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1    Types of Stock Awards Authorized. Stock Awards may be in the form of a Stock Grant, a Stock Purchase Right or a Restricted Stock Unit. Stock Awards may be granted or vest upon such conditions as the Committee shall determine, including, without limitation, Service to a Participating Company or upon the attainment of one or more Performance Goals.
8.2    Purchase Price. The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Grant or Restricted Stock Unit.
8.3    Purchase Period. A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right.
8.4    Payment of Purchase Price. At the time of grant of a Stock Purchase Right, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Stock acquired pursuant to the Stock Purchase Right. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof, in each case consistent with any requirements under applicable law regarding payment in respect of the “par value” of the Stock. The Committee may at any time or from time to time grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.
8.5    Vesting; Restrictions on Transfer; Deferral. Shares issued pursuant to any Stock Award (including, without limitation, the percentage of actual achievement relative to pre-established target Performance Goals) may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, a Performance Award Formula and/or Performance Goals (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to a Change of Control as provided in Section 11, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. Restricted Stock Units may be subject to such conditions that may delay the delivery of the shares of Stock (or their cash equivalent) subject to Restricted Stock Units after the vesting of such Award.
8.6    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Stock Grant or Stock Purchase Right, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. With respect to Restricted Stock Units, the Committee may, in its sole discretion, (i) provide that Dividend Equivalents shall not be paid, (ii) provide for the payment of Dividend Equivalents on Restricted Stock Units that have become nonforfeitable, (iii) provide for the accumulation until and payment of Dividend Equivalents to the extent that the Restricted Stock Units become nonforfeitable, or (iv) provide any combination thereof. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Award shall be immediately subject to the same Vesting Conditions and, if applicable, deferral elections as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made. Notwithstanding anything herein to the contrary, dividends or Dividend Equivalents may be accumulated but shall not be paid with respect to shares subject to a Stock Award unless and until the Vesting Conditions are satisfied.
8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Stock Award and set forth in the Award Agreement or in another written (including electronic) agreement between the Company and the Participant, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service, (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Grant which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service, and (iii) the Participant shall forfeit all rights in any portion of a Restricted Stock Unit award that has not vested as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8    Nontransferability of Stock Award Rights. Rights to acquire shares of Stock pursuant to a Stock Award may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.
9.TERMS AND CONDITIONS OF PERFORMANCE AWARDS. Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement (including through electronic acceptance). Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1    Types of Performance Awards Authorized. Performance Awards may be in the form either of Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
9.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100), unless the Committee determines otherwise. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
9.3    Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
9.4    Measurement of Performance Goals. The Performance Goals shall be established by the Committee on the basis of achievement of Company-wide, divisional, or individual goals or any other basis determined by the Committee in its discretion. Performance Goals may include a minimum, maximum, or target level and intermediate or other levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Goal may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Goals may differ from Participant to Participant and from Award to Award.

9.5    Settlement of Performance Awards.
(a)Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.
(c)Effect of Leaves of Absence. If required by law or determined by the Committee, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period may be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.
(d)Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(e)Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments at the election of the Participant or otherwise. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.
(f)Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
9.6    Dividend Equivalents. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents may be paid on Performance Shares that have become nonforfeitable or may be accumulated until and paid to the extent that Performance Shares become nonforfeitable or a combination thereof, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Shares as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. Notwithstanding anything herein to the contrary, Dividend Equivalents may be accumulated but shall not be paid with respect to Performance Share Awards unless and until the Performance Share Awards are earned.
9.7    Effect of Termination of Service. The effect of a Participant’s termination of Service on the Participant’s Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award or in another written (including electronic) agreement between the Company and the Participant.

        9.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.STANDARD FORMS OF AWARD AGREEMENT.
10.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.
10.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

10.3    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company has adopted or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of cause as determined by the Committee.
11.CHANGE OF CONTROL.
11.1    The Committee or the Board may, in its discretion, provide in any Award Agreement, severance plan or other individual agreement, that, in the event of a Change of Control of the Company, the Award held by a Participant shall become vested, exercisable and/or payable to such extent as specified in such document.
11.2    In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror’s stock. In the event the Acquiror elects not to assume or substitute for outstanding Awards in connection with a Change of Control, any unexercised and/or unvested portions of such outstanding Awards shall become immediately exercisable and vested in full as of immediately prior to the effective date of the Change of Control, except that vesting for Awards with performance-based vesting shall be determined based on the level of achievement of Performance Goals prior to the Change of Control, unless the Committee determines otherwise. The exercise and/or vesting of any Award that was permissible solely by reason of this paragraph 11 shall be conditioned upon the consummation of the Change in Control. Any Awards which are not assumed or replaced by the Acquiror in connection with the Change of Control nor exercised as of the time of consummation of the Change of Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change of Control.
12.COMPLIANCE WITH SECURITIES LAW.
12.1    The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of United States federal and state and non-United States law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
12.2    If the exercise of an Award, or the purchase or delivery of shares of Stock subject to an Award, following the termination of the Participant’s Service would be prohibited at any time during the applicable post-termination period solely because the issuance of shares of Stock would violate the registration requirements under the Securities Act, then the Award shall terminate on the earlier of (a) the expiration of a period of three (3) months after the termination of the Participant’s Service during which the exercise of the Award would not be in violation of such registration requirements or (b) the expiration of the term of the Award as set forth in the Award Agreement.
13.TAX WITHHOLDING.
        13.1    Tax Withholding in General. Unless prohibited by applicable law, the Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for United States federal, state, local and non-United States taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
        13.2    Withholding in Shares. Unless prohibited by applicable law, the Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group (unless the Company, in its discretion, permits a deduction or tender of fractional shares). The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount permitted by the Committee or the amount of taxes owed by the Participant up to the maximum statutory tax rate in the Participant’s applicable jurisdiction.
14.TERMINATION OR AMENDMENT OF PLAN.
The Committee may terminate or amend the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.
15.MISCELLANEOUS PROVISIONS.
15.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
15.2    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, a Consultant or a Director, or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

15.3    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.
15.4    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
15.5    Beneficiary Benefits. Subject to local laws and procedures, the Company may request appropriate written documentation from a trustee or other legal representative, court, or similar legal body, regarding any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before such representative shall be entitled to act on behalf of the Participant and before a beneficiary receives any or all of such benefit.
15.6    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, an Officer Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
15.7    Section 409A. It is intended that all of the benefits and payments provided under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A (together, with any state law of similar effect, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5), 1.409A-1(b)(6) and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the Plan and the payments and benefits to be provided hereunder are intended to, and will be construed and implemented so as to, comply in all respects with the applicable provisions of Section 409A. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), any right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate and distinct payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.
To the extent that the Committee determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code (or any similar provision). Such terms and conditions shall include, without limitation, the following provision (or comparable provision of similar effect): “To the extent that (i) one or more of the payments or benefits received or to be received by a Participant upon “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h) without regard to alternative definitions thereunder) pursuant to the Plan would constitute deferred compensation subject to the requirements of Section 409A, and (ii) the Participant is a “specified employee” within the meaning of Section 409A at the time of separation from service, then to the extent delayed commencement of any portion of such payments or benefits is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments and benefits shall not be provided to the Participant prior to the earliest of (i) the expiration of the six-month period measured from the date of separation from service, (ii) the date of the Participant’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation on the Participant. Upon the first business day following the expiration of such applicable Section 409A(a)(2)(B)(i) period, all payments and benefits deferred pursuant to this paragraph shall be paid in a lump sum to the Participant, and any remaining payments and benefits due shall be paid as otherwise provided herein.” If an Award Agreement is silent as to such provision, the foregoing provision is hereby incorporated by reference directly into such Award Agreement.
In addition, and notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance issued from time to time) or contains any ambiguity as to the application of Section 409A, the Committee may, without the Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt (or clarify the exemption of) the Award from Section 409A, (B) preserve the intended tax treatment of the benefits provided with respect to the Award, and/or (C) comply with the requirements of Section 409A and related Department of Treasury guidance.
Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any Participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

APPENDIX I

    (a)    “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

    (b)    “Award” means any Option, SAR, Stock Purchase Right, Stock Grant, Restricted Stock Unit, Performance Share, Performance Unit or for service as a Director, cash-based amounts (including, without limitation, retainers) granted under the Plan.

    (c)    “Award Agreement” means a written (including electronic) agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement, an “SAR Agreement,” a “Stock Purchase Agreement,” a “Stock Grant Agreement,” a “Restricted Stock Unit Agreement,” “a “Performance Share Agreement” or a “Performance Unit Agreement.”

    (d)    “Board” means the Board of Directors of the Company.

(e)    “Change of Control” means:
(i)    any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company;
(ii)    during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) (the “Incumbent Directors”), cease for any reason to constitute a majority thereof;
(iii)    there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own securities representing more than 50% of the combined voting power of the Company, a parent of the Company or other corporation resulting from such Transaction (counting, for this purpose, only those securities held by the Company’s stockholders immediately after the Transaction that were received in exchange for, or represent their continuing ownership of, securities of the Company held by them immediately prior to the Transaction);
(iv)    all or substantially all of the assets of the Company are sold, liquidated or distributed; or
(v)    there is a “Change of Control” or a “change in the effective control” of the Company within the meaning of Section 280G of the Code and the regulations promulgated thereunder.
(f)    “Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

    (g)    “Committee” means the Executive Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

    (h)    “Company” means Adobe Inc., a Delaware corporation, or any successor corporation thereto.

    (i)    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on, as applicable, (i) registration on a Form S-8 Registration Statement under the Securities Act, (ii) Rule 701 of the Securities Act, or (iii) other means of compliance with the securities laws of all relevant jurisdictions.

    (j)    “Director” means a member of the Board or the board of directors of any other Participating Company.

    (k)    “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) and 409A(a)(2)(C)(i) of the Code.

    (l)    “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

    (m)    “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan.

    (n)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

    (o)    “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

        (i)    If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on The Nasdaq Global Select Market, The Nasdaq Capital Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable or such other value determined by the Committee in good faith. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

        (ii)    If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

    (p)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.

    (q)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or not qualifying as an incentive stock option within the meaning of Section 422(b) of the Code.

    (r)    “Officer” means any person designated by the Board as an officer of the Company.

    (s)    “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

    (t)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

    (u)    “Participant” means any eligible person who has been granted one or more Awards.

    (v)    “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

    (w)    “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

    (x)    “Performance Award” means an Award of Performance Shares or Performance Units.

    (y)    “Performance Award Formula” means, for an Award, a formula or table established by the Committee, which provides the basis for computing the value of an Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

    (z)    “Performance Goal” means a performance goal established by the Committee.

    (aa)    “Performance Period” means a period established by the Committee at the end of which one or more Performance Goals are to be measured.

    (bb)    “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment in Stock, a cash payment equivalent, or a combination thereof, as determined in the sole discretion of the Committee, based upon achievement of one or more Performance Goals.

    (cc)    “Performance Unit” means a bookkeeping entry representing a right denominated in cash or property other than shares of Stock granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit based upon achievement of one or more Performance Goals.

    (dd)    Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 of the Plan to receive one share of Stock, a cash payment equal to the value of one share of Stock, or a combination thereof, as determined in the sole discretion of the Committee.

    (ee)    “Restriction Period” means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.

    (ff)    “SAR” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

    (gg)    “Securities Act” means the United States Securities Act of 1933, as amended.

    (hh)    “Service” means a Participant’s employment or service with the Participating Company Group as an Employee, a Consultant or a Director, whichever such capacity the Participant held on the date of grant of an Award. Unless otherwise determined by the Committee, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render service to the Participating Company Group in such initial capacity. However, a Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing and to the extent applicable Section 409A, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

    (ii)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

    (jj)    “Stock Award” means an Award of a Stock Grant, a Stock Purchase Right or a Restricted Stock Unit Award.

    (kk)    “Stock Grant” means Stock granted to a Participant pursuant to Section 8 of the Plan.

    (ll)    “Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

    (mm)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

    (nn)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

    (oo)    “Vesting Conditions” mean those conditions established in accordance with Section 8.5 of the Plan prior to the satisfaction of which shares subject to a Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK
BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O ADOBE Inc. P.O. BOX 1342 BRENTWOOD, NY 11717
Adobe Inc. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the internet, by telephone or by mail. Your internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET
Before the meeting: Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting: Go to www.virtualshareholdermeeting.com/ADBE2021

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 19, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Adobe Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D31965-P49170	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADOBE INC.

Vote on Directors						Vote on Proposals

The Board of Directors recommends a vote FOR the following:						The Board of Directors recommends a vote FOR proposals 2, 3 and 4.
1.	Election of the eleven (11) Directors proposed in the accompanying Proxy Statement to serve for a one-year term.		For	Against	Abstain			For	Against	Abstain

	1a.	Amy Banse	☐	☐	☐	2.	Approve the Adobe Inc. 2019 Equity Incentive Plan, as amended, to increase the available share reserve by 6 million shares	☐	☐	☐
	1b.	Melanie Boulden	☐	☐	☐
	1c.	Frank Calderoni	☐	☐	☐	3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on December 3, 2021.	☐	☐	☐
	1d.	James Daley	☐	☐	☐
	1e.	Laura Desmond	☐	☐	☐
	1f.	Shantanu Narayen	☐	☐	☐	4.	Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
	1g.	Kathleen Oberg	☐	☐	☐
	1h.	Dheeraj Pandey	☐	☐	☐
	1i.	David Ricks	☐	☐	☐
	1j.	Daniel Rosensweig	☐	☐	☐
	1k.	John Warnock	☐	☐	☐
Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)			Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at
https://www.proxyvote.com.

D31966-P49170

ADOBE INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints each of John Warnock and Shantanu Narayen with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually on Tuesday, April 20, 2021 at 9:00 a.m. Pacific Time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of each of the nominees listed on the reverse side for the Board of Directors, and FOR Proposals 2, 3 and 4. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)